                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                VAUGHN COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock, $.10 par value
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         4,107,058 Shares of Common Stock
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $10.00 per share proposed cash payment to be transferred to holders of 4,107,058 shares of Common Stock upon consummation of the transaction plus payment to holders of options to purchase 447,336 shares of Vaughn common stock for the spread between the $10.00 merger consideration and the exercise price of such options.
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $42,676,114
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $8,535.22
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         8,532.29
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         PRE 14A
         -----------------------------------------------------------------------
     (3) Filing Party:
         Vaughn Communications, Inc.
         -----------------------------------------------------------------------
     (4) Date Filed:
         December 24, 1998
         -----------------------------------------------------------------------

[LOGO]

                                     [LOGO]

Dear Shareholder:

    The Board of Directors of Vaughn Communications, Inc. ("Vaughn") has approved a merger in which the Company and Twin Acquisition Corp. ("TAC") will merge, with Vaughn being the surviving corporation (the "Merger").

    The Board of Directors of Vaughn and a special committee of Vaughn's independent, non-employee directors (the "Special Committee") determined that the right to receive $10.00 in cash for each share of Vaughn common stock is fair to Vaughn shareholders and is in the best interests of Vaughn shareholders. The Board of Directors of Vaughn and the Special Committee recommend that shareholders vote in favor of the Merger. Certain members of Vaughn's Board of Directors have interests in the Merger that may conflict with the interests of Vaughn shareholders generally. See "Special Factors--Conflicts of Interest" in the attached proxy statement (the "Proxy Statement").

    You are cordially invited to attend a special meeting of Vaughn shareholders (the "Special Meeting") to vote whether to approve and adopt the Merger in accordance with the Agreement and Plan of Merger, dated as of December 11, 1998, among Vaughn, TAC and, only for purposes of Section 8.11 thereof, Allied Digital, Inc., parent of TAC.

YOUR VOTE IS VERY IMPORTANT

    Whether or not you plan to attend the Special Meeting, please take the time to vote on the proposal submitted by completing and mailing the enclosed proxy card to us. Please sign, date and mail your proxy card indicating how you wish to vote. If you fail to return your proxy card, the effect will be a vote against the Merger.

    The date, time and place for the Special Meeting is:

    - February 23, 1999, at 10:00 a.m., local time

    - at Vaughn Communications, Inc.
     7951 Computer Avenue
     Minneapolis, Minnesota 55435

    The enclosed Proxy Statement provides you with detailed information about the Merger. In addition, you may obtain information about Vaughn from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

                                        Sincerely,

                                        /s/ E. David Willette

                                        E. David Willette
                                        CHIEF EXECUTIVE OFFICER

THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES REGULATORS NOR HAS THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE FAIRNESS OR MERITS OF SUCH MERGER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS PROXY STATEMENT IS DATED FEBRUARY 1, 1999, AND FIRST MAILED TO SHAREHOLDERS ON OR ABOUT FEBRUARY 1, 1999.

                          VAUGHN COMMUNICATIONS, INC.
                             5050 WEST 78TH STREET
                          MINNEAPOLIS, MINNESOTA 55435

________________________________________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 23, 1999

________________________________________________________________________________

To the Shareholders of Vaughn Communications, Inc.:

    Notice is hereby given that a special meeting of the shareholders (the "Special Meeting") of Vaughn Communications, Inc. ("Vaughn" or the "Company") will be held at the offices of Vaughn Communications, Inc., 7951 Computer Avenue, Minneapolis, Minnesota 55435 on February 23, 1999, at 10:00 a.m. local time, for the following purposes:

1. To consider and vote upon a proposal recommended by the Board of Directors of Vaughn and a special committee of Vaughn's independent non-employee directors to approve and adopt a plan of merger in accordance with the Agreement and Plan of Merger, dated as of December 11, 1998 (the "Merger Agreement"), among Vaughn, Twin Acquisition Corp. ("TAC"), a Minnesota corporation, and, only for purposes of Section 8.11 thereof, Allied Digital, Inc., parent of TAC, pursuant to which (i) TAC will be merged with and into Vaughn (the "Merger"), with Vaughn being the surviving corporation and (ii) each shareholder of Vaughn (other than shareholders who properly exercise their dissenters' rights under Minnesota law) will become entitled to receive $10.00 in cash (the "Merger Consideration") for each outstanding share of Vaughn common stock, par value $.10 per share (the "Vaughn Common Stock"), owned immediately prior to the effective date of the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement (the "Proxy Statement"). The Merger Agreement is also described in the attached Proxy Statement.

2. To act upon such other matters as may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting.

    The Board of Directors of the Company has fixed the close of business on January 20, 1999 as the record date for determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment(s) and postponement(s) of the Special Meeting. A complete list of the shareholders entitled to vote at the Special Meeting or any adjournments or postponements of the Special Meeting will be available at and during the Special Meeting.

    You have the unconditional right to revoke your proxy at any time prior to its use at the Special Meeting by:

    - attending the Special Meeting and voting in person,

    - delivering to Vaughn prior to the vote at the Special Meeting a duly executed proxy with a later date than your original proxy, or

    - giving written notice of revocation to Vaughn addressed to Mr. M. Charles Reinhart, Secretary, Vaughn Communications, Inc., 5050 West 78th Street, Minneapolis, Minnesota 55435 prior to the vote at the Special Meeting.

    If you return a proxy without specifying a choice on the proxy, the proxy will be voted "FOR" the Merger. Further information regarding the Special Meeting is in the attached Proxy Statement.

    Under Minnesota law, holders of shares of Vaughn Common Stock have the right to dissent from the Merger and to receive payment of the fair value of their shares upon compliance with the Minnesota Business Corporation Act (the "MBCA"). This right is explained more fully under "The Merger--

Dissenters' Rights" in the accompanying Proxy Statement. The dissenters' rights provisions of the MBCA are attached to the Proxy Statement as Annex C.

    You are cordially invited to attend the Special Meeting. However, whether or not you expect to attend the Special Meeting in person, please complete, sign, date and return the accompanying proxy without delay in the enclosed postage prepaid envelope. The proxy is revocable and will not be used if you are present and vote in person. If you receive more than one proxy card because you own shares registered in different names, or at different addresses, sign and return each proxy card.

                                        By order of the Board of Directors,

                                        /s/ E. David Willette

                                        E. David Willette
                                        Chief Executive Officer

Minneapolis, Minnesota
February 1, 1999

                                   IMPORTANT

    PLEASE DO NOT SEND YOUR VAUGHN COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS APPROVED AT THE SPECIAL MEETING, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................          1

SUMMARY....................................................................................................          4

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA............................................................         10

INFORMATION CONCERNING VAUGHN COMMON STOCK.................................................................         11

THE SPECIAL MEETING........................................................................................         11
  Date, Place, Time and Purpose............................................................................         11
  Matters to Be Considered at the Meeting; Effect of Approval of Merger Agreement..........................         12
  Record Date; Voting at the Meeting.......................................................................         12
  Vote Required............................................................................................         13
  Solicitation, Revocation and Use of Proxies..............................................................         13
  Surrender of Share Certificates..........................................................................         13

SPECIAL FACTORS............................................................................................         14
  Background of the Merger.................................................................................         14
  Reasons for the Merger and Recommendation of the Board of Directors......................................         17
  The Board's Recommendation...............................................................................         19
  Opinion of the Company's Financial Advisor...............................................................         19
  Certain Effects of the Merger............................................................................         24
  Conflicts of Interest....................................................................................         25
  Certain Federal Income Tax Consequences..................................................................         26

THE MERGER.................................................................................................         28
  Ownership of Capital Stock...............................................................................         28
  Benefits Under Employment Agreements.....................................................................         28
  Employment by Vaughn.....................................................................................         28
  Indemnification..........................................................................................         28
  Conduct of Vaughn's Business After the Merger............................................................         29
  Effective Time...........................................................................................         29
  Regulatory Requirements..................................................................................         29
  Dissenters' Rights.......................................................................................         30
  Financing................................................................................................         31
  Expenses of the Transaction..............................................................................         32

THE MERGER AGREEMENT.......................................................................................         33
  The Merger...............................................................................................         33
  The Surviving Corporation................................................................................         33
  Consideration to be Received in the Merger...............................................................         33
  Surrender and Payment of Shares..........................................................................         34
  Representations and Warranties...........................................................................         35
  Certain Covenants........................................................................................         36
  No Solicitation of Transactions..........................................................................         36
  Directors and Officers of Vaughn Following the Merger....................................................         37
  Indemnification..........................................................................................         38
  Financing................................................................................................         38
  Cooperation and Reasonable Efforts.......................................................................         38
  Conditions to Consummation of Merger.....................................................................         38
  Termination..............................................................................................         40
  Termination Fees.........................................................................................         41
  Amendment and Waiver.....................................................................................         41
  Expenses.................................................................................................         41
  Guaranty.................................................................................................         41

                                                                                                               PAGE
                                                                                                             ---------
INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................................         42
  Willette Subscription Agreement..........................................................................         42
  Willette Option Termination and Grant Agreement..........................................................         42
  Treatment of Options.....................................................................................         42
  Employment of Vaughn's Executive Officers................................................................         43
  Fees Payable to the Special Committee and Financial Advisor..............................................         43

DIRECTORS AND EXECUTIVE OFFICERS...........................................................................         44

BUSINESS AND OPERATIONS OF VAUGHN..........................................................................         45
  General..................................................................................................         45
  Vaughn Communications Division...........................................................................         45
  Discontinued Operations--Vaughn Products Division........................................................         48
  Former Businesses........................................................................................         48
  Backlog..................................................................................................         49
  Employees................................................................................................         49
  Compliance With Environmental Laws.......................................................................         49
  Recent Acquisitions......................................................................................         49
  Properties...............................................................................................         53
  Legal Proceedings........................................................................................         53

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA............................................................         54

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.......................         61
  Cautionary Factors That May Affect Future Results........................................................         61
  Year 2000 Compliance.....................................................................................         61
  Results of Operations--Nine Month Period Ended October 31, 1998 Compared to Nine Month Period Ended
    October 31, 1997.......................................................................................         61
  Results of Operations--Year Ended January 31, 1998 Compared to Year Ended January 31, 1997...............         62
  Results of Operations--Year Ended January 31, 1997 Compared to Year Ended January 31, 1996...............         64

OWNERSHIP OF VAUGHN COMMON STOCK...........................................................................         66

SHAREHOLDER PROPOSALS......................................................................................         68

WHERE YOU CAN FIND MORE INFORMATION........................................................................         68

INDEPENDENT AUDITORS.......................................................................................         68

OTHER MATTERS..............................................................................................         68

VAUGHN COMMUNICATIONS, INC. CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED JANUARY 31, 1998, 1997 AND
  1996.....................................................................................................        F-1

ANNEX A
Agreement and Plan of Merger...............................................................................        A-1

ANNEX B
Fairness Opinion of EVEREN Securities, Inc.................................................................        B-1

ANNEX C
Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act...................................        C-1

ANNEX D
Option Termination and Grant Agreement, dated as of December 11, 1998, by and among E. David Willette,
  Vaughn Communications, Inc. and Allied Digital Technologies Corp. .......................................        D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHY SHOULD VAUGHN MERGE WITH TAC?

    For shareholders of Vaughn Communications, Inc. ("Vaughn"), the Merger (as defined in this Proxy Statement) provides cash for their shares of common stock of Vaughn, par value $.10 per share (the "Vaughn Common Stock"), at a premium of approximately 27% over the average closing price for the four-week period immediately preceding the date that Vaughn first made any public announcement regarding the Merger. The Board of Directors and a special committee, comprised of independent, non-employee directors of Vaughn (the "Special Committee"), have determined that the Merger and the consideration to be received is fair to, and is in the best interests of, the shareholders of the Company. See "Special Factors--Reasons for the Merger and Recommendation of the Board of Directors." Certain members of Vaughn's Board of Directors have interests in the Merger that generally may be considered in conflict with the interests of Vaughn shareholders generally. See "Special Factors--Conflicts of Interest."

WHO IS TAC?

    Twin Acquisition Corp. ("TAC") is a Minnesota corporation and wholly-owned subsidiary of Allied Digital, Inc. ("ADI"), formed for the purpose of merging with and into Vaughn.

WHAT WILL BE RECEIVED IN EXCHANGE FOR VAUGHN COMMON STOCK?

    Other than shares owned by shareholders who have demanded dissenters' rights and satisfied the procedures relating to dissenters' rights, each share of Vaughn Common Stock will be converted automatically into the right to receive $10.00 per share, without interest. See "The Merger--Ownership of Capital Stock."

WHERE AND WHEN IS THE SPECIAL MEETING?

    The Special Meeting (as defined in this Proxy Statement) of Vaughn shareholders and adjournments of the Special Meeting will be held at 10:00 a.m., local time, on February 23, 1999, at the offices of Vaughn Communications, Inc., 7951 Computer Avenue, Minneapolis, Minnesota 55435 (the "Special Meeting").

HOW WILL I BE TAXED ON THE MERGER?

    For U.S. Federal income tax purposes, the receipt of cash by holders of Vaughn Common Stock will be a taxable transaction. All shareholders are urged to consult their tax advisors to determine the effect of the Merger under federal tax law (or foreign tax law where applicable), and under their own state and local tax laws. See "Special Factors--Certain Federal Income Tax Consequences."

WHAT WILL HAPPEN TO VAUGHN AFTER THE MERGER?

    After the Merger, Vaughn Common Stock will no longer be publicly traded and members of the general public will therefore no longer have the opportunity to participate in its future earnings and growth. Vaughn will be an indirect wholly-owned subsidiary of Allied Digital Technologies Corp., a Delaware corporation ("Allied"). After the Merger, shares of Vaughn Common Stock will no longer be quoted on the Nasdaq National Market System ("Nasdaq"). See "Information Concerning Vaughn Common Stock." Shortly after the Merger, it is anticipated that Vaughn will be reincorporated in Delaware.

ARE THERE RISKS TO BE CONSIDERED?

    The cash consideration of $10.00 for each share of Vaughn Common Stock will not change even if the market price of Vaughn Common Stock changes before the Merger is completed. For other factors to consider, see "Information Concerning Vaughn Common Stock."

ARE VAUGHN SHAREHOLDERS ENTITLED TO DISSENTERS' RIGHTS?

    Yes. Under the Minnesota Business Corporation Act ("MBCA"), Vaughn shareholders are entitled to dissenters' rights. The rules governing the exercise of dissenters' rights must be strictly complied with, otherwise a shareholder's dissenters' rights may be lost. For a description of these rights and how to satisfy the requirements of the MBCA, see "The Merger--Dissenters' Rights" and Annex C.

WHO CAN VOTE AT THE SPECIAL MEETING?

    Holders of Vaughn Common Stock at the close of business on January 20, 1999 (the "Record Date") may vote at the Special Meeting. Each share of Vaughn Common Stock is entitled to one vote.

WHAT VOTE IS REQUIRED?

    The Merger must be approved by the holders of a majority of the shares of Vaughn Common Stock outstanding on the Record Date. On the Record Date, there were 4,107,058 shares of Vaughn Common Stock outstanding.

WHAT WILL HAPPEN TO VAUGHN COMMON STOCK OPTIONS TO PURCHASE VAUGHN COMMON STOCK AND ARE MANAGEMENT SHAREHOLDERS TREATED DIFFERENTLY FROM OTHER SHAREHOLDERS?

    Each option to purchase Vaughn Common Stock outstanding immediately prior to the filing of a certificate of merger with the Secretary of State of the State of Minnesota (the "Effective Time") (whether or not such option is vested or exercisable) will be canceled. Other than pursuant to the Option Termination and Grant Agreement, dated December 11, 1998 (the "Willette Option Termination and Grant Agreement") among the Company, Allied and E. David Willette ("Willette"), attached hereto as Annex D and incorporated herein by reference, each holder of an option that is canceled will receive a cash payment equal to the product of
(a) the excess of the cash consideration in the Merger over the exercise price of the option multiplied by (b) the number of shares subject to the option, less any applicable withholding taxes. See "Interests of Certain Persons in the Merger--Willette Option Termination and Grant Agreement; --Treatment of Options." Current shareholders in Vaughn will not continue their equity interest in Vaughn following the Merger or share in any future earnings or the potential growth of Vaughn.

IF MY SHARES OF VAUGHN COMMON STOCK ARE HELD IN "STREETNAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

    No. The law does not allow your broker to vote your shares of Vaughn Common Stock on the Merger at the Special Meeting without your direction. You should follow the instructions from your broker on how to vote your shares. Shares that are not voted because you do not instruct your broker are called "broker non-votes," and will have the effect of a vote "AGAINST" the Merger.

IF I SEND IN MY PROXY CARD BUT FORGET TO INDICATE MY VOTE, HOW WILL MY SHARES BE VOTED?

    If you sign and return your proxy card but do not indicate how to vote your shares at the Special Meeting, the shares represented by your proxy will be voted "FOR" the Merger.

WHAT SHOULD I DO NOW TO VOTE AT THE SPECIAL MEETING?

    Sign, mark and mail your proxy card indicating your vote on the Merger in the enclosed return envelope as soon as possible, so that your shares of Vaughn Common Stock can be voted at the Special Meeting.

MAY I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

    Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You can do this in three ways:

    - You can send Vaughn a written statement that you revoke your proxy, which to be effective must be received by Vaughn at its executive offices prior to the vote at the Special Meeting; or

    - You can send Vaughn a new proxy card prior to the vote at the Special Meeting, which to be effective must be received by Vaughn prior to the vote at the Special Meeting; or

    - You can attend the Special Meeting and vote in person. Your attendance alone will not revoke your proxy. You must attend the Special Meeting and cast your vote at the Special Meeting.

    You should send your revocation of a proxy or new proxy card to the Secretary of Vaughn at the address on the cover of this Proxy Statement. If your shares are held by a broker, you must follow the directions provided by your broker to vote your shares or to change your instructions.

DO I SEND IN MY STOCK CERTIFICATES NOW?

    No. If the Merger is completed, you will receive written instructions for delivering your stock certificates representing Vaughn Common Stock in order to receive $10.00 per share cash consideration in the Merger from American Stock Transfer & Trust Company ("AST"), who has been appointed as paying agent in connection with the Merger. DO NOT SEND YOUR STOCK CERTIFICATES NOW.

                                    SUMMARY

    THROUGHOUT THIS PROXY STATEMENT (THE "PROXY STATEMENT") THE TERM "MERGER" MEANS THE MERGER BETWEEN TWIN ACQUISITION CORP., A MINNESOTA CORPORATION ("TAC"), AND VAUGHN COMMUNICATIONS, INC., A MINNESOTA CORPORATION ("VAUGHN" OR THE "COMPANY"), WITH VAUGHN BEING THE SURVIVING CORPORATION (THE "SURVIVING CORPORATION"). THE TERM "MERGER AGREEMENT" MEANS THE AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 11, 1998, AMONG VAUGHN, TAC AND ALLIED DIGITAL, INC., PARENT OF TAC ("ADI") (ONLY FOR PURPOSES OF SECTION 8.11 THEREOF). A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT.

    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND THE OTHER INFORMATION CONTAINED IN THIS PROXY STATEMENT, YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH IT REFERS. FOR INSTRUCTIONS ON OBTAINING MORE INFORMATION, SEE "WHERE YOU CAN FIND MORE INFORMATION."

THE PARTIES

Vaughn............................  Vaughn is a multimedia business service provider providing high volume videotape duplication and digital
                                    media (compact disc and magnetic floppy disk)
                                    replication for the corporate, educational and
                                    institutional user. The principal executive offices of
                                    the Company are located at 5050 West 78th Street,
                                    Minneapolis, Minnesota 55435 and its telephone number at
                                    that address is (612) 832-3200.

TAC...............................  TAC, a Minnesota corporation and wholly-owned subsidiary of ADI, was formed solely for the purpose of merging
                                    with and into Vaughn and furthering the transactions
                                    contemplated by the Merger Agreement. TAC has no other
                                    material operations.

Allied Digital, Inc...............  ADI, a New York corporation and wholly-owned operating subsidiary of Allied Digital Technologies Corp.
                                    ("Allied"), is the sole shareholder of TAC. The
                                    principal executive offices of ADI are located at 140
                                    Fell Court, Hauppauge, New York 11788 and its telephone
                                    number is (516) 232-2323. ADI is guaranteeing the
                                    performance of the obligations of TAC under the Merger
                                    Agreement.

THE MERGER AND THE SPECIAL MEETING

Reasons for the Merger............  The Company believes that it cannot access the necessary capital to execute its growth strategy on a stand-alone
                                    basis given the current conditions in the public equity
                                    market. The Company's business strategy of growing its
                                    business-to-business video duplication sales through
                                    acquisitions and new facility openings, and expanding
                                    its product offering to existing customers by
                                    introducing newer multi-media technologies (such as
                                    compact disc ("CD") replication) requires substantial
                                    capital. Lack of appreciation in the per share price of
                                    Vaughn Common Stock due to a number of factors has
                                    limited the Company's ability to raise capital through
                                    the public markets. The Board of Directors and the
                                    special committee to the Vaughn Board of Directors (the
                                    "Special Committee") believe that it is fair to, and in
                                    the best interests of, Vaughn shareholders to accept
                                    $10.00 in cash for their shares, a price determined by
                                    the financial advisor to the Special Committee to be
                                    fair to Vaughn's shareholders and a

                                    27% premium over the average closing price of Vaughn
                                    Common Stock for the four-week period immediately
                                    preceding the date on which Vaughn first publicly
                                    announced the Merger. See "Special Factors--Background
                                    of the Merger" and "Special Factors--Reasons for the
                                    Merger and Recommendation of the Board of Directors."

Recommendation of the Special
  Committee and Board of
  Directors.......................  The Special Committee, comprised of independent, non-
                                    employee directors of Vaughn, and the Board of Directors
                                    of Vaughn have unanimously approved the Merger and
                                    recommended that Vaughn shareholders vote "FOR" the
                                    proposal to approve the Merger. See "Special Factors--
                                    Background of the Merger" and "Special Factors--Reasons
                                    for the Merger and Recommendation of the Board of
                                    Directors." Certain members of Vaughn's Board of
                                    Directors have interests in the Merger that generally
                                    may be considered in conflict with the interests of
                                    Vaughn shareholders. See "Special Factors-- Conflicts of
                                    Interest." The members of the Special Committee received
                                    certain compensation in consideration of their services
                                    as members of the Special Committee. See "Interests of
                                    Certain Persons in the Merger--Fees Payable to the
                                    Special Committee and Financial Advisor."

Date, Place and Time of the
  Special Meeting.................  This Proxy Statement is furnished to holders of shares of Vaughn Common Stock for use at the Special Meeting in
                                    connection with the approval of the Merger. The Special
                                    Meeting will be held at the offices of Vaughn
                                    Communications, Inc., 7951 Computer Avenue, Minneapolis,
                                    Minnesota 55435, on February 23, 1999 at 10:00 a.m.
                                    local time, and at any adjournments or postponements of
                                    the Special Meeting.

Record Date, Voting at the
  Meeting.........................  The Company has set a record date for determining those shareholders who are entitled to notice of and to vote
                                    at the Special Meeting. The Record Date is January 20,
                                    1999 (the "Record Date"). See "The Special
                                    Meeting--Record Date; Voting at the Meeting."

Total Value of the Merger.........  The total transaction value of the Merger is expected to be approximately $67.8 million, which includes (i)
                                    approximately $41.0 million in cash to be paid for
                                    shares of Vaughn Common Stock, based on the number of
                                    shares of Vaughn Common Stock outstanding on the Record
                                    Date; (ii) approximately $1.6 million in cash to be paid
                                    to holders of options to purchase shares of Vaughn
                                    Common Stock when the Merger is completed; (iii)
                                    assumption of outstanding indebtedness of Vaughn of
                                    approximately $20.0 million; and (iv) approximately $5.2
                                    million in transaction expenses.

Options...........................  Each option to purchase Vaughn Common Stock outstanding immediately prior to the Effective Time (whether or not
                                    the

                                    option is vested or exercisable) will be canceled. Other
                                    than pursuant to the Willette Option Termination and
                                    Grant Agreement, each holder of an option that is
                                    canceled will receive a cash payment equal to the
                                    product of (a) the excess of cash consideration in the
                                    Merger over the exercise price of the option multiplied
                                    by (b) the number of shares subject to the option, less
                                    any applicable withholding taxes. See "Interests of
                                    Certain Persons in the Merger--Willette Option
                                    Termination and Grant Agreement;--Treatment of Options."

Conflicts of Interest.............  In connection with the Merger, stock options to purchase
                                    128,500 shares of Vaughn Common Stock held by E. David
                                    Willette, the Chief Executive Officer and a director of
                                    Vaughn ("Willette"), will be canceled and Willette will
                                    acquire, in consideration for such cancellation, a
                                    non-qualified option to purchase 10,000 shares of Series
                                    C Preferred Stock of Allied at an exercise price of
                                    $543,634.20. Willette will also purchase 27,320 shares
                                    of Class A Common Stock of Allied and 4,289 shares of
                                    Series B Preferred Stock of Allied for a total cash
                                    purchase price of $565,500 immediately prior to the
                                    Effective Time. See "Special Factors--Conflicts of
                                    Interest--Willette Option Termination and Grant
                                    Agreement; Willette Subscription Agreement," for further
                                    information.

                                    It is anticipated that neither TAC nor Vaughn will
                                    change the composition of management of Vaughn
                                    immediately following the Effective Time. Under the
                                    terms of existing employment agreements with each of
                                    Donald J. Drapeau and M. Charles Reinhart, each such
                                    individual shall receive $100,000 in one lump sum
                                    payment upon consummation of the Merger. An additional
                                    $100,000 is payable to each of Messrs. Drapeau and
                                    Reinhart on the date one year after the consummation of
                                    the Merger, subject to certain conditions in their
                                    employment agreements. See "Special Factors--Conflicts
                                    of Interest" for further information.

Dissenters' Rights................  Under the MBCA, Vaughn's shareholders are entitled to assert dissenters' rights. Pursuant to the Merger
                                    Agreement, the obligation of TAC to merge with and into
                                    Vaughn is subject to the condition, which may be waived
                                    by TAC, that holders of no more than 10% of the
                                    outstanding shares of Vaughn Common Stock exercise
                                    dissenters' rights in accordance with the MBCA. See "The
                                    Merger--Dissenters' Rights" and Annex C.

THE MERGER AGREEMENT

Conditions to the Merger..........  The Merger will be completed only if a number of conditions are met or waived by Vaughn and TAC, as
                                    applicable. These conditions include:

                                        - Vaughn shareholders holding a majority of the
                                          outstanding Vaughn Common Stock approve the
                                          Merger;

                                        - TAC shall have received all necessary financing to
                                          consummate the Merger;

                                        - Holders of not more than 10% of the outstanding
                                        shares of Vaughn Common Stock have exercised
                                          dissenters' rights under the MBCA;

                                        - No judgment, injunction or order prohibiting the
                                        Merger exists;

                                        - Holders of outstanding options agree in writing to
                                          (a) accept a cash payment specified in the Merger
                                          Agreement in consideration of the termination of
                                          such options and (b) waive all rights of such
                                          holder under the Company option plans;

                                        - All necessary governmental approvals are obtained;

                                        - Total debt of Vaughn determined on a consolidated
                                        basis in accordance with U.S. generally accepted
                                          accounting principles, consistently applied
                                          ("GAAP"), as of the Effective Time shall not
                                          exceed $20.5 million; and

                                        - The transactions contemplated by the Willette
                                        Option Termination and Grant Agreement and the
                                          Subscription Agreement, dated December 11, 1998,
                                          between Allied and Willette (the "Willette
                                          Subscription Agreement"), shall have been
                                          consummated.

                                    See "The Merger Agreement--Conditions to Consummation of
                                    Merger" for a complete description.

Superior Acquisition Proposals and
  Termination Fee.................  Vaughn may accept another offer under certain circumstances. However, Vaughn must pay TAC $1.9
                                    million, and reimburse TAC for its reasonable
                                    out-of-pocket expenses up to a maximum amount of
                                    $900,000, if the Merger Agreement is terminated in the
                                    event that:

                                        - Vaughn's Board of Directors notifies TAC that it
                                        has determined, in good faith, and after
                                          consultation with and advice from its financial
                                          advisors, that another acquisition proposal is
                                          reasonably likely to be subject to completion and,
                                          if consummated, is more favorable from a financial
                                          point of view than the Merger ("Superior
                                          Acquisition Proposal");

                                        - Vaughn's Board of Directors approves, recommends
                                        or endorses a Superior Acquisition Proposal. See
                                          "The Merger Agreement--No Solicitations of
                                          Transactions";

                                        - Vaughn breaches any material representation,
                                        warranty, covenant, agreement or other obligation
                                          under the

                                          Merger Agreement and the breach continues without
                                          cure for a period of 30 days after notice by TAC,
                                          another Transaction Proposal (as defined in the
                                          section
                                          entitled "The Merger Agreement--No Solicitation of
                                          Transactions") has been made and, within 12 months
                                          of the termination of the Merger Agreement by TAC
                                          pursuant to the terms and conditions thereof,
                                          Vaughn consummates any Transaction Proposal
                                          (whether or not proposed prior to the Special
                                          Meeting and whether or not it involves the same
                                          third party making any other Transaction
                                          Proposal);

                                        - Vaughn's Board of Directors withdraws, modifies,
                                        or amends, in a manner adverse to TAC, its approval
                                          of the Merger or its recommendation that Vaughn's
                                          shareholders approve the Merger, another
                                          Transaction Proposal has been made and, within 12
                                          months of the termination of the Merger Agreement
                                          by TAC pursuant to the terms and conditions
                                          thereof, Vaughn consummates any Transaction
                                          Proposal (whether or not proposed prior to the
                                          Special Meeting and whether or not it involves the
                                          same third party making any other Transaction
                                          Proposal); or

                                        - Vaughn fails to call the Special Meeting, another
                                          Transaction Proposal has been made and, within 12
                                          months of the termination of the Merger Agreement
                                          by TAC pursuant to the terms and conditions
                                          thereof, Vaughn consummates any Transaction
                                          Proposal (whether or not proposed prior to the
                                          Special Meeting and whether or not it involves the
                                          same third party making any other Transaction
                                          Proposal).

                                    See "The Merger Agreement--Termination."

Amending or Waiving Terms of the
  Merger Agreement................  Vaughn and TAC may amend the Merger Agreement by mutual consent before or after Vaughn's shareholders vote on
                                    the Merger. After Vaughn's shareholders approve the
                                    Merger, applicable law may require that subsequent
                                    amendments be approved by Vaughn shareholders. Either
                                    Vaughn or TAC may waive a right to withdraw from the
                                    Merger in circumstances that, under the Merger
                                    Agreement, would allow them to withdraw from the Merger.

Federal Income Tax Consequences...  The receipt of cash by holders of Vaughn Common Stock will be a taxable transaction. All shareholders are
                                    urged to consult their own tax advisors to determine the
                                    effect of the Merger on the shareholder under federal
                                    law, and under their own state and local tax laws. See
                                    "Special Factors--Certain Federal Income Tax
                                    Consequences."

Regulatory and Third-Party
  Approvals.......................  Other than compliance with the Hart-Scott-Rodino
                                    Antitrust Improvements Act of 1976, there are no
                                    material regulatory approvals required. Failure to
                                    obtain non-material governmental

                                    consents will not prevent completion of the Merger. Note
                                    that, as a condition to the Merger, which may be waived
                                    by TAC, Vaughn is obligated to obtain the consents of
                                    various third parties, if necessary, who are parties to
                                    contracts with Vaughn. See "The Merger--Regulatory
                                    Requirements."

Vaughn Common Stock Information...  The closing price of Vaughn Common Stock on December 10,
                                    1998, which was the day immediately preceding Vaughn's
                                    announcement that it had signed the Merger Agreement was
                                    $8.25. The closing price of Vaughn Common Stock on
                                    January 29, 1999, which was the last trading day for
                                    which a closing sales price was available before this
                                    Proxy Statement was mailed, was $9 3/4 per share.

Vaughn Recent Earnings............  Vaughn reported (i) third quarter net sales of
                                    $20,864,752 and a net loss of $1,961,333, or a loss of
                                    $.47 per common share basic and diluted and (ii) for the
                                    nine-month period ended October 31, 1998, net sales of
                                    $60,234,011 and a net loss of $260,833, or a loss of
                                    $.07 per common share basic and $.06 per common share
                                    diluted.

Opinion of Financial Advisor......  EVEREN Securities, Inc. ("EVEREN"), financial advisor to the Special Committee, provided an opinion to the Board
                                    of Directors, dated December 11, 1998, that, subject to
                                    certain factors stated in the opinion, the cash price of
                                    $10.00 per share of Vaughn Common Stock provided in the
                                    Merger Agreement is fair, from a financial point of
                                    view, to holders of Vaughn Common Stock. The full text
                                    of EVEREN's written opinion, which sets forth the
                                    assumptions made, the matters considered, the scope and
                                    limitations of the review undertaken and the procedures
                                    followed by EVEREN in rendering such opinion, is
                                    attached to this Proxy Statement as Annex B. EVEREN's
                                    opinion was provided for the information and assistance
                                    of the Board of Directors and is not a recommendation as
                                    to how Vaughn shareholders should vote at the Special
                                    Meeting. Vaughn shareholders are urged to, and should,
                                    read EVEREN's opinion carefully in its entirety. See
                                    "Special Factors--Opinion of the Company's Financial
                                    Advisor." EVEREN will be paid the balance of their fee
                                    by the Company if the Merger is consummated. See
                                    "Interests of Certain Persons in the Merger--Fees
                                    Payable to the Special Committee and Financial Advisor."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected historical consolidated financial data for the Company, as restated to give effect to the sale of the Products Division which has been treated as a discontinued operation. The Products Division was sold by the Company as of November 16, 1998. The selected historical consolidated financial data should be read in conjunction with the unaudited condensed consolidated financial statements, audited consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections appearing elsewhere in this Proxy Statement. The interim data for the nine months ended October 31, 1998 and 1997, in the opinion of management of the Company, contains all adjustments necessary for a fair presentation of such information. The results of operations for the nine months ended October 31, 1998 should not be taken as indicative of future operating results or financial position for the full year ending January 31, 1999.

                          VAUGHN COMMUNICATIONS, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                            YEAR ENDED JANUARY 31,                     NINE MONTHS ENDED
                                             -----------------------------------------------------  ------------------------
                                                                                                    OCTOBER 31,  OCTOBER 31,
                                               1998       1997       1996       1995       1994        1998         1997
                                             ---------  ---------  ---------  ---------  ---------  -----------  -----------

                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales..................................  $  62,291  $  55,040  $  52,365  $  38,270  $  29,145   $  60,234    $  45,593
Net income from continuing operations......      2,153      1,922      2,200      1,847        995       2,058        1,609
Net income (loss) from discontinued
  operations...............................       (215)        93         47        539        161      (2,319)         135
Basic earnings per share:
  Continuing operations....................       0.54       0.53       0.68       0.62       0.36        0.50         0.42
  Discontinued operations..................      (0.05)      0.02       0.01       0.19       0.06       (0.57)        0.03
Diluted earnings per share:
  Continuing operations....................       0.53       0.49       0.60       0.54       0.30        0.50         0.40
  Discontinued operations..................      (0.05)      0.02       0.01       0.15       0.04       (0.56)        0.03
Working capital............................      9,093      9,268      7,559      4,186      2,420       5,986        8,981
Total assets...............................     44,312     34,751     32,816     22,186     19,573      45,875       43,823
Long-term obligations (excluding current
  portion).................................      9,075      5,603      7,778      3,626      4,024       8,222        9,126
Total liabilities..........................     23,993     17,903     19,298     13,681     13,646      25,906       23,923
Total shareholders' equity.................     20,319     16,848     13,518      8,505      5,927      19,969       19,900

                   INFORMATION CONCERNING VAUGHN COMMON STOCK

    As of the Record Date, there were approximately 4,107,058 shares of Vaughn Common Stock outstanding and approximately 295 holders of record of Vaughn Common Stock. Vaughn Common Stock is traded on the over-the-counter market and has been quoted on Nasdaq since March 26, 1994, under the symbol VGHN. The following table sets forth for the quarterly periods the high and low closing sales prices as quoted on Nasdaq. All prices are without retail markups, markdowns or commissions.

                                                                                                   SALE PRICE
                                                                                              --------------------
                                                                                                HIGH        LOW
                                                                                              ---------  ---------
Fiscal year ended January 31, 1997
  First Quarter (February 1, 1996 through April 30, 1996)...................................  $   9.375  $   8.375
  Second Quarter (May 1, 1996 through July 31, 1996)........................................  $   19.00  $    9.00
  Third Quarter (August 1, 1996 through October 31, 1996)...................................  $   15.00  $    7.00
  Fourth Quarter (November 1, 1996 through January 31, 1997)................................  $   10.50  $    7.00

Fiscal year ended January 31, 1998
  First Quarter (February 1, 1997 through April 30, 1997)...................................  $    8.00  $    6.00
  Second Quarter (May 1, 1997 through July 31, 1997)........................................  $    7.50  $    5.25
  Third Quarter (August 1, 1997 through October 31, 1997)...................................  $   8.563  $    6.75
  Fourth Quarter (November 1, 1997 through January 31, 1998)................................  $    8.00  $  5.4375

Fiscal year ending January 31, 1999
  First Quarter (February 1, 1998 through April 30, 1998)...................................  $   8.125  $    5.50
  Second Quarter (May 1, 1998 through July 31, 1998)........................................  $  10.375  $    7.25
  Third Quarter (August 1, 1998 through October 31, 1998)...................................  $    8.50  $    5.50

    The Company has not paid dividends on Vaughn Common Stock during the fiscal years ended January 31, 1998 and 1997. The payment of dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition. It is the current policy of the Company's Board of Directors, in view of the Company's contemplated financial requirements, to retain all earnings, if any, for use in the Company's business operations.

    On December 10, 1998, the calendar day before the public announcement of entering into the Merger, the high and low sales prices for the Vaughn Common Stock were $8.25 and $8.00, respectively, as quoted on Nasdaq. The closing sales price for Vaughn Common Stock on December 10, 1998 was $8.25 per share. The closing price of Vaughn Common Stock on January 29, 1999, which was the last trading day for which a closing sales price was available before this Proxy Statement was mailed, was $9 3/4 per share.

                              THE SPECIAL MEETING

    Throughout this Proxy Statement the term "Merger" means the merger between TAC and Vaughn, with Vaughn being the Surviving Corporation. The term "Merger Agreement" means the Agreement and Plan of Merger dated as of December 11, 1998, among Vaughn, TAC and ADI (only for purposes of Section 8.11 thereof). A copy of the Merger Agreement is attached as Annex A to this Proxy Statement.

DATE, PLACE, TIME AND PURPOSE

    This Proxy Statement (the "Proxy Statement") is being furnished to Vaughn shareholders in connection with the solicitation of proxies by the Board of Directors of Vaughn for use at the Special Meeting to be held at the offices of Vaughn Communications, Inc., 7951 Computer Avenue, Minneapolis, Minnesota 55435, on February 23, 1999 at 10:00 a.m. local time, and any adjournments and postponements of the Special Meeting. At the Special Meeting, holders of record as of the close of business on the Record Date of Vaughn Common Stock will be eligible to vote upon the recommendation of Vaughn's Board of Directors to approve and adopt a plan of merger in accordance with the Merger Agreement, pursuant to which (i) TAC will be merged with and into Vaughn, with Vaughn being the Surviving Corporation, and

(ii) each outstanding share of Vaughn Common Stock will be canceled and converted automatically into the right to receive $10.00 in cash, payable to the holder of such share, without interest, other than shares of Vaughn Common Stock held by shareholders who are entitled to, and who have perfected, their dissenters' rights. See "The Merger--Dissenters' Rights" for further information.

    This Proxy Statement and the accompanying form of proxy are first being mailed on or about February 1, 1999, to all shareholders of record as of the Record Date (as defined below).

MATTERS TO BE CONSIDERED AT THE MEETING; EFFECT OF APPROVAL OF MERGER AGREEMENT

    At the Special Meeting, holders of Vaughn Common Stock as of the Record Date will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

    Pursuant to the MBCA, a plan of merger involving a Minnesota corporation must initially be approved by the affirmative vote of a majority of the board of directors of such corporation prior to submission of such plan to such corporation's shareholders. In addition, the Articles of Incorporation, as amended and restated, of the Company provide that a plan of merger must be submitted to the shareholders after approval by the Board of Directors. In accordance therewith, the Board of Directors of the Company has unanimously approved the Merger Agreement and has directed that it be submitted to the shareholders for their approval in accordance with the MBCA and the Articles of Incorporation of the Company, as amended and restated.

    The Board of Directors and the Special Committee have approved the Merger Agreement and recommend that the shareholders vote "FOR" approval and adoption of the Merger Agreement.

RECORD DATE; VOTING AT THE MEETING

    The Board of Directors has fixed the close of business on January 20, 1999 as the record date (the "Record Date") for the determination of the shareholders entitled to notice of, and to vote, at the Special Meeting and any adjournments and postponements of the Special Meeting. On the Record Date, there were 4,107,058 shares of Vaughn Common Stock outstanding, which shares were held by approximately 295 holders of record. Shares of Vaughn Common Stock are the only authorized and outstanding voting securities of the Company. Each holder of record of Vaughn Common Stock as of the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of the shareholders at the Special Meeting. Votes at the Special Meeting will be tabulated by an Inspector of Election appointed by Vaughn.

    A majority of the shares of Vaughn Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. If a quorum should not be present, the Special Meeting may be adjourned from time to time, until a quorum is present. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Special Meeting for the transaction of business.

    The Vaughn Board of Directors and the Special Committee have determined that the right to receive $10.00 in cash for each share of Vaughn Common Stock is fair to, and in the best interests of, all of Vaughn shareholders. However, any holder of record of shares of Vaughn Common Stock as of the Record Date who, prior to the vote on the Merger at the Special Meeting, makes a written demand by following the procedures prescribed by Sections 302A.471 and 302A.473 of the MBCA, has the right to payment of the "fair value" of such shares by Vaughn, as the Surviving Corporation in the Merger, in lieu of receiving the consideration provided under the Merger Agreement (the "Dissenters' Rights"). A summary of the procedures relating to the exercise of Dissenters' Rights under the MBCA is included in this Proxy Statement under "The Merger--Dissenters' Rights" and the full text of Sections 302A.471 and 302A.473 of the MBCA is included as Annex C hereto. The obligation of TAC to merge with and into Vaughn is subject to the condition, which may be waived by TAC, that holders of no more than 10% of the outstanding shares of Vaughn Common Stock satisfy the MBCA's procedures to properly exercise and perfect Dissenters' Rights under the MBCA. See "The Merger--Dissenters' Rights."

VOTE REQUIRED

    Approval of the principal terms of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of Vaughn Common Stock entitled to vote at the Special Meeting under the MBCA and Vaughn's Articles of Incorporation, as amended and restated. A failure to vote, an abstention from voting, or a broker non-vote, will have the same legal effect as a vote cast against approval of the Merger and the Merger Agreement. Brokers, and in many cases nominees, will not have discretionary power to vote on the proposals to be presented at the Special Meeting. Accordingly, beneficial owners of shares must instruct their brokers or nominees how to vote their shares at the Special Meeting.

SOLICITATION, REVOCATION AND USE OF PROXIES

    Vaughn will bear all expenses of the solicitation of proxies in connection with this Proxy Statement, including the cost of preparing and mailing this Proxy Statement. Vaughn will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Vaughn Common Stock. Vaughn shareholder proxies may be solicited by directors, officers and employees of the Company in person or by telephone, facsimile or by other means of communication. Vaughn will also reimburse custodians, nominees and fiduciaries for forwarding proxies and proxy materials to beneficial owners of their stock in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

    A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of Vaughn written notice revoking it before the vote at the Special Meeting; (ii) executing a proxy with a later date; or (iii) attending the Special Meeting and voting in person at the Special Meeting. Any written notice of revocation should be delivered to Vaughn Communications, Inc., 5050 West 78th Street, Minneapolis, Minnesota 55435,
Attention: Secretary. Subject to proper revocation, all shares of Vaughn Common Stock represented at the Special Meeting by properly executed proxies received by Vaughn will be voted in accordance with the instructions contained in such proxies. Executed but unmarked proxies will be voted "FOR" the approval of the Merger.

SURRENDER OF SHARE CERTIFICATES

    AST has been designated to act as paying agent for the benefit of holders of shares of Vaughn Common Stock in connection with the Merger and as such will receive the $10.00 per share cash consideration to which holders of shares will become entitled. TAC will deposit with AST the funds required in order to pay the Merger Consideration. Such funds will be invested by AST as directed by the Surviving Corporation and any interest and other income resulting from such investment will be paid to the Surviving Corporation.

    Promptly after the date on which the transactions contemplated by the Merger Agreement are consummated (the "Closing Date"), AST will send to each holder of shares of Vaughn Common Stock outstanding, immediately prior to the Effective Time, a letter of transmittal (the "Letter of Transmittal") and instructions for use in effecting the surrender of certificates. The Letter of Transmittal will specify that the delivery will be effected, and risk of loss and title will pass, only upon delivery of the certificates representing shares of Vaughn Common Stock to AST. AST will receive a fee which Vaughn expects will not exceed $12,500 as compensation for its services, plus reimbursement of its out-of-pocket expenses in connection with such services. Vaughn has agreed to indemnify AST against certain liabilities arising out of or in connection with its engagement.

    Each holder of a share of Vaughn Common Stock that has been converted into the right to receive the cash consideration in the Merger, upon surrender to AST of a certificate or certificates representing such shares, together with a properly completed Letter of Transmittal covering such shares, will be entitled to receive the cash consideration payable in respect of such shares. Until so surrendered, each such certificate will, after the Effective Time, represent for all purposes, only the right to receive such cash consideration. No interest will be paid or will accrue on any cash payable as cash consideration in the Merger.

    If any portion of the cash consideration is to be paid to a person other than the registered holder of the shares of Vaughn Common Stock represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such payment that the certificate or certificates so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment will pay to AST any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares or establish to the satisfaction of the Surviving Corporation or AST that such tax has been paid or is not applicable.

    At any time following the sixth month after the Effective Time, the Surviving Corporation will be entitled to require AST to deliver to it the funds made available to AST and not disbursed to holders of Vaughn Common Stock, and thereafter such holders will be entitled to look to the Surviving Corporation only as general creditors thereof for payment of their claim for cash. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Surviving Corporation nor AST will be liable to any holder of a share of Vaughn Common Stock or to any other person for any Merger Consideration (as defined in this Proxy Statement) delivered in respect of such share to a public official pursuant to any applicable abandoned property, escheat or similar law.

    If any certificates representing shares of Vaughn Common Stock have not been surrendered before the fifth anniversary of the Effective Time, any cash in respect of such certificates will, to the extent permitted by applicable law, become the property of the Surviving Corporation. In addition, if any cash in respect of certificates representing shares of Vaughn Common Stock would, prior to the fifth anniversary of the Effective Time, otherwise escheat to or become the property of a governmental entity, such cash will, to the extent permitted by applicable law, become the property of the Surviving Corporation.

    At and after the Effective Time, there will be no further registration of transfers of Vaughn Common Stock on the records of Vaughn or its transfer agent. From and after the Effective Time, the holders of Vaughn Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares except as provided in the Merger Agreement or applicable law.

    THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF VAUGHN.

    SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO VAUGHN IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

    Over the period of July 31, 1997 through February 5, 1998, the Chief Executive Officer of the Company received three preliminary contacts regarding the possible acquisition of the Company, one of which involved taking the Company private. None of the ensuing discussions advanced beyond the initial stage. As a result of these contacts, however, the Board of Directors met on February 19, 1998, to (i) become informed of the nature of the discussions to date; (ii) be advised by Gray, Plant, Mooty, Mooty & Bennett, P.A. ("Gray Plant"), legal counsel to the Company, concerning the Board of Directors' legal duties and obligations; and (iii) establish the Special Committee to evaluate any acquisition proposal that may be presented to the Company. The Board of Directors then considered the merits of investigating the market for the Company given the current market conditions for mergers and acquisitions. Also at this meeting, four investment bankers made presentations to the Board of Directors about the services they could provide in exploring a potential sale of the Company. After the presentations were concluded, the Board of Directors determined to investigate the market for the Company through engagement of the services of an investment banker and established the Special Committee. The Board of Directors gave the Special Committee the power and authority to (i) make a recommendation to the Board of Directors to accept or reject any proposed sale of the Company or similar transaction; (ii) engage a financial advisor to review and evaluate, from a financial point of view, the fairness to the shareholders of any proposed transaction under review by the Special Committee; (iii) engage a financial advisor to determine the Company's market value and assist in marketing the Company if determined to be advisable; (iv) establish subcommittees (composed of one or more members of the Special Committee) to assist the Special Committee in the fulfillment of its duties and responsibilities; and (v) review and evaluate the fairness to Vaughn's shareholders of any proposed transaction which would result in the Company no longer being publicly traded or any other proposed transaction involving the sale of the Company or its business whether or not such transaction would result in the Company no longer being publicly traded. The members of the Special Committee are Rodney Burwell, Roger Heegaard, Jeffrey Johnson, Michael Sill, William Smith and Harold Wahlquist, none of whom are employees of the Company. See "Directors and Executive Officers."

    On February 19, 1998, immediately following the adjournment of the Board of Directors meeting, the Special Committee held its first meeting. The members of the Special Committee elected Mr. Burwell as Chair of the Special Committee. The Special Committee then discussed the presentations given by the four investment bankers at the preceding Board of Directors meeting and unanimously determined to invite EVEREN Securities, Inc. ("EVEREN") to meet with the Special Committee on February 26, 1998 to review in further detail its preliminary market valuation for the Company and its proposal for marketing the Company.

    On February 26, 1998, the Special Committee met with representatives of EVEREN to review EVEREN's assessment of the range of potential values which might be received by Vaughn's shareholders through a sale of the Company's business, a proposed timetable for marketing the Company, confidentiality procedures and obligations, use of financial projections, responsibilities of the Company and related matters. In addition, the Company reviewed the proposed fee arrangement with EVEREN for its services. After the EVEREN representatives left the meeting, the Special Committee unanimously approved the engagement of EVEREN, on behalf of the Company, to market the Company in accordance with the terms of EVEREN's proposal presented to the Special Committee.

    On March 13, 1998, the Board of Directors held a Special Meeting at which, among other things, representatives of EVEREN informed the Board of Directors of a proposed sequence of events which they anticipated would take place over the next several months in connection with marketing the Company. The initial step in the process was the preparation and distribution of a Confidential Memorandum describing the Company which would be distributed to potential interested parties identified by EVEREN and the Special Committee. Only parties which entered into a confidentiality agreement would be given the Confidential Memorandum. Contacted parties would then be invited to submit indications of interest to acquire the Company by a specified deadline. The Special Committee would then review the terms of the bids, and select which parties would advance to the next level of management interviews and in-depth due diligence activities. Next, the Special Committee would consider the bids, as revised, to determine whether or not to accept one and proceed to negotiate the terms and conditions of a definitive agreement for an acquisition transaction. EVEREN advised the Company that the Company's Products Division would not be of interest to any of the prospective parties and would have to be sold, liquidated or otherwise disposed of prior to consummation of any acquisition of the Company. Information contained in the Confidential Memorandum excluded information on the Company's Products Division. See "Business and Operations of Vaughn--Discontinued Operations--Vaughn Products Division."

    EVEREN began marketing the Company to a group of qualified financial and strategic acquirers during the final week of March, 1998. On April 20, 1998, all parties that had (i) executed a confidentiality agreement, (ii) received a Confidential Memorandum and (iii) indicated an on-going interest in acquiring the Company, received a letter from EVEREN requesting the submission of a preliminary non-binding indication of interest.

    On May 5, 1998, the Board of Directors held its regular quarterly meeting, at which, among other things, the Board reviewed the efforts of EVEREN to market the Company. The Board considered a status report of EVEREN dated May 4, 1998, which indicated that May 4, 1998 was the deadline for parties to submit indications of interest. At that point, EVEREN had received five indications of interest and requests from at least five other bidders to extend the deadline for submission of their preliminary bids. The Board also discussed the terms of the preliminary proposals received to date. Mr. Willette indicated that the next step was for the Special Committee to meet to select the parties that would move on to the next level of the process which would involve management interviews and in-depth due diligence activities.

    On May 13, 1998, the Special Committee met with representatives of EVEREN to review the indications of interest received to date. EVEREN reported on the bidding process, indicating that as of May 11, 1998, eight indications of interest had been received. All but one of the indications were cash offers. EVEREN recommended that the Company not proceed further with two of these parties. One party's proposal was deemed inadequate and one stock offer from a private company was unacceptable in structure. After reviewing the bids, the Special Committee authorized EVEREN to proceed with management interviews and in-depth due diligence with several of the parties who provided the most attractive indications of interest and with such other parties that submitted indications of interest that were at least as attractive as those. From May 20, 1998 through the third week of June, 1998, management of the Company met with representatives of these parties as well as representatives from a stockholder of Allied (the "Allied Stockholder") and two other interested parties that submitted indications after the May 13, 1998 meeting of the Special Committee. Further due diligence visits with management and lenders for all of these parties continued through mid-July, 1998.

    On July 23, 1998, EVEREN sent to all parties remaining interested in the Company (including the Allied Stockholder) a letter requesting their submission of a firm offer, preliminary evidence of ability to finance a transaction and comments on a proposed form of purchase agreement. EVEREN received final offers with comments on the proposed form of purchase agreement and preliminary evidence of ability to finance a transaction from the Allied Stockholder and one other party (the "Second Bidder") on August 14, 1998. The Allied Stockholder offered to acquire the Company for cash through a merger transaction. The Second Bidder offered to acquire the Company for cash through a tender offer. The Allied Stockholder and the Second Bidder conducted additional due diligence and site visits between August 14, 1998 and September 6, 1998. During that period, Vaughn and its advisors began preliminary work to revise and negotiate the proposed form of purchase agreement with both the Allied Stockholder and the Second Bidder. On September 8, 1998, the Allied Stockholder and the Second Bidder submitted final revisions to the economic terms of their offers.

    The Special Committee met on September 10, 1998 by telephone conference to review EVEREN's analysis of the final bids of the Allied Stockholder and the Second Bidder. Copies of EVEREN's final bid analysis were provided to the members of the Special Committee prior to this meeting. Representatives of Gray Plant also participated in this meeting to assist the Special Committee in reviewing the final bids. After an extensive review and discussion of the economic terms and structure of each bid, the due diligence activities still pending for the Allied Stockholder and the Second Bidder, the financing capabilities of the Allied Stockholder and the Second Bidder, the proposed premium to be paid by the Allied Stockholder and the Second Bidder, as compared to the historical trading price of Vaughn Common Stock, as well as to comparable transactions either completed or pending during the last six months, and the likelihood of consummating a transaction with the Allied Stockholder and the Second Bidder, the members of the Special Committee present authorized the Company to proceed to negotiate a definitive merger agreement with the Allied Stockholder subject to final approval of the terms of such merger agreement by the Special Committee and the Board of Directors.

    From approximately September 11, 1998 through November 30, 1998, the Allied Stockholder, its lenders and its other representatives completed their due diligence review of the Company. Vaughn and the Allied Stockholder, directly and through their respective legal counsel, also continued negotiations of the business, financial and legal terms of the Merger Agreement. The parties and their respective legal counsel had exchanged several drafts of an agreement during this period. Also during this period, the Company was attempting to sell its Products Division and focusing its efforts on completing this sale. The Company sold the Products Division as of November 16, 1998.

    On December 1, 1998, Allied submitted a final bid to the Special Committee for its consideration. Among other things, the revised bid adjusted the Merger Consideration from $11.50 to $10.00 per share of Vaughn Common Stock. The Allied representative advised the Company that the reduction in Merger Consideration was necessitated by a combination of factors, the most important of which related to a significant disruption in the capital markets as well as an increased concern over the economic prospects for the industry, especially in light of international market conditions. The revised bid also required that E. David Willette and M. Charles Reinhart, respectively the Chief Executive Officer and Chief Financial Officer of the Company, enter into amended employment agreements and that Douglas Olzenak, a Vice President of Vaughn in charge of sales, enter into a new written employment agreement. See "Special Factors--Conflicts of Interest."

    At a meeting of the Special Committee on December 4, 1998, the members of the Special Committee reviewed the terms of the revised bid and the revised Merger Agreement, as then currently negotiated between the Company and Allied, and a representative of EVEREN made a presentation to the Special Committee concerning its fairness opinion. EVEREN provided an oral opinion that the cash consideration to be paid in the Merger was fair, from a financial point of view, to Vaughn's shareholders. EVEREN stated that it was prepared to provide a written opinion to that effect. EVEREN also stated that it had recontacted the Second Bidder and that the $10.00 share price offered by Allied represented a premium to the current price offered by the Second Bidder and was the highest price among all bidders. Based upon that presentation and following a discussion of the Merger Agreement as currently negotiated by representatives of the Company and its legal counsel, the Special Committee authorized the Company to complete negotiations on the Merger Agreement.

    Final negotiations of the terms of the Merger Agreement continued from December 4, 1998 through December 10, 1998. On December 11, 1998, the Special Committee met, and following review of the Merger Agreement, the Special Committee unanimously recommended that the directors approve the Merger Agreement, subject to receipt of the fairness opinion from EVEREN.

    On December 11, 1998, immediately following adjournment of the Special Committee meeting, the Board of Directors met to review the terms of the Merger Agreement and the recommendation of the Special Committee to approve the Merger Agreement. At that Board meeting, EVEREN delivered to the Board of Directors its written opinion that the Merger Consideration was fair, from a financial point of view, to Vaughn's shareholders. See "Special Factors--Opinion of the Company's Financial Advisor." Messrs. Willette, Drapeau, Reinhart and Olzenak participated in the Board discussions and answered questions from the Board of Directors regarding their proposed continued employment with Allied after consummation of the Merger. See "Special Factors--Conflicts of Interest." At the Board meeting on December 11, 1998, all members of the Board of Directors unanimously approved the Merger Agreement and authorized the Chief Executive Officer of the Company to execute and deliver the Merger Agreement on behalf of the Company. After the close of business on December 11, 1998, the Merger Agreement was executed and delivered, and the Company announced the signing of the agreement on that date. See "Special Factors--Reasons for the Merger and Recommendation of the Board of Directors."

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

    In reaching its decision to enter into the Merger Agreement, the Board of Directors of the Company considered a number of factors, including the following:

        (i) The financial presentation of EVEREN (including the assumptions and methodologies underlying its analyses and presentations of the stand-alone value of the Company) made to the Board of Directors and the opinion of EVEREN to the effect that, as of December 11, 1998, the Merger Consideration to be received by the Vaughn shareholders in the Merger is fair to such holders from a financial point of view as described under "Special Factors--Opinion of the Company's Financial Advisor;"

        (ii) The premium which the cash consideration to be paid in the Merger represents over the historical and then current market prices for shares of Vaughn Common Stock, as described under "Special Factors--Opinion of the Company's Financial Advisor" and "Information Concerning Vaughn Common Stock;"

        (iii) Management's discussion with the Board of Directors concerning the current conditions of the multimedia business services industry, and the advantages which larger companies have over smaller companies such as the Company because of a larger sales force and broader product lines;

        (iv) A review of strategic alternatives, including possible business combinations, and based on the foregoing, the belief that a transaction with another company could not reasonably be expected to offer terms and advantages comparable to those of a business combination involving Allied;

        (v) A review of the terms and conditions of the Merger Agreement, including the fact that the Merger Agreement permits the Company's Board of Directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, third parties in response to unsolicited acquisition proposals, and to terminate the Merger Agreement, if the Company's Board of Directors determines that a superior acquisition proposal has been made, subject to payment of a break-up fee (see "The Merger Agreement--Termination Fees");

        (vi) The likelihood that TAC will be able to complete the Merger (see "The Merger Agreement--Termination"); and

        (vii) A review of the Company's business, management, financial performance and condition, strategic objectives, prospects and competitive position.

    The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board of Directors of the Company did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination, although its individual members may have given differing weights to differing factors.

    In making its fairness determination, the Board of Directors considered that, although the Merger Agreement provides that the Company may not solicit or encourage any Transaction Proposal (as defined herein), the Company may, if the Board's fiduciary responsibilities under applicable law (as advised by counsel) so require, participate in negotiations with third parties with respect to a Superior Acquisition Proposal before the Merger is consummated. In this regard, the Board of Directors considered the potential effect on offers or proposals for a Transaction Proposal that could be caused by the provisions of the Merger Agreement that provide for the payment of a $1.9 million termination fee and reimbursement of expenses incurred by TAC up to $900,000 under certain circumstances. The Board of Directors believed that (i) an effective solicitation process had taken place in a way that did not adversely affect relationships with Vaughn's employees, customers and suppliers and that Vaughn's perceived value to potential acquirers was not diminished; (ii) preliminary proposals received from and the financing resources of Allied and the Allied Stockholder enhanced the probability of closing the transaction; and (iii) Allied and the Allied Stockholder made it clear that it would withdraw its offer if the termination fees and expense reimbursement terms of the Merger Agreement would not be accepted. After considering these factors, in addition to the fact that the termination fees requested by Allied and the Allied Stockholder as a percentage of Vaughn's total enterprise value was in the range of termination fees payable in other transactions of similar size since 1995, the Board concluded that the provisions relating to the expense reimbursement and termination fees requested by Allied and the Allied Stockholder were not unreasonable and that the Company will still be able to entertain a Superior Acquisition Proposal that would benefit the shareholders despite such termination fees and expense.

    The Board of Directors of Vaughn believed it was not necessary to structure the Merger to require approval of at least a majority of unaffiliated shareholders, nor to have a majority of non-employee directors retain an unaffiliated representative to act solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Merger and/or preparing a report concerning the fairness of the Merger because (i) the Board created a Special Committee of directors, consisting of directors who are not employees of Vaughn and who will not have any continuing interest in or other relationship with the Surviving Corporation, to make a recommendation to engage a financial advisor to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid to Vaughn's shareholders in the Merger, (ii) EVEREN, who was engaged by the Special Committee, delivered its opinion that such consideration was fair to Vaughn's shareholders, (iii) six of eight directors on the Board would not have any continuing ownership interest in or other relationship with the Surviving Corporation and (iv) the Merger was approved unanimously by all directors of Vaughn.

    The Merger is proposed at this time because the Company believes that it cannot access the necessary capital to execute its growth strategy on a stand-alone basis given the current conditions in the public equity market. The Company's business strategy to grow its business-to-business video duplication sales through acquisitions and new facility openings, and to expand its product offerings to existing customers by introducing newer multi-media technologies, such as CD replication, requires substantial capital. Lack of appreciation of the per share price of Vaughn Common Stock has limited the Company's ability to raise capital through the public markets. The Company believes that several factors, including (i) the lack of research coverage by an investment banking firm, (ii) the small public float and relative illiquidity for Vaughn Common Stock, (iii) the potential stock overhang from Mr. Willette's ownership position in Vaughn Common Stock (see "Ownership of Vaughn Common Stock"), (iv) the lack of other directly comparable public companies and (v) the perception of the Company's vulnerability to changing multi-media delivery formats, have made it improbable that the public markets will value Vaughn Common Stock consistent with the Company's prospects. The Merger is structured so that Vaughn will be the Surviving Corporation.

    In approving the Merger, the Board of Directors was aware that, and considered as a negative factor that, as a result of the Merger, Vaughn's shareholders would no longer participate in the future growth and earnings of the Company. However, after taking into account that the public markets historically failed to value Vaughn Common Stock consistently with Vaughn's prospects, the Board of Directors believed that a sale of the Company would achieve a fair price for the Company and a greater value for Vaughn's shareholders than if it remained a public company.

THE BOARD'S RECOMMENDATION

    The Board of Directors of the Company, following the unanimous recommendation to it by the members of the Special Committee, has unanimously approved the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement and recommends that the shareholders vote "FOR" approval and adoption of the Merger Agreement and the Merger. The Board believes that the consideration to be received by unaffiliated Vaughn shareholders is fair and in the best interests of Vaughn shareholders. Certain members of Vaughn's Board of Directors have interests in the Merger that may be in conflict with the interests of Vaughn's shareholders generally. See "Special Factors--Conflicts of Interest."

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

    EVEREN has acted as financial advisor to the Company in connection with the Merger and has assisted the Company's Board of Directors and the Special Committee in their examination of the fairness, from a financial point of view, of the cash consideration to be received by the shareholders in the Merger.

The Merger Consideration resulted from the negotiations between the Company, Allied and the Allied Stockholder and was not initially determined by EVEREN.

    EVEREN was retained by the Special Committee to: (i) act as financial advisor in the sale of the Company, and (ii) render a fairness opinion (the "Opinion") to the Board of Directors with respect to the Merger. EVEREN was hired based on its qualifications and expertise in providing advice to companies in merger and acquisition transactions, as well as its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated December 3, 1998, the fee payable to EVEREN for its role in rendering its Opinion to the Special Committee is $100,000. EVEREN will receive a completion fee for its role as financial advisor upon the closing of the Merger in the amount of 1.25% of the Enterprise Value (as defined herein) less retainer payments of $75,000 and the fee paid for rendering the Opinion for $100,000.

    At the request of Vaughn, on December 11, 1998, EVEREN delivered an oral opinion to the Special Committee, which was subsequently confirmed in writing to the Board of Directors on such date, that, based upon and subject to the matters set forth in its written opinion as of such date, the cash price of $10.00 per share of Vaughn Common Stock (the "Merger Consideration") to be paid in the Merger to the holders of the Vaughn Common Stock was fair, from a financial point of view. The full text of the written opinion of EVEREN, dated as of December 11, 1998, is set forth as Annex B to this Proxy Statement and describes the assumptions made, matters considered and limits on the review undertaken. Vaughn shareholders are urged to read the opinion in its entirety.

    EVEREN's opinion addresses only the fairness of the consideration to be received in the Merger, from a financial point of view, to the shareholders of Vaughn and does not constitute a recommendation to any shareholder of Vaughn how such shareholder should vote with respect to the approval of the Merger.

    In addition to the analytical methodologies employed, the Merger Consideration offered by Allied is the result of a comprehensive marketing process which included all likely strategic and financial acquirers for the Company. Upon review of bids received, the Merger Consideration represented the highest price among all bidders.

    In arriving at its opinion, EVEREN assumed and relied upon the accuracy and completeness of the financial and other information obtained from public sources or provided to it by the Company, and EVEREN has not assumed responsibility for any independent verification of such information or undertaken any obligation to verify such information. In addition, with respect to the financial forecasts and projections of the Company used in EVEREN's analysis, the management of the Company informed EVEREN that such forecasts and projections represent the best current judgment of the management of the Company as to the future financial performance of the Company on a stand-alone basis, and EVEREN assumed that the projections had been reasonably prepared based on such current judgment. EVEREN assumed no responsibility for and expresses no view as to such forecasts and projections or the assumptions on which they were based.

    EVEREN also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. EVEREN's opinion necessarily is based upon regulatory, economic, market and other conditions, as well as information made available to EVEREN as of December 11, 1998. The regulatory, economic, market and other conditions and the information made available to EVEREN could only be evaluated by EVEREN on the date of the fairness opinion.

    In connection with rendering its opinion, dated as of December 11, 1998,
EVEREN: (i) reviewed the Merger Agreement in substantially final form, (ii) reviewed a draft of Vaughn's merger proxy statement, (iii) reviewed Vaughn's annual report on Forms 10-K for the years ended January 31, 1997, and 1998, (iv) reviewed Vaughn's quarterly reports on Forms 10-Q for the three months ended July 30, 1998 and October 31, 1998, (v) reviewed Vaughn's current report on Form 8-K with a Date of Report of November 16, 1998, (vi) reviewed certain non-public operating and financial information, including financial projections, relating to Vaughn's business prepared by management of Vaughn, (vii) interviewed certain members of Vaughn's management to discuss its operations, financial statements and future prospects, (viii) reviewed the historical share prices and trading volumes of Vaughn's Common Stock, (ix) reviewed premiums paid in recent merger transactions of comparable size, (x) reviewed publicly available financial data and stock market performance data of other publicly traded multi-media companies which were deemed comparable to Vaughn, (xi) reviewed the terms of selected recent acquisitions of companies which were deemed comparable to Vaughn, (xii) reviewed termination fees agreed to on recent transactions of comparable size; and (xiii) conducted such other studies, analyses, inquiries and investigations, as deemed appropriate.

    The following is a summary of the six primary valuation analyses of Vaughn performed by EVEREN: (i) premiums in recent merger transactions of comparable size, (ii) the Enterprise Value and Equity Value of the Transaction compared to comparable publicly traded multi-media companies, (iii) the Enterprise Value of the Transaction compared to comparable merger transactions, (iv) the Enterprise Value and Equity Value of the Transaction compared to the value per share derived from a discounted cash flow analysis, (v) Vaughn's historical share price performance, and (vi) other relevant factors.

    ENTERPRISE VALUE ANALYSIS:

    EVEREN calculated the Enterprise Value, defined as the transaction value of equity, which in the case of the Merger is based on Allied's offer of $10.00 per share for Vaughn Common Stock multiplied by the primary shares outstanding plus the cash paid to option holders based on the difference between the Merger Consideration and the exercise price of their options (the "Equity Value"), plus debt (including the obligation of all transaction expenses incurred by Vaughn). Enterprise Value was analyzed as a multiple of latest twelve months through October 31, 1998 ("LTM") net sales, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). Equity Value was analyzed as a multiple of 1998 and 1999 estimated net income. The Enterprise Value multiples of LTM net sales, EBITDA and EBIT associated with the Merger are 0.7x, 5.7x and 9.5x, respectively. The Equity Value multiples of 1998 and 1999 estimated net income associated with the Merger are 15.5x and 9.7x, respectively. EVEREN calculated net sales, EBITDA and EBIT multiples based on Enterprise Value, and net income multiples based on Equity Value in order to compare such multiples to the multiples calculated in the comparable company trading analysis and comparable transaction analysis discussed below.

    PREMIUM ANALYSIS:

    EVEREN reviewed premiums paid on target companies' stock prices one day, one week and one month prior to the announcement of an acquisition. EVEREN reviewed transactions that met the following criteria: (i) Enterprise Value was greater than $50 million and less than $150 million, (ii) acquirer acquired a 50% or greater interest in the target, (iii) the announcement occurred between May 30, 1998 and November 30, 1998, and (iv) the target companies excluded those involved in financial services, real estate, telecommunications, and healthcare companies. The review resulted in a range of premiums (discounts) paid: (i) one day prior to announcement of (21.4%) to 100.0%, with a median of 14.9% and a mean of 22.9%, (ii) one week prior to announcement of (22.3%) to 156.0%, with a median of 22.1% and a mean of 29.9%, and (iii) one month prior to announcement of (7.5%) to 166.7%, with a median of 28.6% and a mean of 33.6%. Utilizing a subset of transactions including 15 of the 27 transactions previously analyzed with Enterprise Values between $50 million and $100 million, the median one day, one week and one month premiums were 13.6%, 22.1% and 26.1%, respectively.

    EVEREN noted that the offer price for Vaughn of $10.00 per share was a 21.2%, 35.6% and 27.0% premium to the closing price of Vaughn's common stock one day, one week and one month, respectively, prior to the first public announcement of the Merger and that the premium offered to shareholders based on closing prices one day, one week and four weeks prior to the announcement compares favorably with premiums paid in the other transactions reviewed by EVEREN, especially those with Enterprise Values between $50 million to $100 million.

    COMPARABLE TRANSACTION ANALYSIS:

                                                                       LOW       MEDIAN        MEAN        HIGH
                                                                    ---------  -----------     -----     ---------
Enterprise Value to:
  LTM Net Sales...................................................       0.1x        0.7x         0.9x        2.0x
  LTM EBITDA......................................................       2.6x        4.6x         5.6x        8.7x
  LTM EBIT........................................................       4.4x       10.4x         9.9x       14.6x

                                                                         MERGER
                                                                      CONSIDERATION
                                                                    -----------------
Enterprise Value to:
  LTM Net Sales...................................................           0.7x
  LTM EBITDA......................................................           5.7x
  LTM EBIT........................................................           9.5x

    EVEREN prepared a comparable transaction analysis that consisted of reviewing financial aspects of selected acquisitions of assets, businesses or interests in businesses in the media duplication and multi-media related services businesses, which EVEREN determined to be in similar lines of business as Vaughn ("Selected Comparable Transactions"). EVEREN noted that no such transactions took place under directly comparable market conditions or competitive conditions or circumstances and that, accordingly, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues which would affect the price an acquirer is willing to pay in an acquisition. Selected Comparable Transactions included (acquirer/target): VDI Media/Dubs, Inc.; Citicorp Venture Capital/Allied Digital Technologies Corp.; Technicolor Video Services/Nimbus CD International, Inc.; Four Media/Video Symphony, Inc.; Cinram International, Inc./Sony Music--Duplication Assets; The Todd AO Corp./Hollywood Digital, Cinram International, Inc./Polygram NV--Disc Manufacturing; Cinram International, Inc./Quixote--Disc Manufacturing; Four Media/Anderson Film Industries, Corp.; Cinram International, Inc./Videoprint, Inc.; Cinram International, Inc./Duplication France. EVEREN also investigated information available on the pending acquisition of KAO Corporation's U.S. operations by Zomax Corporation. The analysis of Selected Comparable Transactions yielded a range of transaction value multiples of LTM net sales of 0.1x to 2.0x, with a median of 0.7x and mean of 0.9x, LTM EBITDA of 2.6x to 8.7x, with a median of 4.6x and a mean of 5.6x, LTM EBIT multiples of 4.4x to 14.6x, with a median of 10.4x and a mean of 9.9x. EVEREN noted that the Enterprise Value multiples of LTM sales, EBITDA and EBIT compared favorably with the respective multiples derived in the comparable transaction analysis. In particular, the Enterprise Value multiples compared favorably to Citicorp Venture Capital's acquisition of Allied where the Enterprise Value to LTM sales, LTM EBITDA, and LTM EBIT were 0.7x, 4.6x and 8.3x, respectively.

    COMPARABLE COMPANY TRADING ANALYSIS:

                                                                                                                    MERGER
                                                                     LOW       MEDIAN       MEAN       HIGH      CONSIDERATION
                                                                  ---------  -----------  ---------  ---------  ---------------
Enterprise Value to:
  LTM Net Sales.................................................       0.9x        1.6x        1.5x       1.9x          0.7x
  LTM EBITDA....................................................       4.9x        6.0x        6.5x       9.0x          5.7x
  LTM EBIT......................................................       9.4x       12.6x       13.6x      18.6x          9.5x

Equity Value to 1998 E Net Income...............................      12.1x       13.5x       13.4x      14.4x         15.5x
Equity Value to 1999 E Net Income...............................       7.7x        7.7x        7.7x       7.7x          9.7x

    EVEREN prepared a comparable company trading analysis that consisted of comparing financial market and operating performances of selected publicly traded media duplication and other multi-media services companies, which EVEREN determined to be in somewhat similar lines of business as Vaughn ("Selected Comparable Companies"). EVEREN noted that each of the selected companies is distinguishable from Vaughn, and that, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and other factors to which they are being compared. The multiples and ratios for each of the Selected Comparable Companies were based on the most recent publicly available information and published estimates of research analysts. The Selected Comparable Companies included: Four Media

Company; Video Services Corporation; The Todd-AO Corporation; Cinram International, Inc. and VDI Media, Inc. With respect to the Selected Comparable Companies, EVEREN considered total enterprise value as a multiple of LTM net sales, LTM EBITDA and LTM EBIT. EVEREN's analysis of the Selected Comparable Companies indicated enterprise value multiples of LTM net sales ranging from 0.9x to 1.9x, with a median of 1.6x and a mean of 1.5x; enterprise value multiples of LTM EBITDA ranging from 4.9x to 9.0x, with a median of 6.0x and a mean of 6.5x; and enterprise value multiples of LTM EBIT ranging from 9.4x to 18.6x, with a median of 12.6x and a mean of 13.6x. In addition, with respect to the Selected Comparable Companies, EVEREN considered equity value as a multiple of forward 1998 and 1999 net income. EVEREN's analysis of the Selected Comparable Companies indicated equity value multiples of 1998 (estimated) net income ranging from 12.1x to 14.4x, with a median of 13.5x and a mean of 13.4x. EVEREN's analysis of the Selected Comparable Companies indicated an equity value multiple of 1999 (estimated) net income of 7.7x (only one such estimate exists). EVEREN noted that the Merger Consideration multiples are below that of the Selected Comparable Companies. However, compared to the publicly traded comparable group, Vaughn has lower margins and growth rates than the median for the peer group. With a three year compound annual growth rate from 1995 to 1997 of sales of 18.6%, Vaughn ranks below the median growth rate of 37.9%. Likewise, Vaughn's LTM EBITDA margin of 13.4% falls below the median of the Selected Comparable Companies at 21.6%. With the exception of Video Services, Vaughn is the smallest company in terms of sales and market capitalization and is at competitive disadvantage in the marketplace in terms of raising public capital or attracting institutional interest. As such, the use of this analysis is not as relevant as other methodologies.

    DISCOUNTED CASH FLOW ANALYSIS:

    The Discounted Cash Flow Analysis ("DCF") attempts to value Vaughn's shares today using the sum of (i) the discounted cash flows of the Company over the course of the next five years, plus (ii) a discounted terminal value. Although this methodology is utilized often in investment cost-benefit analysis, it is heavily dependent on the accuracy of projections, the discount rate and the terminal value multiples. In analyzing the Merger Consideration on a DCF basis, we utilized management's profit projections under a "No Acquisitions" case, capital expenditure projections provided to bidders during the sale process, a terminal multiple range of 4.5x to 5.5x EBITDA (the approximate mean and median range for Comparable Transactions), and a discount rate of 15% to 20%, which represents a reasonable discount rate given the capital and size of the Company. Based on such analysis, EVEREN derived a range of Enterprise Values and subtracted the sum of the current debt outstanding plus the difference between the Merger Consideration and the exercise price for all in-the-money options to arrive at an implied Equity Value. Dividing by the number of Vaughn shares currently outstanding as of October 31, 1998, yielded implied equity values per share of Vaughn of $6.64 to $11.55. The Merger Consideration compared favorably with this range of implied equity values per share calculated in the DCF Analysis.

    OTHER ANALYSES AND FACTORS:

    In rendering its opinion, EVEREN: (i) prepared a history of trading prices for Vaughn Common Stock from December 11, 1988 through December 11, 1998, which showed a range of prices of $0.44 to $19.00 with an average price of $4.36 per share over this period; (ii) prepared a history of trading prices for Vaughn Common Stock from December 11, 1997 through December 11, 1998, which showed a range of prices of $5.25 to $10.38 with an average price of $7.35 per share over this period; (iii) prepared a history of trading volumes for Vaughn Common Stock from December 11, 1997 through December 11, 1998, which showed that greater than 98% of the shares traded at or below the Merger Consideration of $10.00 over the last year, and (iv) reviewed financial and operating characteristics of Vaughn and its industry performance.

    The foregoing is a summary of the material aspects of the financial analyses used by EVEREN in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying EVEREN's opinion. In arriving at its opinion, EVEREN considered the results of all such analyses. The analyses were prepared solely for the purposes of EVEREN providing its opinion as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Vaughn Common Stock, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any analysis of the fairness of the Merger Consideration to be offered in the Merger, from a financial point of view, to the holders of Vaughn Common Stock, involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. The estimates utilized by EVEREN were developed solely for purposes of its analysis and the presentations to the Vaughn Board of Directors and reflected computations of the potential values through the application of various generally accepted valuation techniques. Such estimates may not reflect actual market values, and do not necessarily reflect values which may be realized if any other assets of Vaughn are sold. EVEREN has not appraised or undertaken any valuation of any assets or property nor has it made any solvency analysis of Vaughn. EVEREN's opinion and the related presentation to the Vaughn Board on December 11, 1998 was one of many factors taken into consideration by the Vaughn Board in making its determination to approve the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by EVEREN.

    EVEREN's opinion is for the use and benefit of the Vaughn Board of Directors in its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. EVEREN was not requested to opine as to, and its opinion does not in any manner address, Vaughn's underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies which might exist for Vaughn or the effect of any other transaction in which Vaughn might engage.

    Pursuant to a letter agreement dated December 3, 1998, Vaughn paid to EVEREN in December 1998, a cash fee of $100,000 after EVEREN delivered its opinion to the Vaughn Board of Directors on December 11, 1998. Furthermore, Vaughn has agreed to reimburse EVEREN for certain out-of-pocket expenses and to indemnify EVEREN for certain liabilities arising in connection with EVEREN's opinion.

    As compensation for its services as financial advisor to the Company, the Company has paid EVEREN a retainer of $75,000 to be credited against a fee, payable upon the consummation of the Merger, in an amount equal to 1 1/4% of the aggregate consideration received by the shareholders in connection with the Merger, based on a share value of up to $15 per share, and 3% of the aggregate consideration received by the Shareholders in excess of $15 per share. The Company has also agreed to reimburse EVEREN for its reasonable out-of-pocket expenses in connection with the performance of its services not to exceed $25,000 in the aggregate without the Company's prior approval. In the ordinary course of its business, EVEREN may trade Vaughn Common Stock for the accounts of its customers. EVEREN does not hold, for its own account, any shares of Vaughn Common Stock.

CERTAIN EFFECTS OF THE MERGER

    Current Vaughn shareholders will not have an opportunity to continue their equity interest in the Surviving Corporation and therefore will not share in the future earnings and potential growth of Vaughn, nor have the right of equity ownership. Upon completion of the Merger, Vaughn Common Stock will no longer be quoted on Nasdaq, trading information will no longer be available and the registration of Vaughn Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. The termination of the registration of Vaughn Common Stock under the Exchange Act will reduce the information required to be furnished to the SEC and will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholder meetings, no longer applicable.

    The receipt of cash pursuant to the Merger will be a taxable transaction. See "Special Factors-- Certain Federal Income Tax Consequences."

CONFLICTS OF INTEREST

    In considering the recommendation of Vaughn's Board of Directors with respect to the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, Vaughn's shareholders should be aware that certain members of Vaughn's management and Board of Directors (identified in the following paragraphs) have interests in the Merger that may be generally considered in conflict with the interests of Vaughn shareholders generally. The Board of Directors of Vaughn was aware of these interests and considered them, among other matters, in approving the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. These interests are discussed below.

    WILLETTE OPTION TERMINATION AND GRANT AGREEMENT; WILLETTE SUBSCRIPTION
     AGREEMENT

    In connection with the Merger, Willette and Allied entered into the Willette Option Termination and Grant Agreement, which is attached hereto as Annex D and is incorporated herein by reference. Pursuant to the Willette Option Termination and Grant Agreement, immediately prior to the Effective Time, Willette, Chief Executive Officer and Director of Vaughn, will cancel certain stock options held by him to purchase 128,500 shares of Vaughn Common Stock, representing (i) stock options to purchase 20,500 shares of Vaughn Common Stock at an exercise price of $3.1250 per share, (ii) stock options to purchase 22,000 shares of Vaughn Common Stock at an exercise price of $5.10 per share, (iii) stock options to purchase 34,000 shares of Vaughn Common Stock at an exercise price of $5.8438 per share,
(iv) stock options to purchase 27,000 shares of Vaughn Common Stock at an exercise price of $7.5438 per share, and (v) stock options to purchase 25,000 shares of Vaughn Common Stock at an exercise price of $11.05 per share (the "Willette Options"). In consideration for such cancellation, Willette will acquire a non-qualified option (the "Allied Option") consisting of the right to purchase 10,000 shares of Series C Preferred Stock of Allied, par value $.01 per share ("Allied Series C Preferred"), at an exercise price of $543,634.20, subject to the terms and conditions set forth in a Stock Option Agreement and Letter of Grant (the "Option Certificate") to be entered into on the Closing Date by and between Allied and Willette. The Allied Series C Preferred has a stated value of $100.00 per share; therefore, the Allied Option exercisable for 10,000 shares of Allied Series C Preferred has an ascribed value of $1 million. Assuming Merger Consideration of $10.00 per share, subject to the terms and conditions of the Merger Agreement, Willette would be entitled to an aggregate spread of $456,365.80 in cancellation of the Willette Options. The exercise price of $543,634.20 was calculated to give Willette equivalent value by subtracting $456,365.80 from the $1 million ascribed value. The cancellation of the Willette Options and grant of the Allied Option will take place immediately prior to the Effective Time on the Closing Date.

    Also in connection with the Merger, Willette and Allied entered into the Willette Subscription Agreement pursuant to which Willette will purchase 22,820 shares of Class A Common Stock of Allied, par value $.01 per share ("Allied Class A Common"), at a price of $5.00 per share, for $114,100 plus an additional 4,500 shares as his allocation under Allied's management equity program, at a price of $5.00 per share, for $22,500, for a total purchase of 27,320 shares of Allied Class A Common for $136,600. Willette will also purchase 4,289 shares of Series B Preferred Stock of Allied, par value $.01 per share ("Allied Series B Preferred" and together with the Allied Class A Common, the "Willette Shares"), at a price of $100.00 per share, for a total purchase price of $428,900. The closing of the purchase and sale of the Willette Shares will take place immediately prior to the Effective Time on the Closing Date. The effectiveness of the Willette Subscription Agreement and the Willette Option Termination and Grant Agreement are subject to the consummation of the transactions contemplated by the Merger Agreement (the "Transactions").

    EMPLOYMENT AGREEMENTS

    Prior to the Merger, Vaughn had existing employment agreements with Willette, M. Charles Reinhart ("Reinhart") and Donald J. Drapeau ("Drapeau"). In connection with the Merger, employment agreements of Willette and Reinhart have been amended.

    Pursuant to Amendment No. 1 to Mr. Willette's employment agreement, the material changes are as follows: (a) ADI assumes all of Vaughn's responsibilities under Mr. Willette's amended employment agreement; (b) Mr. Willette's position is changed to Executive Vice President of ADI from Chief Executive Officer of Vaughn; and (c) Mr. Willette's annual base salary is increased from $200,000 to $225,000 per year.

    Pursuant to Amendment No. 1 to Mr. Reinhart's employment agreement, the material changes are as follows: (a) ADI assumes all of Vaughn's responsibilities under Mr. Reinhart's amended employment agreement; (b) the three-year term of Reinhart's employment agreement is shortened to terminate on April 1, 2000 (from March 13, 2001), with no right of renewal; (c) the non-competition restriction period binding on Mr. Reinhart is shortened to eighteen months from five years; and (d) Mr. Reinhart is entitled to severance compensation equal to $160,000, payable monthly in twelve equal installments plus other benefits in the event of any of the following: (i) his employment agreement is terminated without "Cause" (as defined in Mr. Reinhart's employment agreement), (ii) the parties mutually agree to terminate his employment agreement, (iii) his employment agreement expires by its own terms, or (iv) Mr. Reinhart terminates his employment agreement for "Good Reason" (as defined in Mr. Reinhart's employment agreement).

    The effectiveness of the amendments to the employment agreements of Mr. Willette and Mr. Reinhart are subject to the consummation of the Transactions.

    Under existing employment agreements with Drapeau and Reinhart, each of them will receive $100,000 in one lump sum payment upon the consummation of a "Change of Control" of Vaughn. An additional $100,000 is payable to Drapeau and Reinhart on the date one year after the consummation of such Change of Control, subject to certain conditions in the employment agreements. Completion of the Merger will constitute a "Change of Control" under the employment agreements and will entitle Drapeau and Reinhart to these payments.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a general summary of the material United States federal income tax consequences of the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated by the United States Treasury Department, judicial authorities, and current rulings and administrative practice of the Internal Revenue Service (the "Service") in each case as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of Vaughn Common Stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Vaughn Common Stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar or to persons who have received their Vaughn Common Stock as compensation. Further, this discussion does not address the state, local or foreign tax consequences of the Merger.

    For United States federal income tax purposes, TAC will be disregarded as a transitory entity and the Merger of TAC with and into Vaughn will be treated as exchanges of a portion of Vaughn Common Stock for the cash in the Merger by its holders.

    The receipt of the cash consideration in the Merger by holders of Vaughn Common Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between the cash consideration received in the Merger and the holder's basis per share in the Vaughn Common Stock. Except as provided in the following paragraph, if a holder holds Vaughn Common Stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder's holding period is more than twelve months. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 20% (not taking into account any phase-out of personal exemptions and certain itemized deductions) whereas the maximum federal income tax rate on ordinary income and net short-term capital gains (I.E., gain on capital assets held for less than twelve months) of an individual is currently 39.6% (not taking into account any phase-out of personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are currently deductible only to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income ($1,500 in the case of married individuals filing separate returns). In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations. In the case of corporations, capital losses that are not currently deductible may generally be carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year, subject to certain limitations.

    A holder of Vaughn Common Stock may be subject to backup withholding at the rate of 31% with respect to payments of cash consideration in the Merger received pursuant to the Merger, unless the holder (a) provides a correct taxpayer identification number ("TIN") in the manner required or (b) is a corporation or other exempt recipient and, when required, demonstrates this fact. To prevent the possibility of backup federal income tax withholding on payments made to certain holders with respect to shares of Vaughn Common Stock pursuant to the Merger, each holder must provide the disbursing agent with his correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Vaughn Common Stock who does not provide Vaughn with his or her correct TIN may be subject to penalties imposed by the Service, as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. Vaughn (or its agent) will report to the holders of Vaughn Common Stock and the Service the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE DESCRIPTION OF ALL OF THE POTENTIAL TAX CONSEQUENCES THAT MAY OCCUR AS A RESULT OF THE MERGER. VAUGHN SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL TAX CONSEQUENCES OF THE MERGER, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER JURISDICTION OF THE ABOVE DESCRIBED TRANSACTIONS.

                                   THE MERGER

    THE FOLLOWING IS A SUMMARY OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. SHAREHOLDERS ARE URGED TO REVIEW THE MERGER AGREEMENT CAREFULLY IN ITS ENTIRETY.

OWNERSHIP OF CAPITAL STOCK

    Concurrently with the Merger, it is anticipated that the following steps will be taken:

    (a) TAC has issued one thousand shares of common stock of TAC, par value $0.01 per share, ("TAC Common Stock") to ADI. Pursuant to the Merger, one thousand shares of TAC Common Stock (representing each share of TAC Common Stock outstanding immediately prior to the Effective Time of the Merger) will be canceled and converted on a one-for-one basis into one share of common stock of the Surviving Corporation.

    (b) Pursuant to the Merger, each share of Vaughn Common Stock outstanding as of the Record Date (less any shares owned by Vaughn shareholders who are entitled to, and have perfected, their dissenters' rights) will be canceled and converted into the right to receive $10.00 per share in cash. For accounting purposes, the Company will be deemed to have purchased these shares.

    (c) As of the Record Date, there were options outstanding to purchase an aggregate of 447,336 shares of Vaughn Common Stock (the "Vaughn Stock Options"). Other than as expressly set forth in the Willette Option Termination and Grant Agreement, Vaughn shall adjust the terms of all Vaughn Stock Options to provide that, at the Effective Time, each Vaughn Stock Option outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled and thereafter the former holder thereof shall be entitled by having held such Vaughn Stock Option only to a payment from the Surviving Corporation (subject to any applicable withholding taxes, as the case may be) equal to the product of (i) the total number of shares of Vaughn Common Stock subject to such Vaughn Stock Option and (ii) the excess of $10.00 over the exercise price per share of Vaughn Common Stock subject to such Vaughn Stock Option, payable in cash immediately following the Effective Time. See "Interests of Certain Persons in the Merger--Willette Option Termination and Grant Agreement;--Treatment of Options."

BENEFITS UNDER EMPLOYMENT AGREEMENTS

    Vaughn is a party to employment agreements with two of its executive officers that will require the payment of a lump sum amount as a result of the completion of the Merger. See "Special Factors-- Conflicts of Interest."

EMPLOYMENT BY VAUGHN

    As a result of the Merger, Vaughn will be the Surviving Corporation, and employees of Vaughn will become employees of the Surviving Corporation.

INDEMNIFICATION

    Pursuant to the terms of the Merger Agreement, for a period of six years after the Effective Time, and subject to any limitation imposed from time to time under applicable law, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of Vaughn and its former subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided under Vaughn's Articles of Incorporation and by-laws, or any of its former subsidiary's certificate of incorporation or by-laws, in either case, as in effect on the date of the execution of the Merger Agreement.

    For a period of six years after the Effective Time, the Surviving Corporation will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by Vaughn's or any of its former subsidiary's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation to provide liability insurance, the Surviving Corporation will not be obligated under the Merger Agreement to pay premiums in excess of 150% of the amount per annum Vaughn paid in its last full fiscal year.

    The Company's Articles of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Company and its shareholders arising from a breach of a director's fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

    In addition, the Company's By-Laws require the Company to indemnify Vaughn directors and officers to the fullest extent permitted under the law. The Company maintains director and officer insurance coverage for directors and officers of Vaughn.

CONDUCT OF VAUGHN'S BUSINESS AFTER THE MERGER

    As a condition to the consummation of the Merger, all directors of Vaughn designated by TAC will submit their resignations effective upon consummation of the Merger; however, it is anticipated that neither Vaughn nor TAC will change the composition of management immediately following the Effective Time. TAC and members of management of Vaughn expect that the day-to-day business and operations of Vaughn will be conducted substantially as they are currently being conducted by Vaughn. In addition, after the Merger, Vaughn intends to seek certain strategic acquisitions of companies in comparable industries to take advantage of increased margins by combining operations.

    Other than the transactions contemplated hereby and the proposed financing, the Company does not have, nor does it anticipate, any plans or proposals which would result in a sale or transfer of a material amount of assets, or a material change in the Company's dividend rate or policy or indebtedness or capitalization. See "The Merger--Financing."

EFFECTIVE TIME

    The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Minnesota or at such later time as may be specified in the certificate of merger. The date and time of effectiveness of the Merger is referred to generally in this Proxy Statement as the "Effective Time." The Effective Time is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the principal terms of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions set forth in the Merger Agreement.

REGULATORY REQUIREMENTS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), certain acquisition transactions may not be consummated unless notice has been given and certain information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified waiting period requirements have been satisfied, unless earlier termination has been granted. The Company and TAC each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on December 14, 1998. On December 31, 1998, the FTC notified the Company and TAC that the waiting period under the HSR Act had been terminated. At any time before or after the Effective Time, and despite termination of the HSR Act waiting period, the Antitrust Division or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger, or seeking divestiture of substantial assets of the Company and TAC. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

DISSENTERS' RIGHTS

    Sections 302A.471 and 302A.473 of the MBCA entitle any shareholder who objects to the Merger and who follows the procedures prescribed by Section 302A.473 to receive in lieu of the Merger Consideration cash equal to the "fair value" of such shareholder's shares of Vaughn Common Stock. Set forth below is a summary of the procedures relating to the exercise of such dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 302A.471 and 302A.473 of the MBCA, which are reproduced in full as Annex C to this Proxy Statement, and to any amendments to such provisions as may be adopted after the date of this Proxy Statement.

    ANY SHAREHOLDER CONTEMPLATING THE POSSIBILITY OF DISSENTING FROM THE MERGER SHOULD CAREFULLY REVIEW THE TEXT OF ANNEX C (PARTICULARLY THE SPECIFIED PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS' RIGHTS, WHICH ARE COMPLEX) AND SHOULD ALSO CONSULT LEGAL COUNSEL. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 OF THE MBCA ARE NOT FULLY AND PRECISELY SATISFIED.

    Under the MBCA, any shareholder who (i) files with the Company before the Special Meeting written notice of his or her intent to demand the fair value for his or her shares of Vaughn Common Stock if the Merger is consummated and becomes effective and (ii) does not vote his or her shares of Vaughn Common Stock at the Special Meeting in favor of the proposal to approve the Merger shall be entitled, if the Merger is approved and effected, to receive a cash payment equal to the fair value of such shareholder's shares of Vaughn Common Stock upon compliance with the applicable statutory procedural requirements. While a shareholder who votes for the Merger will have no dissenters' rights under the MBCA, the failure by any shareholder to vote against the proposal to approve the Merger will not in and of itself constitute a waiver of such rights.

    Written notice of a shareholder's intent to demand payment for such shareholder's shares of Common Stock must be filed with the Company at: 5050 West 78th Street, Minneapolis, Minnesota 55435, Attn: Corporate Secretary, before the vote on the Merger at the Special Meeting. A vote against the Merger at the Special Meeting will not constitute the notice required under the MBCA. A shareholder who does not satisfy each of the requirements of Sections 302A.471 and 302A.473 of the MBCA is not entitled to payment for such shareholder's shares of Vaughn Common Stock under the dissenters' rights provisions of the MBCA and will be bound by the terms of the Merger Agreement if the Merger is consummated.

    If the Merger is approved at the Special Meeting, the Company must send written notice to all shareholders who have given written notice of dissent and not voted in favor of the Merger a notice containing: (i) the address where the demand for payment and certificates must be sent and the date by which they must be received, (ii) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received, (iii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares (or an interest in them) and to demand payment, and (iv) a copy of the provisions of the MBCA set forth in Annex C with a brief description of the procedures to be followed under those provisions. A shareholder who is sent such a notice and who wishes to assert dissenters' rights must demand payment and deposit his or her certificates with the Company within 30 days after such notice is given. Prior to the Effective Time, a shareholder exercising dissenters' rights retains all other rights of a shareholder. From and after the Effective Time, dissenting shareholders will no longer be entitled to any rights of a shareholder, including, but not limited to, the right to receive notice of meetings, to vote at any meetings or to receive dividends, and will only be entitled to any rights of appraisal as provided by the MBCA. If any such holder of Vaughn Common Stock shall have failed to perfect or shall have effectively withdrawn or lost such right, his or her shares of Vaughn Common Stock shall thereupon be deemed to have been converted into the right to receive the Merger Consideration pursuant to the Merger Agreement.

    After the Effective Time or upon receipt of a valid demand for payment, whichever is later, the Company must remit to each dissenting shareholder who complied with the requirements of the MBCA the amount the Company estimates to be the fair value of such shareholder's shares of Vaughn Common

Stock, plus interest accrued from the Effective Time to the date of payment. The payment also must be accompanied by certain financial data relating to the Company, the Company's estimate of the fair value of the shares and a description of the method used to reach such estimate, and a copy of the applicable provisions of the MBCA with a brief description of the procedures to be followed in demanding supplemental payment. If a dissenting shareholder believes that the amount remitted is less than the fair value of such shares plus interest, such dissenting shareholder may give written notice to the Company of his or her own estimate of the fair value of the shares, plus interest, within 30 days after the Company mails its remittance, and demand payment of the difference.

    If the Company receives a demand from a dissenting shareholder to pay such difference, it shall, within 60 days after receiving the demand, either pay to the dissenting shareholder the amount demanded or agreed to by the dissenting shareholder after discussion with the Company or file in court a petition requesting that the court determine the fair value of the shares.

    The court may appoint one or more appraisers to receive evidence and make recommendations to the court on the amount of the fair value of the shares. The court shall determine whether the dissenting shareholder has complied with the requirements of Section 302A.473 of the MBCA and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use. The fair value of the shares as determined by the court is binding on all dissenting shareholders.

    Costs of the court proceeding shall be determined by the court and assessed against the Company, except that part or all of the costs may be assessed against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

    If the court finds that the Company did not substantially comply with the relevant provisions of the MBCA, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable against the Company. Such fees and expenses may also be assessed against any party in bringing the proceedings if the court finds that such party has acted arbitrarily, vexatiously or not in good faith, and may be awarded to a party injured by those actions. The court may award, in its discretion, fees and expenses of an attorney for the dissenting shareholders out of the amount awarded to such shareholders, if any.

    A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in such shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the Company in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    Under Subdivision 4 of Section 302A.471 of the MBCA, a shareholder has no right, at law or in equity, to set aside the approval of the Merger Agreement or the consummation of the Merger except if such adoption or consummation was fraudulent with respect to such shareholder or the Company.

FINANCING

    Allied, directly or indirectly through ADI, expects to make an equity investment of up to $15 million in TAC, which amount will be used to partially fund the payment of the cash consideration and expenses incurred in connection with the Merger.

    Vaughn anticipates that approximately $50 million of additional financing will be arranged through senior secured loans from a syndicate of banks led by Fleet National Bank, N.A. ("Fleet") or a comparable financial institution (the "Bank Lenders"). The proceeds of the loans will be used to provide the balance of the funds required to consummate the Transactions, to pay fees and expenses incurred in connection with the Merger, to refinance certain indebtedness under existing credit facilities and to provide for capital expenditures, working capital and the general business purposes of ADI and its subsidiaries. The approximately $50 million of financing is in addition to ADI's existing $100 million senior credit facility led by Fleet.

    At the Effective Time, it is anticipated that ADI and Vaughn as co-borrowers will enter into an amended and restated loan agreement with the Bank Lenders providing for availability under a revolving credit facility of up to $40 million, a $55 million Term A facility, each maturing on December 31, 2003, and a $55 million Term B facility maturing on December 31, 2004 (collectively, the "Bank Facilities"). Loans under the Bank Facilities will bear interest, at the option of ADI, at LIBOR or a base rate (the higher of (i) Fleet's prime rate and (ii) the federal funds rate plus 1/2 of 1%), plus the applicable margin. It is expected that loans under the revolving credit facility and Term A facility will bear interest for an initial period at the applicable LIBOR rate plus 3%, and initially loans under the Term B facility will bear interest at LIBOR plus 3.75%, and, thereafter, all loans under the revolving credit facility and the term facilities will bear interest at applicable margin over LIBOR or the base rate, as applicable, determined on the basis of Vaughn's ratio of total debt to 12 months trailing earnings before interest, taxes, depreciation and amortization.

    It is also anticipated that at the Effective Time ADI will enter into a loan agreement with Citicorp Mezzanine Partners, L.P. ("CMP") providing for an approximately $15 million senior subordinated debt facility (the "Senior Subordinated Facility") having a maturity date of June 30, 2007 and an annual interest rate of 12%. Pursuant to an Amended and Restated Senior Subordinated Loan Agreement between CMP and ADI, it is anticipated that CMP will be entitled to receive warrants to purchase an amount when combined with existing warrants held by CMP and Fleet Corporate Finance, Inc. ("FCF") that equals 10% of common stock of Allied, par value $.01 per share ("Allied Common"), on a fully diluted basis outstanding as of the Effective Time, at an exercise price of $.01 per share. In the event that the new loan and the existing loans between ADI and CMP are voluntarily prepaid in full prior to September 24, 1999, the number of shares of Allied Common issuable upon exercise of the new warrants and warrants previously issued to CMP and FCF by Allied shall automatically be reduced by 50%.

EXPENSES OF THE TRANSACTION

    As a result of the proposed Merger, the Company will incur various costs, currently estimated at approximately $5.2 million, in connection with consummating the Merger. These costs consist of (a) approximately $1.82 million of professional fees and costs, (b) approximately $2.4 million of costs and expenses relating to the financing of the Merger, (c) approximately $150,000 of printing costs and filing fees and (d) approximately $830,000 of advisory fees payable to EVEREN as financial advisor (inclusive of out-of-pocket expenses). The exact timing, nature and amount of these costs are subject to change. See "Special Factors--Opinion of the Company's Financial Advisor" and "Interests of Certain Persons in the Merger--Fees Payable to Special Committee and Financial Advisor" for a description of the fees to be paid to EVEREN in connection with its engagement.

                              THE MERGER AGREEMENT

    The following is a brief summary of all material provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Annex A and is incorporated herein by reference.

THE MERGER

    The Merger Agreement contemplates that as soon as practicable after satisfaction or waiver of all conditions to the Merger, Vaughn and TAC will file a certificate of merger with the Secretary of State of the State of Minnesota and make all other filings or recordings required by the MBCA in connection with the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Minnesota or at such later time as is specified in the certificate of merger. At the Effective Time, TAC will be merged with and into Vaughn, with Vaughn being the Surviving Corporation. From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Vaughn and TAC, except as provided under the MBCA.

THE SURVIVING CORPORATION

    At the Effective Time, the Articles of Incorporation of Vaughn will become the Articles of Incorporation of the Surviving Corporation. At the Effective Time, the by-laws of TAC will become the by-laws of the Surviving Corporation to read as set forth in Exhibit A to the Merger Agreement until thereafter amended as provided by law and such by-laws. From and after the Effective Time, all directors of Vaughn designated by TAC will resign from the Board. Neither Vaughn nor TAC has any present intention to change management of Vaughn. See "--Directors and Officers of Vaughn Following the Merger." It is anticipated that after the Effective Time, Vaughn will be reincorporated as a Delaware corporation.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Vaughn Common Stock, each share of Vaughn Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined below), will be canceled and will be converted automatically into the right to receive an amount equal to $10.00 in cash, payable, without interest, to the holder of a share of Vaughn Common Stock upon surrender of the certificate evidencing the share of Vaughn Common Stock.

    Other than pursuant to the Willette Option Termination and Grant Agreement, each option to purchase Vaughn Common Stock, outstanding immediately prior to the Effective Time (whether or not the option is vested or exercisable) will be canceled and in exchange therefor, each holder of an option to purchase Vaughn Common Stock will receive a cash payment equal to the product of (a) the excess of the cash consideration in the Merger over the exercise price of the option multiplied by (b) the number of shares subject to the option, less any applicable withholding taxes.

    At the Effective Time, except as described above, all shares of Vaughn Common Stock outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and retired and each holder of a stock certificate representing shares of Vaughn Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect thereto, except the right to receive the cash consideration in the Merger, upon surrender of such certificates in accordance with the terms of the Merger Agreement.

    No conversion will be made in respect of any shares of Vaughn Common Stock as to which a Vaughn shareholder has elected to exercise dissenters' rights until such time, if any, as such shareholder will have effectively lost dissenters' rights.

    Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares in favor of the Merger, who has delivered a written demand exercising dissenters' rights in the manner provided by the MBCA and who, as of the Effective Time, has not effectively withdrawn or lost such right to dissent, will not be converted into a right to receive the cash consideration in the Merger ("Dissenting Shares"). The holders of Dissenting Shares will be entitled only to such rights as are granted by Sections 302A.471 and 302A.473 of the MBCA. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the MBCA will receive payment therefor from Vaughn in accordance with the MBCA; provided, however, that (i) if any such holder of Dissenting Shares will have failed to establish his entitlement to dissenters' rights as provided in the MBCA, (ii) if any such holder of Dissenting Shares will have effectively withdrawn his demand to exercise dissenters' rights or lost his right to payment for his shares under the MBCA, or (iii) if neither any holder of Dissenting Shares nor Vaughn will have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Sections 302A.471 and 302A.473 of the MBCA, such holder will forfeit the right to exercise dissenters' rights for such shares and each such share will be treated as if its holder had not elected dissenters' rights and it had been converted, as of the Effective Time, into a right to receive the cash consideration in the Merger, without interest thereon, from the Surviving Corporation. Prior to the Effective Time, Vaughn will give TAC prompt notice of any demands received by Vaughn for exercising of dissenters' rights, and TAC will have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Vaughn will not, except with the prior written consent of TAC, make any payment with respect to, or settle or offer to settle, any such demands.

SURRENDER AND PAYMENT OF SHARES

    AST has been designated to act as paying agent for the benefit of the holders of shares of Vaughn Common Stock in connection with the Merger to receive the $10.00 per share cash consideration to which holders of shares of Vaughn Common Stock will become entitled. TAC will deposit with AST the proceeds of the Financing required in order to pay the Merger Consideration. Such funds will be invested by AST as directed by the Surviving Corporation, and any interest and other income resulting from such investment will be paid to the Surviving Corporation. Promptly after the Effective Time, AST will send to each holder of shares of Vaughn Common Stock outstanding immediately prior to the Effective Time a Letter of Transmittal and instructions for use in effecting the surrender of certificates. The Letter of Transmittal will specify that the delivery will be effected, and that risk of loss and title will pass, only upon delivery of the certificates representing shares of Vaughn Common Stock to AST.

    Each holder of shares of Vaughn Common Stock that have been converted into the right to receive the cash consideration in the Merger, upon surrender to AST of a certificate or certificates representing such shares, together with a properly completed Letter of Transmittal covering such shares, will be entitled to receive the cash consideration payable in respect of such shares. Until so surrendered, each such certificate will, after the Effective Time, represent for all purposes, only the right to receive such cash consideration. No interest will be paid or will accrue on any cash payable as cash consideration in the Merger.

    If any portion of the cash consideration is to be paid to a person other than the registered holder of the shares of Vaughn Common Stock represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such payment that the certificate or certificates so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment will pay to AST any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares or establish to the satisfaction of the Surviving Corporation or AST that such tax has been paid or is not applicable.

    At any time following the sixth months after the Effective Time, the Surviving Corporation will be entitled to require AST to deliver to it any funds made available to AST and not disbursed to holders of Vaughn Common Stock, and thereafter such holders will be entitled to look to the Surviving Corporation only as general creditors thereof for payment of their claim for cash. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Surviving Corporation nor AST will be liable to any holder of a share of Vaughn Common Stock or to any other person for any Merger Consideration delivered in respect of such share to a public official pursuant to any applicable abandoned property, escheat or similar law.

    If any certificates representing shares of Vaughn Common Stock have not been surrendered before the fifth anniversary of the Effective Time, any cash in respect of such certificates will, to the extent permitted by applicable law, become the property of the Surviving Corporation. In addition, if any cash in respect of certificates representing shares of Vaughn Common Stock would, prior to the fifth anniversary of the Effective Time, otherwise escheat to or become the property of a governmental entity, such cash will, to the extent permitted by applicable law, become the property of the Surviving Corporation.

    At and after the Effective Time, there will be no further registration of transfers of Vaughn Common Stock on the records of Vaughn or its transfer agent.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties of Vaughn relating, with respect to Vaughn and its subsidiaries, to, among other things: (a) organization, standing and similar corporate matters; (b) Vaughn's capital structure; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (d) the need to obtain any third party consents; (e) documents filed by Vaughn with the SEC and the accuracy of information contained therein; (f) Vaughn's financial statements; (g) material adverse changes with respect to Vaughn; (h) the absence of material undisclosed liabilities; (i) brokers' fees and expenses; (j) the absence of certain changes or events since December 31, 1997; (k) pending or threatened material litigation; (l) filing of tax returns and payment of taxes; (m) compliance with applicable laws; (n) possession of required permits; (o) material contracts; (p) ownership of or rights to use Vaughn intellectual property; (q) the approval by the Board of the Merger and the receipt of the opinion of EVEREN as to the fairness of the transaction to Vaughn shareholders from a financial point of view; (r) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and employment matters; (s) certain labor matters; (t) matters relating to leased real property; (u) Vaughn's material compliance with all environmental laws; (v) Vaughn's interest in any corporation, partnership, joint venture, business, trust or entity; (w) certain business practices; (x) Vaughn's maintenance of insurance on its assets; and (y) the accuracy of information supplied by Vaughn in connection with this Proxy Statement. In addition, the Merger Agreement contains representations and warranties of Vaughn that (a) it has no subsidiaries and that it owns no ownership interest in any entity and (b) its Board of Directors has, by unanimous vote of all directors in office, determined that the Merger Agreement and the transactions contemplated thereby are fair and in the best interests of Vaughn's shareholders and resolved to recommend that Vaughn's shareholders approve the Merger Agreement and the transactions contemplated therein.

    The Merger Agreement also contains customary representations and warranties of TAC relating to, among other things: (a) organization, standing and similar corporate matters; (b) the ability of TAC to provide adequate financing in connection with the Merger; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) the need to obtain any third party consents; (e) brokers' fees and expenses; (f) pending or threatened material litigation; (g) the accuracy of information supplied by TAC in connection with this Proxy Statement; and (h) confirmation that Allied and TAC are not an "interested shareholder" within the meaning of
Section 302A.011, Subd. 49(a) of the MBCA.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, Vaughn and TAC have agreed that:

    (a) TAC and Vaughn will use their respective reasonable best efforts to obtain any necessary authorizations, consents and approvals of any governmental or regulatory body; (b) Vaughn will prepare and file with the SEC proxy materials ("Proxy Materials") under the Exchange Act relating to the Merger; (c) Vaughn will call the Special Meeting as soon as reasonably practicable in order that Vaughn shareholders may consider and vote upon the adoption of the Merger Agreement and the approval of the Merger in accordance with the MBCA, and mail the Proxy Materials to Vaughn shareholders as soon as reasonably practicable, which Proxy Materials will contain the affirmative recommendation of the Board of Directors of Vaughn in favor of the adoption of the Merger Agreement and the approval of the Merger; provided, however, that Vaughn will not have any obligation to call the Special Meeting of Vaughn shareholders or mail the Proxy Materials to Vaughn shareholders if such action would require any director or officer of Vaughn either to violate any requirement imposed by law or violate such director's or officer's fiduciary duty; (d) Vaughn will not engage in any practice, take any action or enter into any transaction outside the ordinary course of business, including, but not limited to, those actions relating to effecting a change to its articles of incorporation or by-laws, granting any rights to purchase capital stock, paying any dividends, incurring indebtedness or encumbering assets (except as provided in the Merger Agreement), making material changes in the employment terms of any officer or director, making any capital or other investments, adopting any employee benefit plan, revaluing any significant portion of assets, paying any material liabilities, making any tax election and taking actions with respect to accounting policies; (e) subject to the terms and conditions of the Confidentiality Agreement (as defined in the Merger Agreement), Vaughn will permit representatives of TAC and its affiliates to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Vaughn, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to Vaughn; (f) each of Vaughn and TAC will give prompt written notice to the other of any event which could reasonably be expected to cause a breach of its respective representations, warranties or covenants contained in the Merger Agreement and Vaughn will give prompt written notice to TAC of any change or event which could reasonably be expected to have a material adverse effect on the financial condition or the business operation of Vaughn; (g) Vaughn and its Board of Directors will grant such approvals and take such actions as are reasonably necessary to eliminate or minimize the effect of any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation that shall become applicable to the Merger and the transactions contemplated by the Merger Agreement; (h) prior to the Effective Time, Vaughn will take such action as may be necessary to amend the terms of Vaughn's Option Plans and the outstanding options to purchase Vaughn Common Stock to provide that such options shall be canceled at the Effective Time and holders of such options shall only be entitled to the cash payment specified in the Merger Agreement; (i) Vaughn and its Board of Directors will cause each holder of an option to acquire Vaughn Common Stock to consent to the cancellation of the option in exchange for the cash payment specified in the Merger Agreement; and (j) in the event that Fleet or CMP notifies ADI that either Fleet or CMP is withdrawing its commitment contemplated by the applicable Bank Commitment Letter (as defined in the section entitled "The Merger--Financing"), TAC shall promptly notify Vaughn in writing of such event.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that Vaughn will not (whether directly or indirectly through advisors, agents or other intermediaries) authorize or knowingly permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any third party relating to (a) any acquisition of 5% or more of the consolidated assets of Vaughn or of over 5% of any class of equity securities of Vaughn; (b) any tender offer (including a self-tender offer) or exchange offer that if consummated would result in any third party beneficially owning 5% or more of any class of equity securities of Vaughn; (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Vaughn, other than the acquisition of Vaughn by TAC and the Transactions; or (d) any other transaction, the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the Merger or which would, or could reasonably be expected to, materially dilute the benefits to TAC of the Transactions (collectively, the "Transaction Proposals" and which, if consummated, will be an "Acquisition Transaction"), or enter into or participate in any discussions (except as may be necessary to inform a third party of the no-solicitation provisions of the Merger Agreement or negotiations regarding any of the foregoing), or furnish to any third party any information with respect to the business, properties or assets of Vaughn in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any third party to do or seek any of the foregoing.

    The non-solicitation provisions contained in the Merger Agreement will not limit or prohibit Vaughn from (a) furnishing information pursuant to an appropriate and customary confidentiality agreement (which shall not be substantially less restrictive than the Confidentiality Agreement entered into by TAC in connection with the Merger) concerning Vaughn and its businesses, properties or assets to a third party who has made an unsolicited Transaction Proposal; (b) engaging in discussions or negotiations with such a third party who has made an unsolicited Transaction Proposal; (c) taking a position on a tender offer by a third party, as required by Rules 14e-2 and 14d-9 under the Exchange Act (provided no such position will constitute a recommendation of such transaction if it does not constitute a Transaction Proposal that the Vaughn Board of Directors determines in good faith, and after consultation with and advice from its financial advisors, is reasonably likely to be subject to completion and would, if consummated, result in a Superior Acquisition Proposal) or complying with its duties of disclosure under applicable state law; or (d) following receipt of an unsolicited Transaction Proposal, failing to make, modifying or withdrawing the recommendation of the Vaughn Board of Directors to approve the Merger; provided, that Vaughn may undertake the actions set forth in the foregoing clauses (a) through (d) only if and to the extent that the Vaughn Board of Directors shall have concluded in good faith, after consulting with financial advisors and considering the advice of outside counsel, that (i) such action is required by the Vaughn Board of Directors in the exercise of its fiduciary duties to the shareholders of the Company and (ii) such action is reasonably likely to be subject to completion and would, if consummated result in a Superior Acquisition Proposal; and provided, further, that the Vaughn Board of Directors shall not take any of the foregoing actions referred to in clauses
(a) through (d) until after giving at least one business day's advance written notice to TAC with respect to such actions. In addition, if the Vaughn Board of Directors receives a Transaction Proposal, then the Company shall promptly inform TAC in writing of the material terms of such proposal and the identity of the third party making it. As of December 11, 1998, the Company ceased any existing activities, discussions or negotiations with any parties with respect to any Transaction Proposals. Any violation of the restrictions set forth in the Merger Agreement by any director or executive officer of the Company or by any investment banker, financial adviser, attorney, accountant, or other representative of the Company shall be deemed to be a breach of the Merger Agreement by the Company.

DIRECTORS AND OFFICERS OF VAUGHN FOLLOWING THE MERGER

    The officers of Vaughn immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The Directors of the Surviving Corporation shall be the persons designated by TAC immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and the by-laws of the Surviving Corporation. As a condition to TAC's obligation to consummate the Merger, Vaughn shall have received and accepted the resignations of all directors of Vaughn designated by TAC. See "The Merger--Conduct of Vaughn's Business After the Merger."

INDEMNIFICATION

    Pursuant to the terms of the Merger Agreement, for a period of six years after the Effective Time, and subject to any limitation imposed from time to time under applicable law, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of Vaughn and its former subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided under Vaughn's Articles of Incorporation and By-laws or any of its former subsidiaries' certificate of incorporation or By-laws, in either case, as in effect on the date of the execution of the Merger Agreement.

    For a period of six years after the Effective Time, the Surviving Corporation will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by Vaughn's or any of its former subsidiaries' officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation to provide liability insurance, the Surviving Corporation will not be obligated under the Merger Agreement, to pay premiums in excess of 150% of the amount per annum Vaughn paid in its last full fiscal year.

FINANCING

    Allied has received a commitment letter, dated December 1, 1998 (the "Equity Commitment Letter"), from the Allied Stockholder pursuant to which the Allied Stockholder has agreed to provide up to $15 million (the "Equity Financing") for purposes of consummating the Transactions.

    In addition to the Equity Financing, ADI has also received commitment letters from Fleet, dated December 1, 1998 (the "Fleet Commitment Letter"), and from CMP, dated December 9, 1998, (the "CMP Commitment Letter" and together with the Fleet Commitment Letter, the "Bank Commitment Letters") pursuant to which Fleet has committed to provide the Bank Facilities and CMP has committed to provide the Senior Subordinated Facility which collectively constitutes, together with the Equity Financing, all of the financing required in order to consummate the Transactions and to fund what TAC reasonably believes to be the working capital needs of the Surviving Corporation following the Closing Date. See "The Merger--Financing."

    In the event that Fleet or CMP notifies ADI that either Fleet or CMP is withdrawing its commitment contemplated by the applicable Bank Commitment Letter, TAC shall promptly notify Vaughn in writing of such event.

COOPERATION AND REASONABLE EFFORTS

    Pursuant to the Merger Agreement, and subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective reasonable best efforts to take all action under the terms of the Merger Agreement and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions.

CONDITIONS TO CONSUMMATION OF MERGER

    The respective obligations of Vaughn and TAC to consummate the Merger are subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties made by each party contained in the Merger Agreement will be true and correct in all respects at and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which will have been true and correct as of such date);
(ii) the Merger Agreement will have been adopted by the shareholders of Vaughn and TAC in accordance with the MBCA; (iii) each of Vaughn and TAC will have performed and complied with all of its respective covenants under the Merger Agreement in all material respects; (iv) there will not be any judgment, order, decree or injunction in effect preventing consummation of the Transactions; (v) Vaughn and TAC will have each delivered to the other a certificate to the effect that the representations and warranties are true and correct and each of the covenants required to be satisfied by it has been satisfied in all respects; (vi) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the parties shall have received all other authorizations, consents and approvals of governmental or regulatory bodies in connection with the execution, delivery and performance of the Merger Agreement; and (vii) TAC will have received an opinion of Gray Plant, counsel to Vaughn, in the form specified in the Merger Agreement, and Vaughn will have received an opinion of Oppenheimer, Wolff and Donnelly LLP, special Minnesota counsel to TAC, in the form specified in the Merger Agreement.

    In addition, the obligations of TAC to consummate the Merger are further subject to the satisfaction by Vaughn or waiver by TAC of the following conditions:

           (i) the holders of not more than 10% of the outstanding shares of Vaughn Common Stock shall have exercised dissenters' rights in accordance with the MBCA;

           (ii) Vaughn shall have delivered to TAC written consents to the transactions from persons who are parties to contracts set forth in the schedules to the Merger Agreement;

           (iii) total Debt (as defined in the Merger Agreement) of Vaughn determined on a consolidated basis in accordance with GAAP as of the Effective Time will not exceed $20.5 million;

           (iv) TAC shall have received the proceeds of the Financing on terms reasonably satisfactory to TAC to enable TAC to consummate the Transactions; such terms and conditions to be deemed reasonably satisfactory to TAC if they are substantially similar to the Bank Commitment Letters or the Equity Commitment Letter, as the case may be;

           (v) Vaughn shall have received and accepted the resignations of all directors of Vaughn designated by TAC;

           (vi) Vaughn shall have delivered written evidence of the termination of certain contracts designated by TAC;

           (vii) there will not be instituted or pending any action or proceeding by any governmental or regulatory body, or any action or proceeding by any other person, that has a reasonable likelihood of success before any governmental or regulatory body, (A) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the Transactions, (B) seeking to restrain or prohibit the ownership or operation by TAC of all or any material portion of the business or assets of Vaughn, taken as a whole, (C) seeking to impose or confirm material limitations on the ability of TAC to effectively control the business or operations of Vaughn, taken as a whole, or effectively to exercise full rights of ownership of the shares of Vaughn Common Stock, or (D) requiring divestiture by TAC of any shares of Vaughn Common Stock, and no governmental or regulatory body will have issued any judgment, order, decree or injunction, and there will not be any statute, rule or regulation, that, in the reasonable judgment of TAC, is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (A) through (D);

           (viii) TAC will have received an opinion of Gray Plant, counsel to Vaughn, in the form specified in the Merger Agreement;

           (ix) Vaughn shall have paid all applicable real property transfer taxes in connection with the Merger and the transactions contemplated by the Merger Agreement;

           (x) Vaughn shall have delivered to TAC (A) certified copies of the Articles of Incorporation of Vaughn, and (B) certain good standing certificates for Vaughn;

           (xi) there shall have been no material adverse change in the business or condition of Vaughn and its subsidiaries taken as a whole since December 31, 1997;

           (xii) Vaughn shall have delivered a written consent from each holder of an option to acquire Vaughn Common Stock authorizing cancellation of the option in exchange for the cash payment specified in the Merger Agreement and waiving all rights of such holder under the Company option plans;

           (xiii) the Transactions contemplated by the Willette Option Termination and Grant Agreement and the Willette Subscription Agreement shall have been consummated; and

           (xiv) the Employment and Noncompetition Agreement, dated December 11, 1998, by and between ADI and Douglas Olzenak, the Employment and Noncompetition Agreement, as amended by Amendment No. 1, dated December 11, 1998, by and among Reinhart, Vaughn and ADI and the Employment and Noncompetition Agreement, as amended by Amendment No. 1, dated December 11, 1998, by and among Willette, Vaughn and ADI, shall be in full force and effect.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the shareholders of Vaughn): (a) by mutual written consent of Vaughn and TAC; (b) any time after the Special Meeting, by either Vaughn or TAC, in the event that the Merger fails to receive requisite shareholder approval; (c) by either Vaughn or TAC, (i) if the other party at any time prior to the Effective Time has breached any material representation, warranty or covenant contained in the Merger Agreement when made or at any time prior to the consummation of the Merger in any material respect, the non-breaching party has given notice to the breaching party, and the breach remains uncured for 30 days after notice has been given, or (ii) if the consummation of the Merger will not have occurred on or before March 31, 1999 (unless the failure results from a breach by the party seeking to terminate the Merger Agreement of any of its representations, warranties or covenants);
(d) by either Vaughn or TAC, if there will be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Vaughn or TAC from consummating the Merger is entered and such judgment, injunction, order or decree will become final and nonappealable; (e) by TAC, if (i) the Board of Directors of Vaughn will have withdrawn or modified or amended, in a manner adverse to TAC, either its approval or recommendation of the Merger Agreement or its recommendation that the Vaughn shareholders adopt and approve the transactions contemplated by the Merger Agreement, (ii) the Board of Directors of Vaughn will have approved, recommended or endorsed any Superior Acquisition Proposal, or (iii) Vaughn has failed to duly call the Special Meeting of Vaughn shareholders; (f) by Vaughn, if a third party has made a Superior Acquisition Proposal; or (g) by Vaughn, if TAC delivers a written notice to Vaughn that either Fleet or CMP is withdrawing its commitment contemplated by either or both of the Bank Commitment Letters, and within five business days following the delivery of such written notice, TAC has not delivered to Vaughn either (i) a substitute commitment letter or letters on substantially the same terms and conditions as the applicable Bank Commitment Letter or Bank Commitment Letters which have been withdrawn or (ii) a written notice setting forth a waiver by TAC of the financing closing condition set forth in the Merger Agreement with respect to that portion of the financing to be provided under the applicable Bank Commitment Letter or Bank Commitment Letters.

    The party desiring to terminate the Merger Agreement will give written notice of such termination to the other party in accordance with the terms thereof.

    In the event of termination of the Merger Agreement by either Vaughn or TAC as provided for in the Merger Agreement, all rights and obligations set forth in the Merger Agreement will terminate and the

Merger Agreement shall become void and have no effect; provided however, the Confidentiality Agreement shall survive any such termination.

TERMINATION FEES

    In accordance with the terms of the Merger Agreement, Vaughn must pay TAC $1.9 million, and reimburse TAC for its reasonable out-of-pocket expenses up to a maximum of $900,000 if the Merger Agreement is terminated for any of the following reasons:

           (i) Vaughn's Board of Directors notifies TAC that it has determined, in good faith, and after consultation with and advice from its financial advisors, that another Transaction Proposal is reasonably likely to be subject to completion, and would, if consummated, result in a transaction more favorable from a financial point of view to the Company's shareholders than the Merger;

           (ii) Vaughn's Board of Directors approves, recommends or endorses a Superior Acquisition Proposal;

           (iii) Vaughn breaches any material representation, warranty, covenant, agreement or other obligation under the Merger Agreement and the breach continues without cure for 30 days after notice by TAC, another Transaction Proposal has been made and, within 12 months after termination of the Merger Agreement by TAC pursuant to the terms and conditions thereof, Vaughn consummates any Transaction Proposal (whether or not proposed prior to the Special Meeting and whether or not it involves the same third party making any other Transaction Proposal);

           (iv) Vaughn's Board of Directors withdraws or modifies its approval or recommendation of the Merger in a manner adverse to TAC, another Transaction Proposal has been made and, within 12 months after termination of the Merger Agreement by TAC pursuant to the terms and conditions thereof, Vaughn consummates any Transaction Proposal (whether or not proposed prior to the Special Meeting and whether or not it involves the same third party making any other Transaction Proposal); or

           (v) Vaughn fails to call a Special Meeting to consider and vote upon the Merger, another Transaction Proposal has been made and within 12 months after termination of the Merger Agreement by TAC pursuant to the terms and conditions thereof, Vaughn consummates any Transaction Proposal (whether or not proposed prior to the Special Meeting and whether or not it involves the same third party making any other Transaction Proposal).

AMENDMENT AND WAIVER

    The Merger Agreement may be amended or its conditions precedent to closing waived if, and only if, such amendment or waiver is in writing and signed by both Vaughn and TAC, subject to applicable law.

EXPENSES

    Except as otherwise described in "--Termination Fees" and "--Surrender and Payment of Shares" above, costs and expenses incurred in connection with the Merger will be paid by the party incurring such cost or expense. In the event the Merger is consummated, the Surviving Corporation will be responsible for the payment of all of the expenses incurred by or fees due to EVEREN, legal counsel and independent auditors.

GUARANTY

    ADI agrees to guarantee the performance of the obligations of TAC under the Merger Agreement.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the Merger, Vaughn shareholders should be aware that the directors, officers and certain members of management of the Company have interests in the Merger in addition to their interests solely as shareholders of the Company, as described below. See also "Special Factors--Conflicts of Interest."

WILLETTE SUBSCRIPTION AGREEMENT

    Pursuant to the terms of the Willette Subscription Agreement, Willette will purchase 22,820 shares of Allied Class A Common, at a price of $5.00 per share, for $114,100 plus an additional 4,500 shares as his allocation under Allied's management equity program, at a price of $5.00 per share, for $22,500, for a total purchase of 27,320 shares of Allied Class A Common for $136,600. Willette will also purchase 4,289 shares of Allied Series B Preferred, at a price of $100.00 per share, for a total purchase price of $428,900. The closing of the purchase and sale of the Willette Shares shall take place immediately prior to the Effective Time on the Closing Date.

WILLETTE OPTION TERMINATION AND GRANT AGREEMENT

    Pursuant to the terms and conditions of the Willette Option Termination and Grant Agreement, immediately prior to the Effective Time, Willette shall cancel all of the Vaughn Stock Options held by him to purchase 128,500 shares of Vaughn Common Stock, and, in consideration for such cancellation, acquire a non-qualified option consisting of the right to purchase 10,000 shares of Allied Series C Preferred at an exercise price of $543,634.20, subject to the terms and conditions set forth in the Option Certificate. The cancellation of the Willette Options and grant of the Allied Option shall take place immediately prior to the Effective Time on the Closing Date.

TREATMENT OF OPTIONS

    Other than as expressly set forth in the Willette Option Termination and Grant Agreement, Vaughn shall adjust the terms of all Vaughn Stock Options to provide that, at the Effective Time, each Vaughn Stock Option outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled and thereafter the former holder thereof shall be entitled by having held such Vaughn Stock Option only to a payment from the Surviving Corporation (subject to any applicable withholding taxes, as the case may be) equal to the product of (i) the total number of shares of Vaughn Common Stock subject to such Vaughn Stock Option and (ii) the excess of $10.00 over the exercise price per share of Vaughn Common Stock subject to such Vaughn Stock Option, payable in cash immediately following the Effective Time.

    Executive officers and directors of Vaughn, other than Willette, hold Vaughn Stock Options to purchase the following number of shares of Vaughn Common Stock and will receive the following amounts of cash as a result of the exchange:

                                                                                   CASH AMOUNT
                                                                      NUMBER OF       TO BE
NAME OF EXECUTIVE OFFICER OR DIRECTOR                                  OPTIONS      RECEIVED
-------------------------------------------------------------------  -----------  -------------
Rodney P. Burwell..................................................      14,000    $    78,250
Donald J. Drapeau..................................................      56,500    $   171,813
Roger F. Heegaard..................................................       4,000    $    13,250
Jeffrey Johnson....................................................      12,000    $    42,000
M. Charles Reinhart................................................      31,700    $   101,250
Michael R. Sill....................................................      14,000    $    50,750
William D. Smith...................................................       6,000    $    29,250
Harold G. Wahlquist................................................       6,000    $    28,750

EMPLOYMENT OF VAUGHN'S EXECUTIVE OFFICERS

    Prior to the Merger, Vaughn had employment agreements with Willette, Reinhart and Drapeau. In connection with the Merger, Willette's and Reinhart's employment agreements have been amended. Effective from and after the consummation of the Merger, ADI will assume all rights and obligations of the amended agreements. Drapeau's employment agreement with Vaughn was not amended in connection with the Merger. See "Special Factors--Conflicts of Interest."

FEES PAYABLE TO THE SPECIAL COMMITTEE AND FINANCIAL ADVISOR

    The Special Committee of the Company's Board of Directors was formed on February 19, 1998 to, among other things, evaluate and negotiate the Merger Agreement and related transactions on behalf of the Board of Directors (see "Special Factors--Background of the Merger"). Messrs. Burwell, Heegaard, Johnson, Sill, Smith and Wahlquist, who are not employees or officers of the Company, were unanimously appointed by the Board of Directors to serve as the members of the Special Committee. Each member of the Special Committee is entitled to the payment of $500 cash for each meeting of the Special Committee attended by such member. The payment of this compensation is not contingent upon the consummation of the Merger. The members of the Special Committee have been paid the following cash amounts in connection with their service on the Special
Committee:

                                                                              TOTAL CASH
NAME OF SPECIAL COMMITTEE MEMBER                                         COMPENSATION RECEIVED
-----------------------------------------------------------------------  ---------------------
Rodney P. Burwell......................................................        $   3,500
Roger F. Heegaard......................................................        $   3,000
Jeffrey Johnson........................................................        $   3,000
Michael R. Sill........................................................        $   3,000
William D. Smith.......................................................        $   3,500
Harold G. Wahlquist....................................................        $   2,500

    As compensation for its services as financial advisor to the Company, the Company has paid EVEREN a retainer in the amount of $75,000 and will pay EVEREN a fee of $786,380 (equal to 1 1/4% of the aggregate Merger Consideration) upon the consummation of the Merger, less the $75,000 retainer amount and $100,000 fairness opinion fee previously paid. In addition, the Company will reimburse EVEREN for its reasonable out-of-pocket expenses incurred in connection with the performance of its services not to exceed $25,000 in the aggregate without the Company's prior approval. See "Special Factors--Opinion of the Company's Financial Advisor."

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information as of December 11, 1998 and the Record Date concerning the Company's directors and executive officers:

NAME                                   AGE      POSITION WITH COMPANY
---------------------------------      ---      ----------------------------------------------------
E. David Willette................          62   Chairman of the Board, Chief Executive Officer and
                                                Director
Donald J. Drapeau................          44   President, Chief Operating Officer and Director
M. Charles Reinhart..............          47   Chief Financial Officer and Secretary
Rodney P. Burwell................          59   Director
Roger F. Heegaard................          71   Director
Jeffrey Johnson..................          52   Director
Michael R. Sill..................          66   Director
William D. Smith.................          47   Director
Harold G. Wahlquist..............          59   Director

    Unless otherwise noted below, each person discussed below has engaged in his principal occupation for more than the past five years.

    E. DAVID WILLETTE has served as Chief Executive Officer of the Company since 1971, and Chairman of the Board since 1972. He also served as President from 1971 to 1995, and as Treasurer from 1971 to 1996.

    DONALD J. DRAPEAU, President and Chief Operating Officer, joined the Company in 1986 as General Manager of Sales and Marketing for the rental and duplication departments of the Company's Communications Group. In 1987 he was promoted to General Manager of the rental division and in 1988 to General Manager of the Company's Communications Division, becoming Vice President in 1989. He was promoted to President and Chief Operating Office in 1995. Mr. Drapeau has been a Director of the Company since 1995.

    M. CHARLES REINHART is a certified public accountant and joined the Company's accounting staff in 1982. He became Controller in 1983 and Secretary in 1987. Mr. Reinhart was promoted to Chief Financial Officer in 1996.

    RODNEY P. BURWELL has served as a Director of the Company since 1993. Mr. Burwell is Chairman of the Board, Xerxes Corporation, a manufacturer of fiberglass underground fuel storage tanks, located in Minneapolis, Minnesota.

    ROGER F. HEEGAARD has served as a Director of the Company since 1973. Mr. Heegaard is Chairman of Homestyles Publishing & Marketing, a magazine publisher, based in Minneapolis, Minnesota.

    JEFFREY JOHNSON has served as a Director of the Company since 1995. Mr. Johnson is the retired former Vice President of Centercom, a videotape duplicator, located in Milwaukee, Wisconsin.

    MICHAEL R. SILL has served as a Director of the Company since 1990. Mr. Sill is Chairman and Chief Executive Officer of Road Machinery & Supplies Co., a distributor of construction equipment and services, located in Minneapolis, Minnesota.

    WILLIAM D. SMITH has served as a Director of the Company since 1983. Mr. Smith is currently Chief Operating Officer of Viromed Laboratories, Inc., a laboratory testing and products company located in Minneapolis, Minnesota. From 1991 to 1996, Mr. Smith was Vice President and Chief Operating Officer of Pace, Inc., an environmental testing company based in Minneapolis, Minnesota.

    HAROLD G. WAHLQUIST has served as a Director of the Company since 1983. Mr. Wahlquist is the founder, Chairman and Chief Executive Officer of MidWest Bancorporation, Inc., a regional multi-bank holding company located in Minneapolis, Minnesota.

                       BUSINESS AND OPERATIONS OF VAUGHN

GENERAL

    The Company was founded under the name Vaughn Displays, Inc. in 1943 and changed its name to VAUGHN COMMUNICATIONS, INC. in 1987. Through November 16, 1998, the Company was engaged in two business segments: the Vaughn Communications Division (the "Communications Division") and the Vaughn Products Division (the "Products Division"). The Vaughn Communications Division is a multimedia business services provider providing high volume videotape duplication and digital media (compact disc and magnetic floppy disk) replication for the corporate, educational and institutional user, accounting for approximately 84% of the Company's sales in fiscal 1998. The Vaughn Products Division was sold in November, 1998 (see "--Discontinued Operations--Vaughn Products Division" below). The Vaughn Products Division was a manufacturer and distributor of gifts, leather products, and custom designed soft goods sold by gift shops and western stores, and accounted for approximately 16% of the Company's sales in fiscal 1998.

    During the fiscal years ended January 31, 1998, 1997 and 1996, the percentage of sales of the Communications Division and the Products Division as compared to total sales of the Company were as follows:

                                                                                                 YEAR ENDED JANUARY 31,
                                                                                             -------------------------------
DIVISION                                                                                       1998       1997       1996
-------------------------------------------------------------------------------------------  ---------  ---------  ---------
Communications Division....................................................................        84%        80%        88%
Products Division..........................................................................        16%        20%        12%

    The Company's strategic objective is to grow and expand its business through internal growth and acquisitions. (See "--Discontinued Operations--Vaughn Products Division," "--Former Businesses" and "--Recent Acquisitions" below.) The Company's principal executive offices are located at 5050 West 78th Street, Minneapolis, Minnesota 55435, and its telephone number is (612) 832-3200.

VAUGHN COMMUNICATIONS DIVISION

    The Company's operations in the multimedia business services industry are conducted through the Communications Division. The Communications Division currently has videotape duplication facilities in Minneapolis (MN), Milwaukee
(WI), Phoenix (AZ), Tampa (FL), Portland (OR), Atlanta (GA), Dallas (TX), Houston (TX), Raleigh (NC), Chicago (IL), Denver (CO) and Seattle (WA) and has a facility in Fremont (CA), which replicates CDs and floppy disks. Additional sales offices are located in St. Louis (MO), New York (NY), Irvine (CA), Orlando
(FL), Knoxville (TN), Baltimore (MD) and Ft. Lauderdale (FL). It serves markets that are principally located in the United States.

    PRIMARY PRODUCTS AND SERVICES OF THE COMMUNICATIONS DIVISION

    GENERAL--The Communications Division is a major provider of multimedia related business services for corporate, educational, and institutional customers. The Company believes it is the second largest provider of videotape duplication services for the business-to-business market. In addition to videotape duplication, the Company provides digital media services through the replication of CDs and magnetic disks ("floppies") for software developers and computer equipment manufacturers. As part of its business, the Company also provides various related services such as order fulfillment, video editing, graphics design, international standards conversion, MPEG compression, and the rental of video production and editing equipment on a short-term basis.

    VIDEOTAPE DUPLICATION SERVICES--The Company offers its videotape duplication services to corporations that utilize videotape to promote their products, instruct their customers on the use of their products, train their sales force on new products or communicate with their employees. The Company has continued to expand its facilities for videotape duplication. On July 31, 1997 the Company acquired certain assets of Dub South Acquisition, LLC ("Dub South"), a videotape duplicator located in Atlanta, Georgia. The operations of Dub South were merged with those of the Company's existing facility in Atlanta. In addition to acquisitions, the Company spent approximately $1,900,000 to expand video duplication facilities. Expansion has been financed by cash flow generated from operations, equipment leasing and bank financing.

    DIGITAL MEDIA SERVICES--In order to better meet the current and long-term needs of its business customers, the Company entered the digital media replication business with the acquisition of Certified Media Corporation ("Certified") in July 1997. Certified, which commenced operations in 1986, was a diskette duplicator in the California market serving the computer-based entertainment market. In 1996, Certified entered the CD replication business. In February 1998, the Company acquired a second Fremont, California-based digital media duplicator, Copywise, Inc. The Company is currently in the final stages of integrating these two businesses.

    The Company's digital media services are primarily focused on CD-ROM products used to transfer data. The Company's digital media services are currently sold to business customers which include: (i) computer equipment manufacturers (e.g., modems, printers, scanners, etc.) that distribute driver software programs to consumers; and (ii) software developers, such as game authors.

    Going forward, the Company intends to focus its marketing efforts on existing corporate customers that do, or could, utilize digital based media to distribute information to customers and internal representatives. Examples include aircraft manufacturers and industrial supply houses that distribute parts catalogs to customers and insurance companies that distribute policy information to agents on CD or floppy disks. As part of its overall digital media services, the Company also provides a complete range of custom packaging, fulfillment and design services.

    The Company intends to continue to invest in additional capacity for CD replication as the demand warrants. In fiscal 1998, approximately $2,400,000 was invested in expanding production capabilities.

    MANUFACTURING

    VIDEOTAPE DUPLICATION--The Company's videotape duplication facilities are geographically distributed throughout the United States so that high volume duplication can be accomplished at four facilities: Minneapolis (MN); Milwaukee
(WI); Atlanta (GA); and Tampa (FL). The Company also has eight other facilities for smaller volume video manufacturing: Chicago (IL); Raleigh (NC); Dallas (TX); Houston (TX); Phoenix (AZ); Denver (CO); Portland (OR); and Seattle (WA).

    The manufacturing process for videocassettes generally utilizes duplicating machines that copy from a master in "real time" speed (i.e., the regular speed of the videocassette being duplicated). In this process, high speed tape winders are used to wind blank tape loaded to specific program lengths into video shells. The video shells are then loaded into the duplicating machines which receive the program being copied from a master transport. In addition, the Company utilizes high speed machines, which allow it to duplicate a master 150 times faster than in "real time" speed. Real time duplicating machines are used to duplicate videocassettes in standard play mode. High speed duplicating machines are capable of duplicating videocassettes in either the extended play mode or the standard play mode. The extended play format utilizes less tape than regular speed machines require for the same program content.

    The entire video duplicating and winding process takes place in an environment that is designed to eliminate airborne particles from the duplicating process.

    Once a videocassette is loaded with tape and duplicated, the finished product is checked to ensure that it conforms to strict audio and visual standards established by the Company and the industry. The videocassettes are then released to the packaging department where they are labeled, inserted into sleeves or boxes and processed through high speed shrink-wrapping machines for distribution to the Company's customers.

    DIGITAL MEDIA SERVICES--The Company's production of CD products in Fremont
(CA) utilizes an injection molding process using high grade, optical quality polycarbonate. The polycarbonate is pressed against a metal stamper to create a replica of the CD Master at a rate of approximately one every four seconds. The clear polycarbonate disc containing all of the data is then covered with a metallic coating to provide for reflection of the reading laser beam in the CD player. A thin layer of lacquer is applied over the metal to protect it and to serve as a base for printing on the disc.

    As a result of a recent expansion, the Company has increased its annual capacity to approximately 30 million units.

    LICENSES

    CD PRODUCTS--The Company, like most other CD manufacturers, uses patented technology primarily under nonexclusive licenses from the holders of patents which generally provide for the payment of royalties based upon the number of CD units sold. On March 1, 1998, the Company signed a license agreement with U.S. Philips Corporation.

    VIDEOTAPE PRODUCTS--The Company, like most other manufacturers of videocassettes, uses patented technology under a nonexclusive license from the holder of the patents (Macrovision Corporation) which provides for the payment of various fees based on the number of videocassettes produced. The Company entered into a licensed duplicator agreement with Macrovision Corporation dated June 1, 1993.

    SIGNIFICANT CUSTOMERS

    The Communications Division sells to more than 6,500 accounts in any given year. Approximately 13% of its sales come from ten customers, none of which amount to more than 3% of net sales.

    Illustrative of the Communications Division's video duplication customers are companies that use videotape to promote their products or instruct their customers on the use of their products, financial service companies which produce videotapes to present new financial products to sales personnel and customers, high technology companies which use videotapes to train sales and service personnel and corporations with many employees or locations that wish to communicate a significant Company development to all employees simultaneously. Such high volume customers are generally those who need 100 or more duplicate videotapes reproduced, addressed to individual locations and forwarded for delivery, often within a few hours or on an overnight basis.

    Illustrative of the Company's CD replication customers are software developers and computer hardware manufacturers.

    MARKETING

    The Communications Division markets its products nationally through the use of 45 field sales personnel who operate throughout the United States. To a lesser degree, the Company also uses advertising in trade publications and participation in trade shows.

    SEASONALITY

    The Communications Division's products are used consistently throughout the year except for a slight rise in demand in September, October, and November to supply extra requirements to customers for the holiday selling season.

    COMPETITION

    Though it is not possible to reliably state the Communications Division's relative position in the absence of published statistics, based upon data generated by its own management, the Company believes it is one of the largest duplicators of videotape for the non-theatrical, non-music video segment of the U.S. market. This market is comprised of exercise, educational, corporate, promotional and instructional videos, etc. The Company does not hold a dominant position in the CD replication industry.

    The primary competitive factors in the videotape duplication and CD replication business are price, quality of service and range of products. The Communications Division attempts to compete by offering high-volume videotape duplication services, at a competitive price, emphasizing service and customer support.

    The Company's principal competitors are Allied Digital Technologies (formerly Allied Film and Video Company) and The Duplication Factory. The video duplication business is highly competitive, not only with these competitors, but also with many smaller duplicators.

    The Company believes that its regional locations, its wide range of product offerings, and national marketing capabilities are competitive advantages over many others in the industry. While selling prices have been declining in recent years as competitors continue to seek market share by lowering prices, the Company has been reasonably successful in maintaining its margins by lowering its material costs and achieving unit volume increases.

DISCONTINUED OPERATIONS--VAUGHN PRODUCTS DIVISION

    On November 16, 1998, the Company sold substantially all of the assets of its Products Division to Gift Connections, Inc. (the "Buyer") for a selling price of $1,432,775 which included $300,000 of cash, a short-term note in the principal amount of $932,775 and the assumption of $200,000 of liabilities. The Products Division was engaged in the manufacture and sale of a line of soft goods, including custom-designed, silk-screened T-shirts and sweatshirts, souvenir leather products, and gift items sold primarily to retail merchants located in the United States and Canada. The Products Division's manufacturing facilities were located in the Company's Minneapolis, Minnesota plant where it produced a line of over 200 leather items such as billfolds, purses, and personal accessory items, and in Seattle, Washington, where it designed and produced its soft goods products. The Products Division's corporate headquarters were also located in Seattle. The gift products were sold at wholesale prices for resale, primarily by gift shops, and were marketed under the "Bloom Brothers" and "Indian Arts and Crafts" names. The Products Division employed 52 manufacturing, sales and administrative personnel. The Buyer reemployed substantially all of these employees.

FORMER BUSINESSES

    The Company originally operated as a manufacturer of seasonal decorative displays. In addition to this business, the Products Division business and its current business segment, from 1986 through 1991 the Company also operated six radio broadcasting stations.

    In 1990 the Company began to focus its corporate and personnel resources on the video duplication business operated by the Communications Division. In 1990 and 1991, the Company sold its radio station interests and its audio and video equipment sales and engineering businesses.

    By March 1, 1994, the Company sold its remaining seasonal decorative display businesses to a Minnesota based corporation. These businesses previously occupied approximately 5,000 square feet of the Company's principal manufacturing plant in Minneapolis, Minnesota and its 12,000 square foot manufacturing plant in Tampa, Florida, and employed 21 manufacturing, sales and administrative personnel.

BACKLOG

    Order backlog is not generally a significant factor in the Company's business. The Company relies primarily on current selling efforts coupled with near-term delivery or performance.

EMPLOYEES

    On November 30, 1998, the Company had 786 employees, including 134 in sales and marketing, 585 in manufacturing and 67 in executive, finance and administrative positions. Seventy-nine of the Company's manufacturing and clerical employees are part-time employees. The Company's employees are not represented by a union. The Company considers its employee relations to be satisfactory.

COMPLIANCE WITH ENVIRONMENTAL LAWS

    The costs associated with the Company's compliance with Federal, state and local environmental laws are minimal. For these reasons, the Company's compliance with such laws does not have a material effect on its capital expenditures, earnings or its competitive position in the marketplace.

RECENT ACQUISITIONS

    PURCHASE OF COPYWISE, INC.

    On February 1, 1998, the Company completed the acquisition of the assets of Copywise, Inc. ("Copywise"), a floppy disk replicator located in Fremont, California. The acquisition was accounted for by the purchase method of accounting. Goodwill associated with the purchase will be amortized over 15 years. The noncontingent purchase price was approximately $1,670,000 in cash and the assumption of approximately $667,000 of liabilities. The purchase price may be increased by an additional $1,560,000 depending upon the attainment of certain financial objectives by the acquired business through January 31, 2000.

    PURCHASE OF CERTIFIED MEDIA CORPORATION

    On July 31, 1997, the Company completed the acquisition of certain assets and assumed certain liabilities of Certified, a California Subchapter S Corporation. The Company accounted for the acquisition as a purchase.

    The noncontingent price of $5,500,000 was paid to the four shareholders of Certified. The Company paid $2,800,000 in cash, issued 171,210 shares of Vaughn Common Stock valued at approximately $7.01 per share ($1,200,000 in the aggregate), equal to the average closing sale price on the Nasdaq for the 10 days prior to July 31, 1997, and issued $1,500,000 of long-term debt to the Sellers. The long-term debt is payable in five equal annual installments starting on July 31, 1998. The interest rate is at the prime rate.

    The purchase price may be increased to a maximum of $7,500,000 depending upon the financial performance of Certified through January 31, 1999.

    The Company also entered into a five-year consulting and noncompete agreement with Alan Gill, the former president of Certified. The agreement calls for annual payments of $86,641. In addition, noncompete agreements signed with the remaining three shareholders for terms of three to five years call for annual payments ranging from $906 to $8,641.

    FINANCING THE ACQUISITION--The Company used its revolving credit facility to fund the $2,800,000 cash portion of the purchase price. The credit facility provided a $2,800,000 term loan due July 31, 2002, payable in consecutive quarterly principal installments of $140,000 commencing October 31, 1997, plus interest at the bank's prime rate.

    DESCRIPTION OF CERTIFIED MEDIA'S BUSINESS--Certified Media's business consists primarily of the replication of CDs utilizing an injection molding process. Located in Fremont, California, Certified's customers include computer software developers and computer hardware manufacturers. Certified Media's business has been merged with the Communications Division.

    The Company believes that the Certified acquisition has assisted the Company's transformation from a videotape duplication specialist to a total media solutions provider and that using the Company's existing sales force will provide significant growth for the business acquired through the acquisition of Certified.

    For Certified's fiscal years ended December 31, 1996 and 1995, it had annual sales of $4,459,000 and $7,958,000, respectively. Net income (loss) for the respective periods was ($1,189,000) and $1,047,000. The net income numbers do not include the effect of any income taxes since Certified was a Subchapter S Corporation.

    PURCHASE OF DUB SOUTH

    On July 31, 1997, the Company acquired certain of the assets and assumed certain of the liabilities of Dub South, a Georgia limited liability company. The Company accounted for the acquisition as a purchase.

    The noncontingent purchase price for the assets included approximately $311,000 in cash and the assumption of approximately $439,000 of liabilities. The purchase price may be increased by an additional $1,200,000, depending on profit performance through January 31, 2002.

    Dub South is a regional videotape duplicator with its facility in Atlanta, Georgia. Its business is substantially similar to the videotape duplication business of the Communications Division, and its operations have been merged into the Company's pre-existing facilities in Atlanta.

    For Dub South's fiscal year ended December 31, 1996, sales were $1,907,000 and had a net loss of $520,000.

    MERGER OF SATASTAR CORPORATE SERVICES, INC.

    Pursuant to a Plan and Agreement of Merger dated June 7, 1996, on June 28, 1996 Satastar Corporate Services, Inc. (dba PVS Corporate Services) ("Satastar"), an Illinois corporation, was merged into the Company. The Company accounted for the transaction as a pooling of interests. The merger was effected by the issuance of 165,357 shares of Vaughn Common Stock valued at $13.75 per share, or approximately $2,274,000 in the aggregate, in exchange for all the common stock of Satastar.

    The Company also entered into employment and noncompete agreements with the former owners of Satastar. The agreements are for terms ranging from two to three years and call for compensation of $130,000 to $162,000 per year.

    DESCRIPTION OF SATASTAR'S BUSINESS--Satastar is a regional videotape duplicator whose business, with the exception of specific customer identity, is substantially similar to the videotape duplication business of the Company's Communications Division of which Satastar has become part. Satastar has a videotape duplication facility in Chicago, Illinois, and the Company merged its pre-existing facility in Chicago into that of Satastar.

    For Satastar's years ended December 31, 1996 and 1995, it had annual sales of $4,056,000 and $3,868,000, respectively. Net income for the respective periods was $102,000 and $342,000.

    At the time of the merger, Satastar had 39 employees, including 3 in sales, 10 in administration and support, and 26 in operations. A majority of these persons are currently employees of the Communications Division. These employees are not represented by a union. The Company considers Satastar's employee relations to be satisfactory, and there have been no work stoppages.

    PURCHASE OF CENTERCOM AND RELATED TRANSACTIONS

    On April 4, 1995, the Company completed the acquisition of all of the capital stock of Centercom, Inc., a Wisconsin corporation, and Centercom South, Inc., a Florida corporation (collectively, "Centercom") pursuant to a Stock Purchase Agreement of even date (for the purposes of this section, the "Purchase Agreement"). The effective date of the acquisition is April 1, 1995. The Company accounted for the acquisition as a purchase.

    The purchase price for the capital stock of Centercom was $6,420,000, which was paid equally to the two equal former shareholders of Centercom, Jeffrey Johnson and Robert Harmon (for purposes of this subsection referred to as the "Sellers"). The Company paid $5,250,000 in cash and issued 180,000 shares of Vaughn Common Stock, valued at $6.50 per share ($1,170,000 in the aggregate), equal to the closing sale price of the stock on Nasdaq on April 3, 1995. Pursuant to the terms of the Purchase Agreement, the Sellers have been elected as directors of the Company and appointed as members of the Company's Audit Committee. However, Mr. Harmon resigned as a director of Vaughn for personal reasons effective as of June 23, 1998.

    The Sellers receive $100,000 each per year for a period of seven years under consulting and noncompete agreements. In addition, the Company has entered into two ten-year leases for the videotape duplication facilities totaling approximately 38,000 square feet owned by a partnership of the Sellers in Milwaukee, Wisconsin, at an aggregate annual net rent of $186,353 for the first three years and $199,225 for the remaining seven years of the lease term. Management of the Company believes that the facilities leased from the Sellers are necessary for its videotape duplication business and that the lease terms and conditions are no less favorable to the Company than could be obtained from an unrelated third party (see "Description of Centercom's Business" below).

    FINANCING FOR THE ACQUISITION--The Company borrowed the cash consideration for the Centercom acquisition from a bank under a loan agreement. The loan agreement provided a $5,000,000 term loan due March 31, 2000, payable in consecutive quarterly principal installments of $250,000 commencing July 1, 1995, plus interest at one-quarter percent over the bank's prime rate. The Loan Agreement also provided a revolving credit facility of up to $8,000,000. On February 1, 1996, the Company entered into an amended agreement with its bank which reduced the interest rate on the term loans to the prime rate.

    DESCRIPTION OF CENTERCOM'S BUSINESS--Centercom is a national videotape duplicator whose business, with the exception of specific customer identity and geographic concentration, is substantially similar to the videotape duplication business of the Communications Division of which Centercom has become a part. Centercom has videotape duplication facilities in Milwaukee, Wisconsin, Chicago, Illinois and Tampa, Florida. The Company has merged its preexisting facilities in Milwaukee, Chicago and Tampa into those of Centercom. Centercom, Inc. and Centercom South, Inc. initially following the acquisition operated as wholly-owned subsidiaries of the Company, but are now merged into the Company.

    For Centercom's fiscal years ended June 30, 1994 and 1993, it had annual sales of $8,700,000 and $7,700,000, respectively. Net income for the same periods was $645,000 and $412,000.

    Centercom's operations involve the use of several hundred real time videotape duplicating machines and three high-speed (150 times real time rates) duplicating machines similar to those used by the Company.

    The Company believes that the Centercom acquisition has enabled the Company to be a dominant competitor in the Milwaukee market, enhanced the Company's already dominant position in the Tampa market and increased the Company's presence in the Chicago market.

    PURCHASE OF ADVANCED AUDIO/VIDEO PRODUCTIONS, INC.

    Pursuant to a Purchase and Sale Agreement dated December 29, 1995, on January 1, 1996 the Company acquired substantially all the assets and assumed substantially all the liabilities of Advanced Audio/Video Productions, Inc. ("Advanced Video"), a Colorado corporation. The Company accounted for the acquisition as a purchase.

    The purchase price for the assets of Advanced Video in the amount of approximately $282,000 included $182,000 of cash and $100,000 of long-term debt to the seller. The note is payable in three annual installments of $33,333.33 starting January 5, 1997, plus interest at the prime rate adjusted on the anniversary date.

    Advanced Video is a regional videotape duplicator with its facility located in Denver, Colorado. Its business is substantially similar to the videotape duplication business of the Company's Communications Division of which Advanced Video has become a part.

    For Advanced Video's fiscal year ended December 31, 1995, it had annual sales of $1,204,000 and net income of $60,000.

    PURCHASE OF INDIAN ARTS AND CRAFTS, INC.

    Pursuant to a Purchase and Sale Agreement dated January 31, 1996, the Company acquired substantially all the assets and assumed substantially all the liabilities of IAAC, a Washington corporation. The Company accounted for the acquisition as a purchase.

    The purchase price of approximately $2,332,000 was paid to the five shareholders of IAAC (for purposes of this subsection, the "Sellers"). The Company paid approximately $82,000 in cash, issued 145,138 shares of Vaughn Common Stock valued at $8.6125 per share ($1,250,000 in the aggregate), equal to the average closing sale price of the stock on Nasdaq for the 10 days prior to January 31, 1996, and issued $1,000,000 of long-term debt to the Sellers. The long-term debt consists of two promissory notes: one in the principal amount of $250,000 payable in three equal annual installments beginning January 31, 1997, and the other in the principal amount of $750,000 payable in seven equal annual installments starting on January 31, 1997. The interest rate on both notes is 8.5% per annum.

    The Company also entered into a three-year employment agreement with Howard Lowen, the president and largest shareholder of IAAC. This employment agreement terminated in July, 1998. In addition, the Company entered into two leases with the Sellers. One lease is for a production facility in Seattle totaling approximately 42,300 square feet at an aggregate annual rent of $250,000. The term of this lease is 44 months starting February 1, 1996. The second lease is for a sales office in Anchorage, AK (1,400 square feet) at an annual rental of $14,400 and has a three-year term. Management of the Company believed that the facilities leased from the Sellers were necessary for the business of the Products Division and that the terms of the leases were no less favorable to the Company than could be obtained from an unrelated third party. The leases were assumed by the buyer of the Products Division. See "Business and Operations of Vaughn--Discontinued Operations--Vaughn Products Division" above.

    FINANCING FOR THE ACQUISITION--The Company used its revolving credit facility to fund the $82,000 cash portion of the purchase price. To fund the anticipated increase in working capital needs, the Company entered into an Amended and Restated Loan Agreement with a bank on February 1, 1996 (the "Amended Agreement"). The Amended Agreement increased the total credit facility from $13,000,000 to $17,000,000 and provided for long-term financing to finance acquisitions and equipment purchases, and a revolving credit facility to finance working capital. The interest rate on the long-term debt and the revolving debt is at the prime rate.

    DESCRIPTION OF IAAC'S BUSINESS--IAAC's business consists primarily of the manufacture and sale of gift and souvenir products. Its principal products are custom-designed soft goods, including T-shirts, sweatshirts and hats sold primarily in Alaska and the Pacific Northwest. The Company has an art department which develops custom designs that are silk-screened on apparel and then sold to retailers by direct salespeople or independent manufacturers' representatives. IAAC also resells other gift and souvenir products through the same sales channels. IAAC was merged into the Products Division, and the Company moved the majority of the operations of the Products Division to Seattle during fiscal 1997.

    For IAAC's fiscal years ended December 31, 1995 and 1994, it had annual sales of $7,543,000 and $7,593,000, respectively. Net income for the same periods was $227,000 and $360,000, respectively.

PROPERTIES

    The Company owns its executive and administrative offices and principal manufacturing plant consisting of approximately 67,000 square feet located on a
4.1 acre site at 5050 West 78th Street, Minneapolis, Minnesota. Approximately 2,500 square feet is devoted to packaging and warehousing of the Products Division's products and raw materials. This space is currently under lease to the buyer of the Products Division. See "Business and Operations of Vaughn--Discontinued Operations--Vaughn Products Division" above. Approximately 57,600 square feet is used for the Communications Division's separate administrative and sales offices, showrooms, videotape duplication, shipping, warehouse and handling. The remaining space of approximately 4,400 square feet houses the Company's executive and administrative offices. These facilities include a separate adjacent building of approximately 10,600 square feet. See the Notes to the audited financial statements of the Company incorporated by reference for a description of the mortgage term loan to the Company secured by these facilities.

    The Company leases its Communications Division's facilities in Fremont, California; Milwaukee, Wisconsin; Phoenix, Arizona; Tampa and Orlando, Florida; Portland, Oregon; Atlanta, Georgia; Dallas, Texas; Houston, Texas; Raleigh, North Carolina; Chicago, Illinois; Seattle, Washington; and Denver, Colorado for sales offices and manufacturing, totaling approximately 280,000 square feet under leases expiring from 1998 through 2003, at a current total annual rental of approximately $1,560,000.

    The Company is presently utilizing approximately 75% of its manufacturing plant capacity measured on a five-day week/three shift per day basis. Production capacity, however, can be expanded by adding additional personnel or acquiring additional manufacturing equipment. Management believes its manufacturing facilities are generally sufficient for the Company's immediately foreseeable needs.

LEGAL PROCEEDINGS

    There are no legal proceedings pending against or involving the Company or its properties which, in the opinion of management, will have a material adverse effect upon the Company's financial position or results of operations.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table sets forth selected historical consolidated financial data for the Company, as restated to give effect to the sale of the Products Division which has been treated as a discontinued operation. The Products Division was sold by the Company as of November 16, 1998. The selected historical consolidated financial data, the unaudited condensed consolidated financial statements and audited consolidated financial statements of the Company should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section appearing elsewhere in this Proxy Statement. The interim data for the nine months ended October 31, 1998 and 1997, in the opinion of management of the Company, contains all adjustments necessary for a fair presentation of such information. The results of operations for the nine months ended October 31, 1998 should not be taken as indicative of future operating results or financial position for the full year ending January 31, 1999.

                          VAUGHN COMMUNICATIONS, INC.
                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                            YEAR ENDED JANUARY 31,                     NINE MONTHS ENDED
                                             -----------------------------------------------------  ------------------------
                                                                                                    OCTOBER 31,  OCTOBER 31,
                                               1998       1997       1996       1995       1994        1998         1997
                                             ---------  ---------  ---------  ---------  ---------  -----------  -----------

                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales..................................  $  62,291  $  55,040  $  52,365  $  38,270  $  29,145   $  60,234    $  45,593
Net income from continuing operations......      2,153      1,922      2,200      1,847        995       2,058        1,609
Net income (loss) from discontinued
  operations...............................       (215)        93         47        539        161      (2,319)         135
Basic Earnings per shares:
  Continuing operations....................       0.54       0.53       0.68       0.62       0.36        0.50         0.42
  Discontinued operations..................      (0.05)      0.02       0.01       0.19       0.06       (0.57)        0.03
Diluted Earnings per shares:
  Continuing operations....................       0.53       0.49       0.60       0.54       0.30        0.50         0.40
  Discontinued operations..................      (0.05)      0.02       0.01       0.15       0.04       (0.56)        0.03
Working Capital............................      9,093      9,268      7,559      4,186      2,420       5,986        8,981
Total assets...............................     44,312     34,751     32,816     22,186     19,573      45,875       43,823
Long-term obligations (excluding current
  portion).................................      9,075      5,603      7,778      3,626      4,024       8,222        9,126
Total liabilities..........................     23,993     17,903     19,298     13,681     13,646      25,906       23,923
Total shareholders' equity.................     20,319     16,848     13,518      8,505      5,927      19,969       19,900

------------------------

    The following tables set forth the unaudited condensed consolidated financial statement data as of and for the three months and nine months ended October 31, 1998 and 1997, as restated to give effect to the sale of the Products Division which has been treated as a discontinued operation. The Products Division was sold by the Company as of November 16, 1998. These financial statements are to be read in conjunction with the notes immediately following the unaudited condensed consolidated financial statements.

                          VAUGHN COMMUNICATIONS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                                                                      OCTOBER 31,    JANUARY 31,
                                                                                     -------------  -------------
                                                                                         1998           1998
                                                                                     -------------  -------------
ASSETS
  Current assets
    Trade accounts receivable less allowance of $1,449,000 at October 31, 1998 and
      $1,126,000 at January 31, 1998...............................................  $  15,809,929  $  13,822,621
    Inventories....................................................................      5,488,901      8,887,898
    Net realizable value of business discontinued..................................      1,253,179             --
    Other..........................................................................      1,117,589      1,301,287
                                                                                     -------------  -------------
      Total current assets.........................................................     23,669,598     24,011,806

Property, plant and equipment......................................................     35,013,923     31,185,406
    Less accumulated depreciation..................................................     22,329,893     19,899,664
                                                                                     -------------  -------------
                                                                                        12,684,030     11,285,742

Intangible and Other Assets........................................................      9,521,559      9,014,076
                                                                                     -------------  -------------
                                                                                     $  45,875,187  $  44,311,624
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
    Accounts payable...............................................................  $   5,939,977  $   3,216,356
    Notes payable to bank..........................................................      6,372,011      5,760,436
    Salaries, wages and payroll taxes..............................................         15,480        818,300
    Current portion of long-term debt and capital lease obligations                      3,839,074      3,867,986
    Other..........................................................................      1,517,214      1,255,415
                                                                                     -------------  -------------
      Total current liabilities....................................................     17,683,756     14,918,493

Long-term debt (less current portion)                                                    5,053,688      6,517,724
Capital lease obligations (less current portion)...................................      3,114,427      2,502,540
Deferred income taxes..............................................................         54,326         54,326

Shareholders' equity
    Common stock, par value $.10 per share:
        Authorized 20,000,000 shares; issued and outstanding
          October 31, 1998--4,082,226 shares; January 31, 1998-- 4,088,582
          shares...................................................................        408,222        408,858
    Additional paid-in capital                                                           8,985,912      9,074,004
    Retained earnings..............................................................     10,574,856     10,835,679
                                                                                     -------------  -------------
      Total shareholders' equity...................................................     19,968,990     20,318,541

                                                                                     $  45,875,187  $  44,311,624
                                                                                     -------------  -------------
                                                                                     -------------  -------------

             See notes to condensed consolidated financial statements.

                          VAUGHN COMMUNICATIONS, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)

                                                           THREE MONTHS ENDED            NINE MONTHS ENDED
                                                              OCTOBER 31,                   OCTOBER 31,
                                                      ----------------------------  ----------------------------
                                                          1998           1997           1998           1997
                                                      -------------  -------------  -------------  -------------
NET SALES...........................................  $  20,864,752  $  17,762,785  $  60,234,011  $  45,593,091
COST AND EXPENSES:
  Costs of goods sold...............................     14,003,723     11,776,726     40,318,867     30,031,764
  Selling and administrative........................      5,068,423      4,273,883     15,170,213     11,975,542
  Interest..........................................        413,008        356,803      1,268,357        871,359
  Other (income)....................................        (15,622)       (25,377)       (69,878)       (62,955)
                                                      -------------  -------------  -------------  -------------
                                                         19,469,532     16,382,035     56,687,559     42,815,710

INCOME BEFORE INCOME TAXES..........................      1,395,220      1,380,750      3,546,452      2,777,381

Income taxes........................................        585,000        578,000      1,488,000      1,168,000
                                                      -------------  -------------  -------------  -------------
Income from continuing operations...................        810,220        802,750      2,058,452      1,609,381
Income (loss) from discontinued
  operations net of taxes...........................       (380,391)      (403,969)        71,877        134,618
Loss on sale of Products Division...................     (2,391,162)            --     (2,391,162)            --
                                                      -------------  -------------  -------------  -------------
NET INCOME (LOSS)...................................  ($  1,961,333) $     398,781  ($    260,833) $   1,743,999
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

NET INCOME (LOSS) PER SHARE
  Basic
    Continuing operations.................  $    0.20  $    0.20  $    0.50  $    0.42
    Discontinued operations...............      (0.67)     (0.10)     (0.57)      0.03
                                            ---------  ---------  ---------  ---------
                                            ($   0.47) $    0.10  ($   0.07) $    0.45
                                            ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------
  Diluted
    Continuing operations.................  $    0.20  $    0.20  $    0.50  $    0.40
    Discontinued operations...............      (0.67)     (0.10)     (0.56)      0.03
                                            ---------  ---------  ---------  ---------
                                            ($   0.47) $    0.10  ($   0.06) $    0.43
                                            ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------

             See notes to condensed consolidated financial statements.

                          VAUGHN COMMUNICATIONS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

                                  (UNAUDITED)

                                                                                        NINE MONTHS ENDED OCTOBER
                                                                                                   31,
                                                                                       ---------------------------
                                                                                           1998           1997
                                                                                       -------------  ------------
OPERATING ACTIVITIES
  Net income (loss)..................................................................      ($260,833) $  1,743,999
  Adjustments to reconcile net income (loss) to cash provided by operations
    Add loss on discontinued business................................................      2,391,162            --
    Depreciation and amortization....................................................      3,776,559     2,874,746
    Receivables......................................................................     (2,332,926)   (2,699,890)
    Inventories......................................................................       (194,039)      145,230
    Other assets.....................................................................       (497,564)    1,023,500
    Accounts payable.................................................................      2,464,191     1,545,576
    Other liabilities................................................................      1,780,197       268,155
                                                                                       -------------  ------------
      Net cash provided by operating activities......................................      7,126,747     4,901,316

INVESTING ACTIVITIES
  Additions to property, plant, and equipment........................................     (4,870,171)   (3,393,075)
  Purchase of business less cash acquired............................................     (1,580,528)   (5,811,009)
  Other..............................................................................         82,185       234,118
                                                                                       -------------  ------------
      Net cash used in investing activities..........................................     (6,368,514)   (8,969,966)

FINANCING ACTIVITIES
  Repayments of long-term debt and capital leases                                         (4,209,039)   (2,829,506)
  Borrowings under revolver..........................................................        611,575      (598,202)
  Lease financing of equipment.......................................................      2,577,978     1,888,655
  Increase in long term debt.........................................................        350,000     4,300,000
  Common stock issued in purchase of business........................................             --     1,200,000
  Other..............................................................................        (88,747)      107,703
                                                                                       -------------  ------------
      Net cash provided by (used in) financing activities............................       (758,233)    4,068,650
                                                                                       -------------  ------------

Change in cash.......................................................................             --            --
Cash and cash equivalents at beginning of year.......................................             --            --
                                                                                       -------------  ------------
Cash and cash equivalents at end of period...........................................  $          --  $         --
                                                                                       -------------  ------------
                                                                                       -------------  ------------

             See notes to condensed consolidated financial statements.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                OCTOBER 31, 1998

NOTE A--BASIS OF PRESENTATIONS

    The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended October 31, 1998 are not necessarily indicative of the results that may be expected for the year ending January 31, 1999.

NOTE B--EARNINGS PER SHARE

                                                                                           THREE MONTHS ENDED
                                                                                              OCTOBER 31,
                                                                                      ----------------------------
                                                                                          1998           1997
                                                                                      -------------  -------------
Basic net income (loss) per share:
  Net income from continuing operations.............................................       $810,220       $802,750
  Net income (loss) from discontinued operations....................................    ($2,771,553)     ($403,969)

  Weighted average shares outstanding...............................................      4,082,110      4,045,378

  Net income per share from continuing operations...................................          $0.20          $0.20
  Net income (loss) per share from discontinued operations..........................         ($0.67)        ($0.10)

Diluted net income (loss) per share:
  Net income from continuing operations.............................................       $810,220       $802,750
  Net income (loss) from discontinued operations....................................    ($2,771,553)     ($403,969)

Shares used in calculation:
  Weighted average shares outstanding...............................................      4,082,110      4,045,378
  Common shares issuable under stock option plans...................................         62,205        123,010
                                                                                      -------------  -------------
                                                                                          4,144,315      4,168,388
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Net income per share from continuing operations.....................................          $0.20          $0.20
Net income (loss) per share from discontinued operations............................         ($0.67)        ($0.10)

                                                                                        NINE MONTHS ENDED OCTOBER
                                                                                                   31,
                                                                                       ---------------------------
                                                                                           1998           1997
                                                                                       -------------  ------------
Basic net income (loss) per share:

  Net income from continuing operations..............................................     $2,058,452    $1,609,381
  Net income (loss) from discontinued operations.....................................    ($2,319,285)     $134,618

  Weighted average shares outstanding................................................      4,085,660     3,852,068

  Net income per share from continuing operations....................................          $0.50         $0.42
  Net income (loss) per share from discontinued operations...........................         ($0.57)        $0.03

Diluted net income per share:
  Net income from continuing operations..............................................     $2,058,452    $1,609,381
  Net income (loss) from discontinued operations.....................................    ($2,319,285)     $134,618

Shares used in calculation:
  Weighted average shares outstanding................................................      4,085,660     3,852,068
  Common shares issuable under stock option plans....................................         71,208       139,000
                                                                                       -------------  ------------
                                                                                           4,156,868     3,991,068
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Net income per share from continuing operations......................................          $0.50         $0.40
Net income (loss) per share from discontinued operations.............................         ($0.56)        $0.03

NOTE C--ACQUISITIONS

    On February 1, 1998, the Company completed the acquisition of the assets of Copywise, a floppy disk replicator located in Fremont, California. The acquisition will be accounted for by the purchase method of accounting. Goodwill associated with the purchase will be amortized over 15 years. The noncontingent purchase price was approximately $1,670,000 of cash and the assumption of approximately $667,000 of liabilities. The purchase price may be increased by an additional $1,560,000 depending upon the attainment of certain financial objectives by the acquired business through January 31, 2000.

    In July, 1997, the Company acquired certain assets and assumed certain liabilities of Certified, a CD replicator located in Fremont, California. The initial purchase price was $5,500,000, including $2,800,000 of cash, 171,210 shares of Vaughn Common Stock valued at $1,200,000, and long-term debt to the sellers of $1,500,000. The purchase price may be increased to a maximum of $7,500,000 depending upon Certified's attainment of specific financial objectives through January 31, 1999. Goodwill recorded in this transaction is being amortized over 15 years using the straight-line method.

    In July, 1997, the Company also acquired certain assets of Dub South, a videotape duplicator located in Atlanta, Georgia. The noncontingent purchase price included $311,000 of cash and the assumption of approximately $439,000 of liabilities. The purchase price may be increased by an additional $1,200,000, depending on the profit performance for the next five years. There was no goodwill recorded on this transaction.

    All the acquisitions have been accounted for by the purchase method of accounting, and the consolidated financial statements for the period ended July 31, 1998, reflect the purchase of the businesses and include any results from operations subsequent to the closing date of the respective transactions.

    The following unaudited pro forma information presents the consolidated results of continuing operations of the Company as if the acquisitions had been completed as of February 1, 1997.

                                                      THREE MONTHS ENDED   NINE MONTHS ENDED
                                                       OCTOBER 31, 1997     OCTOBER 31, 1997
                                                      -------------------  ------------------
Net sales...........................................       $19,848,000          $54,864,000
Net income..........................................           997,000            1,567,000
Net income per common share
  Basic.............................................              $.24                 $.38
  Diluted...........................................              $.24                 $.38

NOTE D--DISCONTINUED EARNINGS

    During the third quarter of 1998, the Company developed a plan to dispose of the assets and operations of the Products Division, the operating unit of the Company involved in the manufacture and sale of gift and souvenir products. The financial statements have been restated to reflect the Products Division's results of operations as discontinued operations, and the assets of the division were restated to reflect their estimated realizable value, which resulted in a pretax loss of approximately $4,123,000. The estimated realizable value was based upon an offer the Company received to purchase the business. On November 16, 1998, the Company reached an agreement with a buyer for the sale of the assets and operations of the Products Division. The selling price of $1,432,775 included $300,000 of cash, a short-term note of $932,775 and the assumption of $200,000 of liabilities by the buyer.

    Summarized results of operations and financial position data of discontinued operations were as follows (in thousands):

                                                                               NINE MONTHS
                                                                            ENDED OCTOBER 31,
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Net sales................................................................      9,160     10,708
Net income from discontinued operations..................................         72        134

                                                                                THREE MONTHS
                                                                             ENDED OCTOBER 31,
                                                                            --------------------
                                                                              1998       1997
                                                                            ---------  ---------
Net sales.................................................................      1,115      1,092
Net loss from discontinued operations.....................................       (380)      (403)

                                                                               JANUARY 31, 1998
                                                                               -----------------
Working capital..............................................................      $   4,541
Total assets.................................................................          6,195
Long-term debt...............................................................            498
Total liabilities............................................................          1,179

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATION

    Vaughn's consolidated financial statements represent the combined results of the Company's continuing business, the Communications Division, which represents 84% of the Company's sales in fiscal 1998, and its discontinued gift products business, the Products Division. The Communications Division is a national multimedia business services company providing videotape duplication and digital media (CD and magnetic floppy disk) replication and related services throughout the United States.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

    Statements in this proxy statement and other written reports and oral statements made from time to time by the Company may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. These forward-looking statements are identified by their use of words such as "expects," "plans," "will," "estimates" and other words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company's growth strategy, financial results, or acquisition strategies. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company's forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual results may vary materially.

YEAR 2000 COMPLIANCE

    Computer programs which were written using two digits (rather than four) to define the applicable year may recognize a date using "00" as the year 1900 rather than the year 2000, a result commonly referred to as the "Year 2000" problem. This could result in a system failure, or miscalculation.

    In 1997, Vaughn initiated a program to evaluate whether internally developed and purchased computer programs may experience operational problems when the year 2000 is reached. The scope of this effort included internal computer systems and supplier capabilities. The Company is completing this review to determine whether its computer programs are Year 2000 compliant, as well as determining what remedial action is required, and the costs associated with required modification or replacements. A significant amount of information has been collected and analyzed, however, the process will not be completed until calendar year 1999. The Company plans to complete all remediation efforts for its systems prior to the year 2000. Based on its evaluation to date, management believes that, while the Company will incur internal and possibly external costs to address the Year 2000 problem, such costs will not have a material impact on the operations, cash flows, or financial condition of Vaughn.

RESULTS OF OPERATIONS--NINE MONTH PERIOD ENDED OCTOBER 31, 1998 COMPARED TO NINE
  MONTH PERIOD ENDED OCTOBER 31, 1997

    DISCONTINUED OPERATIONS

    On November 16, 1998, the Company sold the Products Division for approximately $300,000 cash paid at closing, a short-term note in the principal amount of $932,775 and the assumption of $200,000 of liabilities. The Products Division, which was engaged in the sale and manufacture of gift and souvenir products, no longer met the Company's long-term strategic direction. The transaction, which involved the sale of selected assets including approximately $758,000 of accounts receivable, $3,880,000 of inventory, $380,000 of fixed assets and $406,000 of other assets, and the assumption of approximately $200,000 of liabilities by the buyer, resulted in a pretax loss of approximately $4,123,000. The sale of the Products Division has been treated as a discontinued operation, and prior financial information has been restated to reflect this treatment.

    For the first nine months of fiscal 1999, the Products Division's net sales had declined 14.5% from $10,708,000 in fiscal 1998 to $9,160,000 in fiscal 1999.
The decrease was attributed in part to a transition in sales personnel. The pretax income for the first nine months of fiscal 1999 of $72,000 was a 46.3% decline from the previous year's pretax income of $134,000.

    CONTINUING OPERATIONS

    On February 1, 1998, the Company acquired the assets of Copywise, a floppy disk replicator located in Fremont, California, for a non-contingent purchase price of approximately $1,670,000 cash and the assumption of approximately $667,000 of liabilities. The acquisition has been accounted for as a purchase, and the operating results are included in the Company's results as of the date of acquisition. The operations of Copywise have been merged into the Company's pre-existing facility in Fremont.

    For the first nine months net sales from continuing operations increased 32% from $45,593,000 in fiscal 1998 to $60,234,000 in fiscal 1999. The increase is attributable to a 12% increase in sales from pre-existing operations, and the inclusion of sales from the Company's acquisitions of Copywise and Certified Media (which was acquired on July 31, 1997).

    Gross margins have decreased slightly from the previous year. Year-to-date gross margins have declined from 34.1% to 33.1%. The decrease is due to the lower margins being realized on the sale of CD replication.

    Operating expenses as a percentage of sales for the first nine months of fiscal 1999 have declined to 25.2% from 26.3% for the first nine months of fiscal 1998. The decrease is a result of sales growth which increased the leveraging of fixed costs and continued efforts to control expenses.

    Interest expense for the first nine months of fiscal 1999 has increased 45% from the previous year, from $871,000 in the first nine months of fiscal 1998 to $1,268,000 in the first nine months of fiscal 1999. The increase was due to additional borrowings associated with the acquisitions of Certified Media and Copywise and increased working capital borrowings needed to support the sales growth. For the first nine months of fiscal 1999 net income from continuing operations increased 28% from $1,609,000 in the first nine months of fiscal 1998 to $2,058,000 in the first nine months of fiscal 1999.

RESULTS OF OPERATIONS--YEAR ENDED JANUARY 31, 1998 COMPARED TO YEAR ENDED
  JANUARY 31, 1997

    DISCUSSION OF COMBINED OPERATIONS BEFORE SELL-OFF OF PRODUCTS DIVISION

    The Company's net sales, including net sales provided by acquired business from the date of acquisition, increased 8% in fiscal 1998 to approximately $74,488,000. The increase was attributable to a 13% increase in net sales from the Communications Division which offset an 11% decrease in net sales from the Products Division. Gross margins increased slightly in fiscal 1998, from 31.5% to 31.9%. Selling, general and administrative expenses were approximately $19,093,000, a 12% increase over the previous year, and represent 25.6% of net sales, compared to 24.7% the previous year. Net interest expense increased slightly from approximately $1,237,000 in fiscal 1997 to $1,295,000 in fiscal 1998. Pretax income in fiscal 1998 was approximately $3,338,000, a 4% decrease from the prior year. The decrease was due to a $532,000 decrease in pretax income from the Products Division (pretax income of $161,000 in fiscal 1997 compared to a pretax loss of $371,000 in fiscal 1998). This decrease was partially offset by a 12% increase in pretax income from the Communications Division. The Company's effective tax rate remained at approximately 42%. Consolidated net income declined 4%, from approximately $2,015,000 in fiscal 1997 to approximately $1,938,000 in fiscal 1998.

    COMMUNICATIONS DIVISION--CONTINUING OPERATIONS

    The Communications Division's strategy is to grow through internally generated growth and through strategic acquisitions. The Company continued to implement this strategy in fiscal 1998 with two strategic acquisitions. In order to better meet the current and long-term needs of its business customers, the Company entered the digital media replication business with the acquisition, on July 31, 1997, of Certified, a CD replicator located in Fremont, California. The noncontingent purchase price of $5,500,000 included $2,800,000 in cash, 171,210 shares of Vaughn Common Stock valued at $1,200,000 and a $1,500,000 note to the sellers. The purchase price may be increased an additional $2,000,000 based upon Certified's attaining certain financial objectives. The Company believes it is well positioned for strong sales growth and market penetration in this business as it intends to capitalize on its existing sales force to sell this new product offering. Also on July 31, 1997, the Company acquired certain of the assets of Dub South, a videotape duplicator located in Atlanta, Georgia. The operations of Dub South were merged into the Company's pre-existing facility in Atlanta. The noncontingent purchase price of $750,000 included approximately $311,000 in cash and the assumption of $439,000 of liabilities. The purchase price may be increased by an additional $1,200,000 depending on the financial performance of Dub South. Both acquisitions have been accounted for as purchases and their operating results are included in the Company's results for the period subsequent to their acquisition date.

    The Communications Division's net sales increased 13% in fiscal 1998, from approximately $55,000,000 in fiscal 1997 to approximately $62,300,000. The net sales generated due to the acquisition of Certified and a 3% increase in the sales from pre-existing facilities contributed to the sales growth. The Company believes that although the growth of videotape duplicators has slowed, there continues to be opportunities for growth in this market and there are significant growth opportunities in the CD replication market, although there can be no assurances that such growth will be experienced by the Company.

    The gross profit margins increased from 32.9% in fiscal 1997 to 33.5% in fiscal 1998. The improvement was the result of cost control measures instituted at the beginning of the year and continued leveraging of fixed expenses. The Company expects to be able to maintain its profit margins by continuing to improve efficiencies, the continued leveraging of fixed costs with increased volume, and continuing to utilize low cost providers of raw materials.

    Selling, general and administrative expenses in fiscal 1998 were up 17% over fiscal 1997 and represented 25.8% of net sales in fiscal 1998 compared to 25% in fiscal 1997. The increase in selling, general and administrative expenses reflects additional expenses associated with the acquisitions previously discussed, including goodwill amortization and noncompete payments.

    Net interest increased to approximately $1,107,000 in fiscal 1998, an increase of approximately $76,000 from the previous year. The increase was due to interest associated with additional acquisition debt.

    Pretax income for the Communications Division was $3,709,000, a 12% increase over the previous year. Excluding the results of the acquisition of Certified, pretax income increased by 15% in fiscal 1998. Certified's operating profit after adding back amortization expense and interest on the acquisition debt was approximately $260,000.

    The Company invested approximately $4,432,000 on equipment and facilities to expand its production capacity. This investment included approximately $2,400,000 spent to expand the CD replication capacity. The investment in capital equipment was funded by long-term financing and internally generated funds.

    PRODUCTS DIVISION--DISCONTINUED OPERATIONS

    The Products Division, which manufactures and sells gift products throughout the United States, struggled during fiscal year 1998. A decrease in sales from the prior year, a change in senior management at mid-year, and continuing difficulties in consolidating its operations in Seattle all contributed to the disappointing results.

    Net sales of approximately $12,196,000 were an 11% decrease from the prior year. The decrease in sales also resulted in a decrease in the leveraging of fixed costs, resulting in a reduction in gross margins from 26% in fiscal 1997 to 23% in fiscal 1998. Although selling, general and administrative expenses decreased from approximately $3,239,000 in fiscal 1997 to approximately $3,014,000, it was not enough to offset the decrease in net sales and gross margins, and pretax income declined from $161,000 in fiscal 1997 to a pretax loss of $371,000 in fiscal 1998.

RESULTS OF OPERATIONS--YEAR ENDED JANUARY 31, 1997 COMPARED TO YEAR ENDED
  JANUARY 31, 1996

    The Company's strategy is to increase revenue and profitability through growth in existing channels, through acquisitions, and through improvement in efficiencies. In fiscal 1997 the Company was partially successful in implementing this strategy. The Company merged with Satastar Corporate Services, Inc., a videotape duplicator located in Chicago, expanded the Seattle operation from a sales office to a full service duplication facility, and completed the integration of IAAC (acquired January 31, 1996) into the Products Division by consolidating the Division's operations in Seattle. In spite of these accomplishments, the financial results for fiscal 1997 did not meet the Company's expectations. Lower than expected sales, coupled with increased costs associated with expanding the business, resulted in a decrease in net income from the previous year. In response to these results, the Company implemented cost containment measures during the year and expects these measures to have a positive impact on next year's results.

    DISCUSSION OF COMBINED OPERATIONS BEFORE SELL-OFF OF PRODUCTS DIVISION

    The Company's net sales increased from $59,569,000 in fiscal 1996 to $68,798,000 in fiscal 1997, a 15% increase, while gross margins remained at 32%. Selling, general and administrative expenses for fiscal 1997 were up 21% over the previous year and represented 25% of net sales, up one percentage point from last year. Operating profit decreased 7% from last year to approximately $4,712,000. Interest expense was down slightly from the previous year. The Company's effective tax rate in fiscal 1997 was 42%. Net income decreased 10% from $2,247,000 in fiscal 1996 to $2,015,000 in fiscal 1997.

    The net contribution each division made to these results is discussed below.

    COMMUNICATIONS DIVISION--CONTINUING OPERATIONS

    On June 28, 1996, the Company acquired Satastar by issuing 165,357 shares of Vaughn Common Stock in exchange for all the outstanding capital stock of Satastar. The business combination has been accounted for as a pooling of interest, and, accordingly, the financial statements and analysis include the combined results of operations from the date Satastar commenced operations.

    The Communications Division's sales of $55,040,000 in fiscal 1997 were a 5% increase from the previous year's sales of $52,365,000. The slowdown in sales growth in fiscal 1997 is attributed in part to a decrease in sales to the Company's largest customers. While the Company added more new customers in fiscal 1997 than in fiscal 1996, it was unable to offset the reduced sales to its largest accounts. The Company believes that by refocusing its sales efforts, the growth in sales will continue. There can be no assurance, however, that such growth will be at or near historical levels, particularly since the growth of the videotape duplication market may not be as great as historical levels.

    The gross profit margin increased slightly to 32.9% in fiscal 1997 from 32.7% in fiscal 1996. Although the selling price of videotape duplication continues to decline, the Company expects to maintain its profit margins by improving efficiencies, leveraging fixed costs with increased volume, and continuing to utilize low-cost providers of raw materials.

    Selling, general and administrative expenses in fiscal 1997 increased 12.3% from $12,232,000 in fiscal 1996 to $13,735,000 in fiscal 1997, and represented 25% of net sales in fiscal 1997 compared to 23.3% of net sales in fiscal 1996. The increase in selling, general and administrative expenses can be attributed in part to additional costs associated with the acquisition of Satastar, and expenses incurred during the consolidation of the Company's existing facility in Chicago with the facility used by Satastar.

    Net interest expense decreased 16% in fiscal 1997 due to lower levels of borrowing.

    Pre-tax profit for the Communications Division was $3,314,000, a 11% decrease from the previous year's pre-tax profit of $3,707,000. The decrease was attributable primarily to the higher levels of operating expenses.

    The Company spent approximately $2,750,000 on equipment and facilities to expand its production capacity. The investment was funded by long-term financing and internally generated funds.

    PRODUCTS DIVISION--DISCOUNTED OPERATIONS

    The Products Division's sales of $13,758,000 in fiscal 1997 were up 91% from the previous year. The increase was due entirely to the acquisition of IAAC on January 31, 1996. The sales from the newly acquired product line offset a slight decrease in sales of the pre-existing product line.

    The fiscal 1997 gross profit margin of 26% remained approximately the same as the previous year. A slight decrease in raw material costs was offset by higher labor costs. The higher labor costs were associated with operating two facilities prior to consolidating operations in Seattle in September, 1996. The Company expects that the combined operations will result in improved efficiencies next year.

    Operating expenses for fiscal 1997 increased 86% to $3,239,000 due to the acquisition of IAAC. As a percentage of sales, operating expenses decreased from 24.2% in fiscal 1996 to 23.5% in fiscal 1997.

    Interest expense increased from $98,000 in fiscal 1996 to $229,000 in fiscal 1997 due primarily to higher debt associated with the acquisition.

    Pre-tax income increased 100% in fiscal 1997, from $80,000 to $161,000.

    LIQUIDITY AND SOURCES OF CAPITAL

    Cash provided by operations and financing provided by banks and third parties continue to be the Company's primary sources of funds to finance operating needs and capital expenditures. In the first nine months of fiscal 1999, cash flow from operations of $7,126,000, along with borrowings from third parties, was used to fund capital expenditures of approximately $4,870,000 and to fund the $1,580,000 purchase price of Copywise.

    Based on past performance and current expectations, the Company believes that working capital levels, coupled with its ability to borrow additional funds under its $17,000,000 credit facility with a bank (of which approximately $3,138,000 is available at October 31, 1998), are adequate to meet the operating requirements of the Company for the next six months.

    Expenditures for new equipment are expected to be approximately $6,000,000 in fiscal 1999 and will be funded by leasing arrangements with third parties and cash from operations. As part of the Company's strategic planning process, it continues to explore alternative funding proposals.

                        OWNERSHIP OF VAUGHN COMMON STOCK

    The following table sets forth information regarding the beneficial ownership of Vaughn Common Stock as of December 11, 1998, by (i) each person or group that is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Vaughn Common Stock, (ii) each of the executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group. Information with respect to beneficial ownership is based upon information furnished by such persons to the Company.

                                                                                  AMOUNT AND NATURE    PERCENT OF
                                                                                    OF BENEFICIAL      OUTSTANDING
NAME                                                                                 OWNERSHIP(1)       SHARES(2)
--------------------------------------------------------------------------------  ------------------  -------------
E. David Willette...............................................................          889,864(3)        21.34%
5050 West 78th Street
Minneapolis, MN 55435
Donald J. Drapeau...............................................................           47,800(4)         1.16%
5050 West 78th Street
Minneapolis, MN 55435
M. Charles Reinhart.............................................................           80,361(5)         1.95%
5050 West 78th Street
Minneapolis, MN 55435
Douglas Olzenak.................................................................           16,348(6)        *
5050 West 78th Street
Minneapolis, MN 55435
Dimensional Fund Advisors.......................................................          227,800(7)          5.6%
1299 Ocean Avenue
Santa Monica, CA 90401
Rodney P. Burwell...............................................................          148,150(8)         3.60%
5050 West 78th Street
Minneapolis, MN 55435
Roger F. Heegaard...............................................................           33,000(9)        *
5050 West 78th Street
Minneapolis, MN 55435
Jeffrey Johnson.................................................................          102,000(10)        2.48%
5050 West 78th Street
Minneapolis, MN 55435
Michael R. Sill.................................................................           46,000(11)        1.12%
5050 West 78th Street
Minneapolis, MN 55435
William D. Smith................................................................           18,019(12)       *
5050 West 78th Street
Minneapolis, MN 55435
Harold G. Wahlquist.............................................................           26,900(13)       *
5050 West 78th Street
Minneapolis, MN 55435
All directors and executive officers as a group (10 persons)....................        1,408,442(14)       32.90%

------------------------

*   Less than 1%.

(1) Each person or group has sole voting and investment power with respect to all shares beneficially owned by such person or group.

(2) The percentage of beneficial ownership includes shares that may be acquired under outstanding options that are or will be exercisable on or before February 11, 1999 for only the respective individual or group.

(3) Includes 66,700 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(4) Includes 26,900 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(5) Includes 17,500 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(6) Includes 9,535 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(7) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 227,800 shares of the Company as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participant Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(8) Includes 14,000 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(9) Includes 4,000 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(10) Includes 12,000 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(11) Includes 14,000 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(12) Includes 6,000 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(13) Includes 6,000 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

(14) Includes 176,635 shares issuable upon the exercise of currently exercisable Vaughn Stock Options.

                             SHAREHOLDER PROPOSALS

    Pursuant to Rule 14a-8 of the General Rules and Regulations promulgated under the Exchange Act, shareholders may present proper proposals for inclusion in Vaughn's Proxy Statement relating to, and for consideration at, the next annual meeting of its shareholders by submitting such proposals to Vaughn in a timely manner. The 1999 annual meeting will be held only if the Merger is not consummated. In order to be included for the 1999 annual meeting, shareholder proposals must be received by Vaughn no later than January 26, 1999, and must otherwise have complied with all applicable legal requirements.

                      WHERE YOU CAN FIND MORE INFORMATION

    Vaughn files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Vaughn files at the SEC's public reference rooms which are located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials are also available from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC Internet web site at HTTP://WWW.SEC.GOV. Once the Merger is completed, Vaughn will no longer be subject to the reporting requirements of the Exchange Act.

    You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares of Vaughn Common Stock at the Special Meeting. Neither Vaughn nor TAC has authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.

    This Proxy Statement is dated February 1, 1999. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders will not create any implication to the contrary.

                              INDEPENDENT AUDITORS

    The Company's financial statements for the year ended January 31, 1998, appearing elsewhere in this Proxy Statement, have been audited by Ernst & Young LLP, independent auditors.

    Representatives of Ernst & Young LLP will have an opportunity to make a statement at the Special Meeting and will be available at the Special Meeting to answer appropriate questions asked by Vaughn shareholders.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the Special Meeting of Vaughn shareholders and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the notice of Special Meeting. However, as to any other business that may properly come before the Special Meeting, the proxy holders intend to vote the proxies in respect thereof in accordance with the recommendation of the Board of Directors and the Special Committee.

                          VAUGHN COMMUNICATIONS, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED JANUARY 31, 1998, 1997 AND 1996

                                    CONTENTS

Report of Independent Auditors.......................................................        F-2

Audited Consolidated Financial Statements

Consolidated Balance Sheets..........................................................        F-3
Consolidated Statements of Income....................................................        F-4
Consolidated Statement of Shareholders' Equity.......................................        F-5
Consolidated Statements of Cash Flows................................................        F-6
Notes to Consolidated Financial Statements...........................................        F-7

                         REPORT OF INDEPENDENT AUDITORS

The Shareholders and Board of Directors
Vaughn Communications, Inc.

We have audited the accompanying consolidated balance sheets of Vaughn Communications, Inc. and subsidiaries as of January 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended January 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vaughn Communications, Inc. and subsidiaries at January 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 1998, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

March 27, 1998, except for Note 14, as to

 which the date is December 29, 1998

                          VAUGHN COMMUNICATIONS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                             JANUARY 31,
                                                                                    ------------------------------
                                                                                         1998            1997
                                                                                    --------------  --------------
ASSETS
Current assets:
  Trade receivables, less allowance of $1,126,000 and
    $650,000, respectively........................................................  $   13,822,621  $   10,685,149
  Other receivables...............................................................         195,372         179,369
  Inventories.....................................................................       8,887,898       9,256,455
  Deferred income taxes...........................................................         285,070         115,070
  Prepaid expenses and other current assets.......................................         748,177         668,061
  Income taxes receivable.........................................................          72,668         664,042
                                                                                    --------------  --------------
Total current assets..............................................................      24,011,806      21,568,146

Property, plant and equipment:
  Land............................................................................          48,424          48,424
  Buildings and leasehold improvements............................................       3,350,257       2,866,038
  Machinery and equipment.........................................................      27,786,725      22,039,414
                                                                                    --------------  --------------
                                                                                        31,185,406      24,953,876
  Less accumulated depreciation...................................................     (19,899,664)    (16,237,440)
                                                                                    --------------  --------------
                                                                                        11,285,742       8,716,436

Intangible assets, net of accumulated amortization
  of $1,102,000 and $620,000, respectively........................................       8,331,705       3,549,917
Long-term receivable..............................................................         476,905         705,781
Other.............................................................................         205,466         210,943
                                                                                    --------------  --------------
                                                                                    $   44,311,624  $   34,751,223
                                                                                    --------------  --------------
                                                                                    --------------  --------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable to banks under credit facilities..................................  $    5,760,436  $    4,781,312
  Accounts payable................................................................       3,216,356       2,982,508
  Salaries, wages and payroll taxes...............................................         818,300         696,894
  Other...........................................................................       1,255,415       1,009,306
  Current portion of long-term debt and capital lease obligations.................       3,867,986       2,830,033
                                                                                    --------------  --------------
Total current liabilities.........................................................      14,918,493      12,300,053

Long-term debt, net of current portion............................................       6,517,724       4,563,880
Capital lease obligations, net of current portion.................................       2,502,540         963,533
Deferred income taxes.............................................................          54,326          75,326

SHAREHOLDERS' EQUITY
Common Stock, par value $.10 per share:
  Authorized shares--20,000,000
  Issued and outstanding shares--4,088,582 and 3,726,513, respectively............         408,858         372,652
Additional paid-in capital........................................................       9,074,004       7,578,406
Retained earnings.................................................................      10,835,679       8,897,373
                                                                                    --------------  --------------
Total shareholders' equity........................................................      20,318,541      16,848,431
                                                                                    --------------  --------------
                                                                                    $   44,311,624  $   34,751,223
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                            SEE ACCOMPANYING NOTES.

                          VAUGHN COMMUNICATIONS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                YEAR ENDED JANUARY 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Net sales...........................................................  $  62,291,279  $  55,040,394  $  52,365,437
Cost of goods sold..................................................     41,396,302     36,960,018     35,228,025
                                                                      -------------  -------------  -------------
Gross profit........................................................     20,894,977     18,080,376     17,137,412

Selling, general and administrative expenses........................     16,078,836     13,735,215     12,231,774
                                                                      -------------  -------------  -------------
Income from continuing operations...................................      4,816,141      4,345,161      4,905,638

Other income (expense):
  Interest income...................................................         82,629         34,799         30,454
  Interest expense..................................................     (1,189,591)    (1,065,929)    (1,259,034)
  Other.............................................................       --             --               30,000
                                                                      -------------  -------------  -------------
Income from continuing operations before income taxes...............      3,709,179      3,314,031      3,707,058
Income taxes........................................................      1,555,535      1,392,171      1,507,224
                                                                      -------------  -------------  -------------
Net income from continuing operations...............................      2,153,644      1,921,860      2,199,834

Income (loss) from discontinued operations net of taxes.............       (215,338)        93,636         47,342
                                                                      -------------  -------------  -------------
Net income..........................................................  $   1,938,306  $   2,015,496  $   2,247,176
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net income (loss) per share:
  Basic:
    Continuing operations...........................................  $         .54  $         .53  $         .68
    Discontinued operations.........................................           (.05)           .02            .01
                                                                      -------------  -------------  -------------
                                                                      $         .49  $         .55  $         .69
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
  Diluted:
    Continuing operations...........................................  $         .53  $         .49  $         .60
    Discontinued operations.........................................           (.05)           .02            .01
                                                                      -------------  -------------  -------------
                                                                      $         .48  $         .51  $         .61
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                            SEE ACCOMPANYING NOTES.

                          VAUGHN COMMUNICATIONS, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                             COMMON
                                                             STOCK      ADDITIONAL
                                                           ----------    PAID-IN       RETAINED
                                                SHARES       AMOUNT      CAPITAL       EARNINGS         TOTAL
                                             ------------  ----------  ------------  -------------  -------------
Balance at January 31, 1995................     2,997,658  $  299,766  $  3,570,984  $   4,634,701  $   8,505,451
  Common Stock issued in connection with
    business acquisition...................       325,138      32,514     2,387,486       --            2,420,000
  Stock options exercised..................       148,965      14,897       175,041       --              189,938
  Common Stock received as partial
    consideration of stock options
    exercised..............................        (8,935)       (894)      (62,520)      --              (63,414)
  Tax benefit on stock options exercised...       --           --           218,374       --              218,374
  Net income...............................       --           --           --           2,247,176      2,247,176
                                             ------------  ----------  ------------  -------------  -------------
Balance at January 31, 1996................     3,462,826     346,283     6,289,365      6,881,877     13,517,525
  Stock options exercised..................       275,278      27,528       529,307       --              556,835
  Common Stock received as partial
    consideration of stock options
    exercised..............................       (11,591)     (1,159)     (149,524)      --             (150,683)
  Tax benefit on stock options exercised...       --           --           909,258       --              909,258
  Net income...............................       --           --           --           2,015,496      2,015,496
                                             ------------  ----------  ------------  -------------  -------------
Balance at January 31, 1997................     3,726,513     372,652     7,578,406      8,897,373     16,848,431
  Common Stock issued in connection with
    business acquisition...................       171,210      17,120     1,182,880       --            1,200,000
  Stock options exercised..................       202,183      20,218       211,296       --              231,514
  Common Stock received as partial
    consideration of stock options
    exercised..............................       (11,324)     (1,132)      (83,592)      --              (84,724)
  Tax benefit on stock options exercised...       --           --           185,014       --              185,014
  Net income...............................       --           --           --           1,938,306      1,938,306
                                             ------------  ----------  ------------  -------------  -------------
Balance at January 31, 1998................     4,088,582  $  408,858  $  9,074,004  $  10,835,679  $  20,318,541
                                             ------------  ----------  ------------  -------------  -------------
                                             ------------  ----------  ------------  -------------  -------------

                            SEE ACCOMPANYING NOTES.

                          VAUGHN COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED JANUARY 31,
                                                                       -------------------------------------------
                                                                           1998           1997           1996
                                                                       -------------  -------------  -------------
OPERATING ACTIVITIES
Net income...........................................................  $   1,938,306  $   2,015,496  $   2,247,176
Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization.....................................................        481,922        277,642        190,767
    Depreciation.....................................................      3,696,103      3,195,898      2,877,538
    Deferred income taxes............................................       (191,000)        48,121        168,639
    Changes in operating assets and liabilities:
      Receivables....................................................     (3,121,225)      (564,055)      (541,104)
      Inventories....................................................        500,496     (1,478,188)        80,364
      Income taxes...................................................        776,388        193,295        353,128
      Prepaid expenses and other current assets......................        (14,284)        74,047        (81,485)
      Accounts payable...............................................        233,848         45,151     (1,072,440)
      Salaries, wages and payroll taxes..............................        121,406        113,498       (118,013)
      Other liabilities..............................................        246,109         81,100       (127,381)
                                                                       -------------  -------------  -------------
Net cash provided by operating activities............................      4,668,069      4,002,005      3,977,189

INVESTING ACTIVITIES
Purchases of businesses, less cash acquired..........................     (3,186,009)      --           (4,355,010)
Additions to property, plant and equipment...........................     (4,452,983)    (3,069,391)    (2,627,110)
Long-term receivables................................................        228,876        (14,223)       158,908
Net carrying amount of property disposals............................          6,131          1,444          5,938
Other................................................................         (1,929)       255,347         18,992
                                                                       -------------  -------------  -------------
Net cash used in investing activities................................     (7,405,914)    (2,826,823)    (6,798,282)

FINANCING ACTIVITIES
Increase in long-term debt...........................................      2,800,000        400,000      5,740,922
Proceeds from sale of Common Stock under option plans................        146,790        406,152        126,524
Payments of long-term debt and capital lease obligations.............     (3,286,791)    (3,404,244)    (3,181,486)
(Payments) borrowings under revolving credit facility................        979,124        766,907     (1,058,792)
Lease financing of equipment.........................................      2,098,722        656,003      1,188,697
                                                                       -------------  -------------  -------------
Net cash provided by (used in) financing activities..................      2,737,845     (1,175,182)     2,815,865
                                                                       -------------  -------------  -------------

Decrease in cash and cash equivalents................................       --             --               (5,228)
Cash and cash equivalents at beginning of year.......................       --             --                5,228
                                                                       -------------  -------------  -------------
Cash and cash equivalents at end of year.............................  $    --        $    --        $    --
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Supplemental schedule of non-cash investing and financing activities:
    Capital leases of equipment......................................  $     437,974  $      93,112  $     163,488

                            SEE ACCOMPANYING NOTES.

                          VAUGHN COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 1998

1. SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

    Vaughn Communications, Inc. is one of the largest providers in the United States of high volume videotape duplication and compact disc replication services to corporations, publishers and educational companies located in the United States. The Company operates videotape duplication centers throughout the country in areas selected because of their proximity to large corporate bases. In addition to video services, the Company has generated approximately 16%, 20% and 12% of its net sales for the years ended January 31, 1998, 1997 and 1996, respectively, from the manufacture and sale of gift products to retailers in niche markets. Additional information on the Company's operations by segment is included in Note 9 to the consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and of its majority-owned subsidiaries after elimination of all significant intercompany accounts and transactions.

INVENTORIES

    Inventories are valued at the lower of average cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated on the basis of cost. Assets are depreciated using the straight-line and declining balance methods over their estimated useful lives which are as follows:

Buildings......................................................  40 years
Equipment......................................................  3-5 years
Leasehold improvements.........................................  5-10 years

    The carrying value of property, plant and equipment is assessed annually and/or when factors indicating an impairment are present.

INTANGIBLE ASSETS

    The intangible assets include the excess of purchase price over the fair value of net assets of businesses acquired and are being amortized over periods of 10 to 40 years using the straight-line method. The carrying value of intangible assets is assessed annually and/or when factors indicating impairment are present.

INCOME TAXES

    The Company accounts for income taxes utilizing the liability method. Deferred taxes are recorded to reflect the tax consequences of differences between tax and financial reporting basis of assets and liabilities.

                          VAUGHN COMMUNICATIONS, INC.

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NET INCOME PER SHARE

    In fiscal 1998, the Company adopted Statement of Financial Accounting Standard No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 requires the disclosure of basic and diluted earnings per share (EPS). Basic EPS is calculated using income available to common shareholders divided by the weighted average of common shares outstanding during the year. Diluted EPS is similar to basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. All prior year earnings per share have been restated in accordance with the provisions of SFAS 128 (see Note 11).

STATEMENT OF CASH FLOWS

    For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

STOCK-BASED COMPENSATION

    The Company follows Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. INVENTORIES

    The components of inventories were as follows at January 31:

                                                                        1998          1997
                                                                    ------------  ------------
Raw material......................................................  $  1,723,940  $  2,190,327
Finished goods....................................................     7,163,958     7,066,128
                                                                    ------------  ------------
                                                                    $  8,887,898  $  9,256,455
                                                                    ------------  ------------
                                                                    ------------  ------------

3. NOTES PAYABLE TO BANKS

    In August 1997, the Company amended its $17,000,000 credit facility with a bank to provide acquisition funding in the amount of $2,800,000 used in the acquisition of Certified Media Corporation (see Note 10). In addition to the $2,800,000 of acquisition term loan, the facility provides funding for prior acquisitions, equipment purchases, and a revolving credit facility to be used to finance working capital. The interest rate on the term debt and the revolving debt is at the prime rate (8.5% at January 31, 1998). Advances under the credit facility are limited to the lesser of $17,000,000 less the sum of the outstanding principal amounts on any term notes payable to the bank, or the collateral value of receivables and

                          VAUGHN COMMUNICATIONS, INC.

3. NOTES PAYABLE TO BANKS (CONTINUED)
inventory. Interest on the credit facility is payable monthly. All the Company's assets except real estate and fixtures have been pledged to secure this indebtedness. This facility expires on May 31, 1998.

    Pursuant to the loan agreement, the Company is required, among other things, to maintain minimum levels of net worth, net income, debt service coverage and ratio of debt to net worth. The Company is required to receive approval from the bank prior to incurring or assuming any indebtedness not in the ordinary course of business, paying any dividends or redeeming its capital stock, entering into any transactions of merger, consolidation or liquidation, or making loans or investments in another business.

4. LONG-TERM DEBT

    Long-term debt consists of the following at January 31:

                                                                                          1998           1997
                                                                                      -------------  -------------
Term note payable to bank under credit facility in 20 quarterly installments of
  $140,000, secured by all the Company's assets except real estate and fixtures thereon. Interest is payable monthly at the bank's prime rate (8.5% at January 31,
  1998).............................................................................  $   2,520,000  $    --

Term note payable to bank under credit facility in 20 quarterly installments of
  $250,000, secured by all the Company's assets except real estate and fixtures thereon. Interest is payable monthly at the bank's prime rate (8.5% at January 31,
  1998).............................................................................      2,250,000      3,250,000

Note payable to Certified Media Corporation payable in five annual installments of
  $300,000 plus accrued interest commencing July 31, 1998. Interest is at the prime
  rate (8.5% on January 31, 1998). Secured by certain assets........................      1,500,000       --

First mortgage loan on land and building secured by properties having a net book
  value of $620,000 at January 31, 1998.............................................      1,315,342      1,366,545

Note payable to former shareholders of Certified Media Corporation, payable in three annual installments of $133,333 plus accrued interest commencing July 31, 1998.
  Interest is at the prime rate (8.5% on January 31, 1998)..........................        400,000       --

Term note payable to bank in 36 monthly installments of $23,611, secured by all the
  Company's assets except real estate and fixtures thereon. Interest is payable at
  the bank's prime rate (8.5% on January 31, 1998)..................................         70,833        330,555

Term note payable to bank in 36 monthly installments of $11,111, secured by all the
  Company's assets except real estate and fixtures thereon. Interest is payable at
  the bank's prime rate (8.5% on January 31, 1998)..................................        222,222        344,444

                          VAUGHN COMMUNICATIONS, INC.

4. LONG-TERM DEBT (CONTINUED)

                                                                                          1998           1997
                                                                                      -------------  -------------
Notes payable to Indian Arts and Crafts, Inc. Interest on both notes is payable annually on the anniversary date at 8.5%. Notes are secured by assets having a net book value of $2,019,000 at January 31, 1998.
    Note I is payable in annual installments of $83,333 plus accrued interest.......  $     166,667  $     166,667
    Note II is payable in annual installments of $107,143 plus accrued interest.....        642,857        642,857

Note payable to Cranberry Novelty Manufacturing Inc. payable in 10 annual installments of $17,500. Interest is payable annually at the prime rate (8.5% at
  January 31, 1998).................................................................         87,500        105,000

Note payable to Advanced Audio/Video Productions, Inc., payable in 3 annual installments of $33,333 plus accrued interest at the prime rate (8.5% on January
  31, 1998). Secured by certain assets..............................................         33,333         66,667

Note payable, paid in full in fiscal 1998...........................................       --               91,125
                                                                                      -------------  -------------
                                                                                          9,208,754      6,363,860
Current portion.....................................................................     (2,691,030)    (1,799,980)
                                                                                      -------------  -------------
                                                                                      $   6,517,724  $   4,563,880
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    In January 1997, the Company renewed its mortgage for three years at an interest rate of 7.625%. It is payable in monthly installments of $12,802 including interest with the balance payable in full on January 1, 2000. The agreement grants the Company a three year renewal option at the then prevailing three year commercial mortgage lending rate. The mortgage may be prepaid in whole at any time subject to a prepayment premium. The interest rate is subject to a 4% increase in certain events of default.

    Required annual principal payments on long-term debt are as follows for years ending January 31: 1999--$2,691,030; 2000--$3,460,462; 2001--$1,367,976;
2002--$984,644; 2003--$704,642.

    Interest paid approximated interest expense for 1996, 1997 and 1998.

5. LEASES

    The Company leases various types of equipment under long-term lease agreements classified as capital leases. Property, plant and equipment includes the following leased property:

                                                                           JANUARY 31,
                                                                   ---------------------------
                                                                       1998          1997
                                                                   ------------  -------------
Equipment........................................................  $  6,430,000  $   4,392,000
Less accumulated amortization....................................    (2,336,000)    (2,224,000)
                                                                   ------------  -------------
                                                                   $  4,094,000  $   2,168,000
                                                                   ------------  -------------
                                                                   ------------  -------------

    Amortization of leased assets is included in depreciation.

                          VAUGHN COMMUNICATIONS, INC.

5. LEASES (CONTINUED)
    The Company leases certain facilities, equipment and autos under noncancelable operating lease agreements with initial lease terms in excess of one year. Rent expense from these operating leases was $2,552,017, $1,724,000 and $1,069,000 in 1998, 1997 and 1996, respectively.

    Future minimum payments under capital leases and noncancelable operating leases with initial terms of one year or more consisted of the following at January 31, 1998:

                                                                      CAPITAL      OPERATING
                                                                      LEASES         LEASES
                                                                   -------------  ------------
Year ending January 31:
  1999...........................................................  $   1,354,636  $  2,627,334
  2000...........................................................      1,123,073     2,070,516
  2001...........................................................        813,351     1,451,300
  2002...........................................................        733,040       710,675
  2003...........................................................        426,408       131,421
                                                                   -------------  ------------
Total minimum lease payments.....................................      4,450,508  $  6,991,246
                                                                                  ------------
                                                                                  ------------
Amount representing interest.....................................       (771,012)
                                                                   -------------
Present value of net minimum lease payments......................      3,679,496
Current portion..................................................     (1,176,956)
                                                                   -------------
Long-term capital lease obligations..............................  $   2,502,540
                                                                   -------------
                                                                   -------------

6. STOCK OPTIONS

    Under the terms of the Company's stock option plans, 132,452 shares of Common Stock were reserved at January 31, 1998 for issuance or grant to officers, directors and employees at prices ranging from 85% to 110% of fair market value at the date of grant. The options granted are determined by the Compensation Committee. Options granted are usually exercisable at any time after grant, except for those granted under the Company-wide stock option plan, which vest over a four-year period. The options generally expire after five years.

                          VAUGHN COMMUNICATIONS, INC.

6. STOCK OPTIONS (CONTINUED)
    A summary of outstanding options and shares reserved under the plans is as follows:

                                                                                                       WEIGHTED
                                                                             SHARES                     AVERAGE
                                                                            RESERVED     OPTIONS    EXERCISE PRICE
                                                                           FOR GRANT   OUTSTANDING     PER SHARE
                                                                           ----------  -----------  ---------------
Balance January 31, 1995.................................................     173,609     758,222      $    1.96
  Shares reserved........................................................     300,000      --             --
  Options exercised......................................................      --        (148,869)          1.28
  Options granted........................................................    (137,206)    137,206           6.54
  Options terminated/expired.............................................       1,494      (1,494)          3.82
                                                                           ----------  -----------
Balance January 31, 1996.................................................     337,897     745,065           2.88
  Options exercised......................................................      --        (275,278)          2.02
  Options granted........................................................    (114,670)    114,670          10.74
  Options terminated/expired.............................................      26,137     (26,137)          9.79
                                                                           ----------  -----------
Balance January 31, 1997.................................................     249,364     558,320           4.73
  Options exercised......................................................      --        (202,183)           .89
  Options granted........................................................    (128,564)    128,564           6.19
  Options terminated/expired.............................................      11,652     (11,652)          6.32
                                                                           ----------  -----------
Balance January 31, 1998.................................................     132,452     473,049      $    6.61
                                                                           ----------  -----------
                                                                           ----------  -----------

    As permitted by Statement of Financial Accounting Standard No. 123 (SFAS
123), "Accounting for Stock-Based Compensation," the Company has elected to follow Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees," to measure compensation cost for employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and net income per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for years ended January 31, 1996, 1997 and 1998: risk-free interest rates ranging from 5.26% to 7.5%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of .60; and a weighted average expected life of the option of 5 years. The weighted average fair value of options granted during the years ended January 31, 1998, 1997 and 1996 was $3.87, $6.51 and $3.96 per share, respectively.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.

                          VAUGHN COMMUNICATIONS, INC.

6. STOCK OPTIONS (CONTINUED)
    For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period. The Company's pro forma information follows:

                                                               YEAR ENDED JANUARY 31,
                                                      ----------------------------------------
                                                          1998          1997          1996
                                                      ------------  ------------  ------------
Pro forma net income................................  $  1,702,000  $  1,851,000  $  2,091,000
Pro forma net income per share:
  Basic.............................................  $        .43  $        .51  $        .64
  Diluted...........................................  $        .43  $        .48  $        .57

    The above pro forma effects on net income and net income per share are not likely to be representative of the effects of reported net income for future years because options vest over several years and additional awards generally are made each year.

    The following table summarizes information about the stock options outstanding at January 31, 1998:

                                                              OPTIONS OUTSTANDING
                                                    ----------------------------------------    OPTIONS EXERCISABLE
                                                                    WEIGHTED                  -----------------------
                                                                     AVERAGE       WEIGHTED                 WEIGHTED
                                                                    REMAINING      AVERAGE                  AVERAGE
                                                      NUMBER       CONTRACTUAL     EXERCISE     NUMBER      EXERCISE
RANGE OF EXERCISE PRICES                            OUTSTANDING       LIFE          PRICE     EXERCISABLE    PRICE
--------------------------------------------------  -----------  ---------------  ----------  -----------  ----------
$ 2.0000-$ 3.1250.................................      50,242           2.09     $   2.9843      50,242   $   2.9843
  3.5000-  5.1000.................................      53,158           4.63         4.2070      33,358       3.6769
  5.2500-  5.8438.................................      78,939           5.04         5.6207      47,912       5.6405
  6.0000-  6.2500.................................      31,500           5.42         6.0794      12,150       6.2058
  6.5000-  6.5000.................................      56,500           5.23         6.5000      47,500       6.5000
  6.8750-  6.8750.................................      93,707           3.73         6.8750      42,904       6.8750
  6.8758-  9.2500.................................      59,333           3.48         8.6370      32,575       8.1857
  9.5000-  9.5000.................................         350           3.79         9.5000         350       9.5000
 11.0500- 11.0500.................................      25,000           8.38        11.0500       6,250      11.0500
 13.0000- 13.0000.................................      24,320           5.35        13.0000       6,320      13.0000
                                                    -----------                               -----------
$ 2.0000-$13.0000.................................     473,049           4.46     $   6.6134     279,561   $   5.8776

    At January 31, 1997, the Company had 404,921 options exercisable at a weighted average exercise price of $3.32.

                          VAUGHN COMMUNICATIONS, INC.

7. INCOME TAXES

    The provision for federal and state income tax expense from continuing operations was as follows:

                                                               YEAR ENDED JANUARY 31,
                                                      ----------------------------------------
                                                          1998          1997          1996
                                                      ------------  ------------  ------------
Current:
  Federal...........................................  $  1,479,535  $  1,120,071  $  1,115,724
  State.............................................       262,000       217,000       222,800
                                                      ------------  ------------  ------------
                                                         1,741,535     1,337,071     1,338,524
Deferred:
  Federal...........................................      (157,800)       46,900       143,400
  State.............................................       (28,200)        8,200        25,300
                                                      ------------  ------------  ------------
                                                      $  1,555,535  $  1,392,171  $  1,507,224
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    The components of the deferred tax assets and liabilities were as follows at January 31:

                                                                          1998        1997
                                                                       ----------  -----------
Current deferred taxes:
  Inventory reserves.................................................  $  580,000  $   390,800
  Bad debt expense...................................................     451,000      248,000
  Additional tax cost of inventory...................................     160,000      143,000
  Rental equipment depreciation......................................    (906,000)    (667,000)
  Other..............................................................      --              300
                                                                       ----------  -----------
                                                                          285,000      115,100
Non-current deferred taxes:
  Depreciation.......................................................     (69,000)     (82,000)
  Other..............................................................      15,000        6,700
                                                                       ----------  -----------
                                                                          (54,000)     (75,300)
                                                                       ----------  -----------
Net deferred tax assets..............................................  $  231,000  $    39,800
                                                                       ----------  -----------
                                                                       ----------  -----------

    The difference between total income tax expense and the amount computed by applying the statutory federal income tax rate to income before income taxes of continuing operations was as follows:

                                                               YEAR ENDED JANUARY 31,
                                                      ----------------------------------------
                                                          1998          1997          1996
                                                      ------------  ------------  ------------
Income taxes at statutory rate of 34%...............  $  1,261,100  $  1,126,771  $  1,260,400
State income taxes, net of federal tax benefit......       173,000       148,500       164,000
Intangible amortization.............................        77,000        77,000        64,600
Other...............................................        44,435        39,900        18,224
                                                      ------------  ------------  ------------
                                                      $  1,555,535  $  1,392,171  $  1,507,224
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    The Company paid income taxes of $1,459,000, $1,327,000 and $938,000 in 1998, 1997 and 1996, respectively.

                          VAUGHN COMMUNICATIONS, INC.

8. RELATED PARTY TRANSACTION

    Pursuant to a Stock Put Redemption Agreement between the Company and its Chief Executive Officer ("CEO") as amended June 24, 1992, the Company has agreed to redeem shares of Common Stock having a value of up to $1,500,000 from the CEO's estate, following his death or, unless the Board determines that such redemption is not in the best interest of the Company, from the CEO upon any entity acquiring beneficial ownership of in excess of 20% of the Company without Board approval. The put options to require or request redemption by the Company can be exercised any time up to one year after the date of the event giving rise to the option. The per share redemption price, in the event of death, will be the greater of the fair market value or book value of the Common Stock. The per share redemption price in event of change in control will be the greater of fair market value, the highest price paid by the new controlling shareholder, or a multiple of ten times net pretax income per share. Any redemption from the CEO's estate will be paid out of the proceeds of $1,500,000 of term life insurance which the Company carries on the CEO's life.

9. INDUSTRY SEGMENTS

    The Company operated within two industry segments. Vaughn Communications Division is engaged in video tape duplication and digital media replication. The Vaughn Products Division is engaged in the manufacture and/or sale of souvenirs, gifts, leather products and soft goods.

                                                                                YEAR ENDED JANUARY 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Net sales from operations:
  Communications Division...........................................  $  62,291,279  $  55,040,394  $  52,365,437
  Products Division.................................................     12,196,484     13,757,589      7,203,464
                                                                      -------------  -------------  -------------
Total net sales.....................................................  $  74,487,763  $  68,797,983  $  59,568,901
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Income from operations:
  Communications Division...........................................  $   4,816,141  $   4,345,161  $   4,905,638
  Products Division.................................................       (182,545)       367,259        171,772
                                                                      -------------  -------------  -------------
Total income from operations........................................      4,633,596      4,712,420      5,077,410
Interest expense, net of interest income............................     (1,295,290)    (1,236,924)    (1,320,574)
Other income........................................................       --             --               30,000
                                                                      -------------  -------------  -------------
Income before income taxes..........................................  $   3,338,306  $   3,475,496  $   3,786,836
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Depreciation and amortization:
  Communications Division...........................................  $   3,860,588  $   3,257,280  $   2,994,128
  Products Division.................................................        317,437        216,260         74,177
                                                                      -------------  -------------  -------------
Total...............................................................  $   4,178,025  $   3,473,540  $   3,068,305
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Capital expenditures:
  Communications Division...........................................  $   4,632,292  $   2,752,630  $   2,740,709
  Products Division.................................................        258,665        409,873         50,489
                                                                      -------------  -------------  -------------
Total...............................................................  $   4,890,957  $   3,162,503  $   2,791,198
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                          VAUGHN COMMUNICATIONS, INC.

9. INDUSTRY SEGMENTS (CONTINUED)

                                                                                YEAR ENDED JANUARY 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Identifiable assets:
  Communications Division...........................................  $  37,803,951  $  27,321,777  $  26,376,905
  Products Division.................................................      6,507,673      7,429,446      6,438,913
                                                                      -------------  -------------  -------------
Total assets........................................................  $  44,311,624  $  34,751,223  $  32,815,818
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

10. ACQUISITIONS

    In July 1997, the Company acquired certain assets and assumed certain liabilities of Certified Media Corporation ("CMC"), a compact disc replicator located in Fremont, California. The initial purchase price was $5,500,000, including $2,800,000 of cash, 171,210 shares of Vaughn Communications, Inc. common stock valued at $1,200,000, and long-term debt to the sellers of $1,500,000. The purchase price may be increased to a maximum of $7,500,000 depending upon CMC's attainment of specific financial objectives through January 31, 1999. Goodwill recorded in this transaction is being amortized over 15 years using the straight-line method.

    In July 1997, the Company also acquired certain assets of Dub South, a videotape duplicator located in Atlanta, Georgia. The noncontingent purchase price included $750,000 of cash and the assumption of approximately $750,000 of liabilities. The purchase price may be increased by an additional $1,200,000, depending on the profit performance for the next five years. There was no goodwill recorded on this transaction.

    Both acquisitions have been accounted for by the purchase method of accounting, and the consolidated financial statements for the year ended January 31, 1998 reflect the purchase of the businesses, and include any results from operations subsequent to the closing dates of the respective transactions.

    Satastar Corporate Services, Inc. ("Satastar," dba PVS Corporate Services), a videotape duplicator located in Chicago, Illinois, was merged with the Company in June 1996 by the issuance of 165,357 shares of common stock in exchange for all of the outstanding capital stock of Satastar Corporate Services, Inc. The business combination has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements of the Company include the combined results of operations of the Company and Satastar for all years presented.

    Included in results of operations for the year ended January 31, 1997 are the following results of the previously separate companies for the period of February 1, 1996 to June 28, 1996:

                                                          YEAR ENDED JANUARY 31, 1997
                                                   ------------------------------------------
                                                      COMPANY       SATASTAR      COMBINED
                                                   -------------  ------------  -------------
Net sales........................................  $  67,436,266  $  1,361,717  $  68,797,983
Net income (loss)................................      2,099,227       (83,731)     2,015,496

                          VAUGHN COMMUNICATIONS, INC.

10. ACQUISITIONS (CONTINUED)
    The following is a reconciliation of revenue and earnings previously reported by the Company for the year ended January 31, 1996 with the combined amounts currently presented in the financial statement for the period.

                                                          YEAR ENDED JANUARY 31, 1996
                                                   ------------------------------------------
                                                      COMPANY       SATASTAR      COMBINED
                                                   -------------  ------------  -------------
Net sales........................................  $  55,513,000  $  4,056,000  $  59,569,000
Net income.......................................      2,145,000       102,000      2,247,000

    In April 1995, the Company completed the acquisition of all the capital stock of Centercom, Inc. and Centercom South, Inc. (collectively "Centercom"), a videotape duplicator with facilities in Milwaukee, Wisconsin; Chicago, Illinois; and Tampa, Florida. The acquisition was accounted for by the purchase method of accounting and, accordingly, results from operations have been included in the consolidated financial statements from the date of the acquisition.

    The purchase price was $6,420,000 including $5,250,000 of cash and 180,000 shares of Vaughn Communications, Inc. common stock valued at $1,170,000. In addition, the selling shareholders of Centercom collectively receive $200,000 a year for seven years under non-compete and consulting agreements. Goodwill recorded in this transaction is being amortized over 15 years using the straight-line method.

    In January 1996, the Company completed the acquisition of substantially all of the assets of Advanced Audio/Video Productions, Inc., a video tape duplicator located in Denver, Colorado. The acquisition has been accounted for by the purchase method of accounting, and the consolidated statement of income for the year ended January 31, 1996 includes the results of Advanced Audio/Video for the month of January 1996.

    The purchase price was approximately $282,000 including a cash payment by the Company of approximately $182,000 and long-term debt to the seller of $100,000. (See Note 4 for description of long-term debt.) Goodwill recorded in this transaction is being amortized over 15 years using the straight-line method.

    On January 31, 1996, the Company acquired the assets and assumed certain liabilities of Indian Arts and Crafts, Inc., a gift products business located in Seattle, Washington. The acquisition has been accounted for by the purchase method of accounting, and the consolidated financial statements for the year ended January 31, 1996 reflect the purchase of the business, but do not include any results from operations since the transaction was completed on the last day of the fiscal year.

    The purchase price was approximately $2,332,000 including approximately $82,000 of cash, 145,138 shares of Vaughn Communications, Inc. common stock valued at $1,250,000, and long-term debt to the seller of $1,000,000. (See Note 4 for description of long-term debt.) Goodwill recorded in this transaction is being amortized over 10 years using the straight-line method.

    The following unaudited pro forma information presents the consolidated results of operations of the Company as if the acquisitions had been completed at the beginning of the year in which the acquisition

                          VAUGHN COMMUNICATIONS, INC.

10. ACQUISITIONS (CONTINUED)
occurred and the immediately preceding year. In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma summary have been made based on the terms and structure of the transactions.

                                                            YEAR ENDED JANUARY 31,
                                                  -------------------------------------------
                                                      1998           1997           1996
                                                  -------------  -------------  -------------
Net sales.......................................  $  78,266,000  $  75,175,000  $  70,126,000
Net income......................................      1,731,000        704,000      2,526,000
Net income per share:
  Basic.........................................  $         .43  $         .18  $         .74
  Diluted.......................................            .42            .17            .66

11. EARNINGS PER SHARE

                                                               YEAR ENDED JANUARY 31,
                                                      ----------------------------------------
                                                          1998          1997          1996
                                                      ------------  ------------  ------------
Basic net income (loss) per share:
  Net income (loss):
    Continuing operations...........................  $  2,153,644  $  1,921,860  $  2,199,834
    Discontinued operations.........................      (215,338)       93,636        47,342
  Weighted average shares outstanding...............     3,918,263     3,640,304     3,243,905

  Net income (loss) per share:
    Continuing operations...........................  $        .54  $        .53  $        .68
    Discontinued operations.........................          (.05)          .02           .01

                                                               YEAR ENDED JANUARY 31,
                                                      ----------------------------------------
                                                          1998          1997          1996
                                                      ------------  ------------  ------------
Diluted net income (loss) per share:
  Net income (loss):
    Continuing operations...........................  $  2,153,644  $  1,921,860  $  2,199,834
    Discontinued operations.........................      (215,338)       93,636        47,342
  Weighted average shares outstanding...............     3,918,263     3,640,304     3,243,905

  Shares used in calculation:
    Weighted average shares outstanding.............     3,918,263     3,640,304     3,243,905
    Dilutive shares issuable in connection with
      stock plans...................................       101,719       284,129       433,648
                                                      ------------  ------------  ------------
                                                         4,019,982     3,924,433     3,677,553
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------
Net income (loss) per share:
  Continuing operations.............................  $        .53  $        .49  $        .60
  Discontinued operations...........................          (.05)          .02           .01

                          VAUGHN COMMUNICATIONS, INC.

11. EARNINGS PER SHARE (CONTINUED)
    Options to purchase 204,648 shares of common stock were not included in the computation of diluted net income per share for fiscal 1998 because the options' exercise price was greater than the average market price of the common shares.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments as of January 31, 1998 and 1997 approximated their fair value.

13. SUBSEQUENT EVENT

    In February 1998, the Company completed the acquisition of the assets of Copywise, Inc. ("Copywise"), a floppy disk replicator located in Fremont, California. The acquisition will be accounted for by the purchase method of accounting. Goodwill associated with the purchase will be amortized over 15 years. The noncontingent purchase price was approximately $1,670,000 of cash and the assumption of approximately $667,000 of liabilities. The purchase price may be increased by an additional $1,560,000 depending upon the attainment of certain financial objectives by the acquired business through January 31, 2000.

    Copywise net sales and income before income taxes (unaudited) for the years ended December 31 were as follows:

                                                                       1997          1996
                                                                   ------------  -------------
Net sales........................................................  $  7,531,000  $  10,028,000
Income before income taxes.......................................     1,159,000      1,753,000

14. DISCONTINUED OPERATIONS AND SALE OF THE COMPANY

DISCONTINUED OPERATIONS

    In November 1998, the Company completed the sale of the assets and operations of the Products Division. The Products Division's operations consisted of the manufacture and sale of souvenirs, gifts, leather products and soft goods. The net selling price was approximately $1,232,000, and resulted in a pre-tax loss of approximately $4,123,000. The Company expects that the tax benefits of approximately $1,732,000 arising from the loss will be fully utilized resulting in a net loss on the sale of the Products

                          VAUGHN COMMUNICATIONS, INC.

14. DISCONTINUED OPERATIONS AND SALE OF THE COMPANY (CONTINUED)
Division of approximately $2,391,000. Net sales and income (loss) from operations for the Products Division for the years ended January 31, 1998, 1997 and 1996 are as follows:

                                                             YEAR ENDED JANUARY 31,
                                                   ------------------------------------------
                                                       1998           1997           1996
                                                   -------------  -------------  ------------
Products Division:
  Net sales......................................  $  12,196,484  $  13,757,589  $  7,203,464
                                                   -------------  -------------  ------------
                                                   -------------  -------------  ------------
  Income (loss) from operations..................  $    (182,545) $     367,259  $    171,772
  Interest expense...............................       (220,893)      (228,610)      (97,924)
  Other income...................................         32,565         22,816         5,930
                                                   -------------  -------------  ------------
                                                        (370,873)       161,465        79,778
  Income taxes (benefit).........................       (155,535)        67,829        32,436
                                                   -------------  -------------  ------------
                                                   $    (215,338) $      93,636  $     47,342
                                                   -------------  -------------  ------------
                                                   -------------  -------------  ------------

    The Company allocated interest expense to the Products Division based on the ratio of net assets discontinued to the sum of the Company's consolidated total net assets. The sale of the Products Division has been accounted for as a discontinued operation and the consolidated statements of income for the years ended January 31, 1998, 1997 and 1996, as well as corresponding amounts in Notes 7, 9 and 11, have been restated to give effect to such treatment.

SALE OF THE COMPANY

    In December 1998, the Company entered into a definitive merger agreement (the agreement) with Twin Acquisition Corp., an indirect wholly-owned subsidiary of Allied Digital Technologies Corp. Under the terms of the agreement, which is subject to approval by a majority of the Company's shareholders, regulatory review and other conditions, shareholders will receive $10.00 per share in cash.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER
                         DATED AS OF DECEMBER 11, 1998
                                     AMONG
                            TWIN ACQUISITION CORP.,
                              ALLIED DIGITAL, INC.
                                      AND
                          VAUGHN COMMUNICATIONS, INC.

                               TABLE OF CONTENTS

ARTICLE 1--THE MERGER................................................................        A-1

  1.1 The Merger.....................................................................        A-1

  1.2 Closing........................................................................        A-1

  1.3 Effective Time of the Merger...................................................        A-1

  1.4 Effects of the Merger..........................................................        A-2

  1.5 Articles of Incorporation; Bylaws..............................................        A-2

  1.6 Directors......................................................................        A-2

  1.7 Officers.......................................................................        A-2

ARTICLE 2--EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS.......................................................................        A-2

  2.1 Effect on Capital Stock........................................................        A-2

    (a) Common Stock of Sub..........................................................        A-2

    (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock.........        A-2

    (c) Conversion of Company Common Stock...........................................        A-2

    (d) Cancellation and Retirement of Company Common Stock..........................        A-2

  2.2 Appointment of Exchange Agent..................................................        A-3

  2.3 Payment of Merger Consideration................................................        A-3

    (a) Persons Entitled to Merger Consideration.....................................        A-3

    (b) Dissenters' Rights...........................................................        A-3

  2.4 Stock Plans....................................................................        A-3

    (a) Cancellation of Company Stock Options........................................        A-3

    (b) Termination of Stock Plans...................................................        A-3

  2.5 Exchange of Certificates.......................................................        A-4

    (a) Deposit Cash with Exchange Agent.............................................        A-4

    (b) Exchange Procedures..........................................................        A-4

    (c) Lost Certificates............................................................        A-4

    (d) No Further Ownership Rights in Company Common Stock..........................        A-4

    (e) Termination of Exchange Fund.................................................        A-5

    (f) No Liability.................................................................        A-5

    (g) Investment of Exchange Fund..................................................        A-5

ARTICLE 3--REPRESENTATIONS AND WARRANTIES............................................        A-5

  3.1 Representations and Warranties of the Company..................................        A-5

    (a) Organization, Standing and Corporate Power...................................        A-5

    (b) Subsidiaries.................................................................        A-5

    (c) Capital Structure............................................................        A-5

    (d) Authority; Noncontravention..................................................        A-6

    (e) SEC Documents; Undisclosed Liabilities; Financial Statements.................        A-7

    (f) Information Supplied.........................................................        A-8

    (g) Absence of Certain Changes or Events.........................................        A-8

    (h) Litigation; Labor Matters; Compliance with Laws..............................        A-8

    (i) Employee Matters.............................................................        A-8

    (j) Tax Returns and Tax Payments.................................................        A-9

    (k) State Antitakeover Laws and Company Articles of Incorporation Not
     Applicable......................................................................       A-10

    (l) Environmental Matters........................................................       A-10

    (m) Personal Property; Real Property.............................................       A-11

    (n) Brokers......................................................................       A-13

    (o) Opinion of Financial Advisor.................................................       A-13

    (p) Board Recommendation.........................................................       A-13

    (q) Required Company Vote........................................................       A-13

    (r) Insurance....................................................................       A-13

    (s) Permits......................................................................       A-13

    (t) Intellectual Property Rights.................................................       A-14

    (u) Contracts....................................................................       A-14

    (v) Certain Business Practices...................................................       A-15

    (w) Year 2000....................................................................       A-15

    (x) No Other Representations and Warranties......................................       A-15

  3.2 Representations and Warranties of Sub..........................................       A-15

    (a) Organization, Standing and Corporate Power...................................       A-15

    (b) Subsidiaries.................................................................       A-15

    (c) Authority; Noncontravention..................................................       A-15

    (d) Information Supplied.........................................................       A-16

    (e) Absence of Certain Changes or Events.........................................       A-16

    (f) Brokers......................................................................       A-16

    (g) Financing....................................................................       A-16

    (h) Certain Anti-takeover Provisions Not Applicable..............................       A-17

    (i) No Other Representations and Warranties......................................       A-17

ARTICLE 4--COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.................       A-17

  4.1 Conduct of Business of the Company.............................................       A-17

ARTICLE 5--ADDITIONAL AGREEMENTS.....................................................       A-19

  5.1 Preparation of Proxy Statement; Special Meeting................................       A-19

    (a) Proxy Statement..............................................................       A-19

    (b) Special Meeting..............................................................       A-19

    (c) Stock Records................................................................       A-19

  5.2 Access to Information..........................................................       A-19

    (a) Access.......................................................................       A-19

    (b) Report of Developments.......................................................       A-19

    (c) Commitment Notice............................................................       A-20

  5.3 Best Efforts...................................................................       A-20

  5.4 Indemnification................................................................       A-20

    (a) Obligation...................................................................       A-20

    (b) Insurance....................................................................       A-20

    (c) Scope........................................................................       A-20

  5.5 Expenses.......................................................................       A-20

    (a) Obligation...................................................................       A-20

    (b) Obligation Upon Consummation of Merger.......................................       A-20

  5.6 Public Announcements...........................................................       A-20

  5.7 Takeover Statutes..............................................................       A-21

  5.8 No Solicitation................................................................       A-21

  5.9 Certain Agreements.............................................................       A-22

  5.10 Employee Benefits.............................................................       A-22

  5.11 Certain Actions...............................................................       A-23

  5.12 Debt..........................................................................       A-23

ARTICLE 6--CONDITIONS PRECEDENT......................................................       A-23

  6.1 Conditions to Each Party's Obligation to Effect the Merger.....................       A-23

    (a) Company Shareholder Approval.................................................       A-23

    (b) HSR Act and other Authorizations.............................................       A-23

    (c) No Injunctions or Restraints.................................................       A-23

  6.2 Conditions to Obligation of Sub................................................       A-24

    (a) Representations and Warranties...............................................       A-24

    (b) Performance of Obligations of the Company....................................       A-24

    (c) Consents, etc................................................................       A-24

    (d) Dissenters' Rights...........................................................       A-24

    (e) Opinion of Counsel to the Company............................................       A-24

    (f) Contract Consents............................................................       A-24

    (g) Debt.........................................................................       A-24

    (h) Resignations.................................................................       A-24

    (i) Pending Action...............................................................       A-24

    (j) Taxes........................................................................       A-25

    (k) Good Standing Certificates...................................................       A-25

    (l) No Material Adverse Change...................................................       A-25

    (m) Financing....................................................................       A-25

    (n) Consent of Option Holders....................................................       A-25

    (o) Certain Transactions.........................................................       A-25

    (p) Agreement....................................................................       A-25

  6.3 Conditions to Obligation of the Company........................................       A-25

    (a) Representations and Warranties...............................................       A-25

    (b) Performance of Obligations of Sub............................................       A-26

    (c) Opinion of Counsel to Sub....................................................       A-26

ARTICLE 7--TERMINATION, AMENDMENT AND WAIVER.........................................       A-26

  7.1 Termination....................................................................       A-26

  7.2 Effect of Termination..........................................................       A-27

  7.3 Amendment......................................................................       A-27

  7.4 Extension; Waiver..............................................................       A-27

ARTICLE 8--GENERAL PROVISIONS........................................................       A-27

  8.1 Nonsurvival of Representations and Warranties..................................       A-27

  8.2 Notices........................................................................       A-27

  8.3 Definitions....................................................................       A-28

  8.4 Interpretation.................................................................       A-34

  8.5 Counterparts...................................................................       A-34

  8.6 Entire Agreement; No Third-Party Beneficiaries.................................       A-34

  8.7 Governing Law..................................................................       A-34

  8.8 Assignment.....................................................................       A-34

  8.9 Enforcement....................................................................       A-34

  8.10 Severability..................................................................       A-34

  8.11 Guaranty......................................................................       A-35

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of December 11, 1998, by and among Twin Acquisition Corp., a Minnesota corporation ("Sub") and a direct wholly owned subsidiary of Allied Digital, Inc., a New York corporation ("ADI"), Vaughn Communications, Inc., a Minnesota corporation (the "Company"), and ADI (for purposes of Section 8.11 only).

                                    RECITALS

A. The Boards of Directors of Sub and the Company have approved, and deem it advisable and in the best interests of their respective companies and shareholders to consummate, a merger of Sub with and into the Company (the "Merger"), with the Company as the surviving corporation (the "Surviving Corporation") in the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of Common Stock, par value $.10 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than (i) shares of Company Common Stock owned by the Company or by Sub or (ii) shares of Company Common Stock held by shareholders who properly exercise, preserve and protect their dissenters' rights under Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act ("MBCA") ("Dissenters' Rights"), will be converted into the right to receive, subject to the terms hereof, $10.00 per share in cash.

B. The Merger and this Agreement require the vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon for the approval thereof (the "Company Shareholder Approval") at a special meeting of the shareholders of the Company (the "Special Meeting").

C.  Certain capitalized terms shall have the meanings ascribed to them in
Section 8.3.

                                   AGREEMENT

    In consideration of the above recitals, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, Sub shall be merged with and into the Company at the Effective Time. Upon the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the Surviving Corporation having the name Vaughn Communications, Inc.

    1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 6, the closing of the Merger (the "Closing"), will take place at 10:00 a.m. Eastern time on the second Business Day after satisfaction of the conditions set forth in Article 6 (or, if not satisfied or waived at that time, as soon as practicable thereafter following satisfaction or waiver of the conditions set forth therein (the "Closing Date")) at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 unless another date, time or place is agreed to in writing by the parties hereto.

    1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the MBCA and shall make all other filings or recordings required under the MBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Minnesota, or at such other time as is permissible in accordance with the

MBCA and as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

    1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MBCA.

    1.5  ARTICLES OF INCORPORATION; BYLAWS.

        (a) The Articles of Incorporation of the Company as they may be amended or restated (the "Articles") as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        (b) At the Effective Time, the bylaws attached hereto as Exhibit A shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law and such bylaws.

    1.6 DIRECTORS. The directors of the Surviving Corporation shall be the Persons designated by Sub immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and the bylaws of the Surviving Corporation.

    1.7 OFFICERS. The officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

    2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

        (a) COMMON STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        (b)  CANCELLATION OF TREASURY STOCK AND SUB-OWNED COMPANY COMMON
    STOCK. Each share of the Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Sub shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Except as otherwise provided herein and subject to Sections 2.3 and 2.5, each issued and outstanding share (or any fraction thereof) of Company Common Stock, except for shares of Company Common Stock held by shareholders who validly exercise, preserve and protect their Dissenters' Rights, shall be converted into the right to receive $10.00 in cash from the Surviving Corporation (the "Merger Consideration").

        (d) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time, all shares of Company Common Stock (other than shares canceled pursuant to Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.1(c) upon surrender of such certificate in accordance with Section 2.5, and except for those holders who validly exercise, preserve and protect their Dissenters' Rights whose entitlement to receive any form of consideration under this Agreement shall be governed by Section 302A.473 of the MBCA ("Section 302A.473").

    2.2 APPOINTMENT OF EXCHANGE AGENT. Prior to the mailing of the Proxy Statement, Sub shall appoint a bank or trust company designated by Sub and reasonably satisfactory to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

    2.3  PAYMENT OF MERGER CONSIDERATION.

        (a) PERSONS ENTITLED TO MERGER CONSIDERATION. The manner in which each share of Company Common Stock (other than shares of Company Common Stock to be canceled as set forth in Section 2.1(b)) shall be converted as of the Effective Time into the right to receive the Merger Consideration shall be as set forth in this Section 2.3. All references to "outstanding shares of Company Common Stock" in this Section 2.3 shall mean all shares of Company Common Stock outstanding immediately prior to the Effective Time. Each Person who is a record holder of shares of Company Common Stock as of the record date for the meeting of the Company's shareholders called to approve the Merger and this Agreement, and who has not validly exercised, preserved and protected Dissenters' Rights and remains a record holder of such stock until the Effective Time, will be entitled, with respect to all of his shares, to receive the Merger Consideration.

        (b) DISSENTERS' RIGHTS. Any holder of outstanding shares of Company Common Stock (other than shares referred to in Section 2.1(b)) who has not voted for the Merger and who has properly exercised, preserved and protected Dissenters' Rights shall be entitled to receive only such consideration as determined in accordance with Section 302A.473; PROVIDED, HOWEVER, that any holder of outstanding shares of Company Common Stock (other than shares referred to in Section 2.1(b)) who has not voted for the Merger, but has failed to properly exercise, preserve and protect Dissenters' Rights, shall be entitled to receive the Merger Consideration in accordance with the terms and conditions of this Agreement in lieu of the rights of a dissenting shareholder under Section 302A.473.

    2.4 STOCK PLANS. Prior to the mailing of the Proxy Statement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

        (a) CANCELLATION OF COMPANY STOCK OPTIONS. Other than as expressly set forth in the Willette Option Termination Agreement, the Company shall adjust the terms of all outstanding options to purchase shares of Company Common Stock ("Company Stock Options") granted under the Company's 1983 Incentive Stock Option Plan, the Company's 1985 Stock Option Plan, the Company's 1988 Stock Option Plan, the Company's 1990 Discounted Stock Option Plan, the Company's 1990 Non-Employee Directors Stock Option Plan, the Company's 1990 Company Wide Stock Option Plan, the Company's 1995 Stock Option Plan, the Company's 1995 Non-Employee Directors Stock Option Plan or the Company's 1998 Stock Option Plan and any other plan or arrangement providing for the issuance or grant of any interest in respect of capital stock of the Company or any former Subsidiary (collectively, the "Option Plans") to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled and thereafter the former holder thereof shall be entitled by having held such Company Stock Option only to a payment from the Surviving Corporation (subject to any applicable withholding taxes, as the case may be) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock Option and (ii) the excess of $10.00 over the exercise price per share of Company Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time.

        (b) TERMINATION OF STOCK PLANS. Except as otherwise agreed to in writing by Sub, the Option Plans and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any former Subsidiary (collectively, the "Stock

    Plans") shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option nor any participant in any of the Stock Plans shall have any right thereunder to acquire any equity securities of the Company or the Surviving Corporation.

    2.5  EXCHANGE OF CERTIFICATES.

        (a) DEPOSIT CASH WITH EXCHANGE AGENT. As soon as reasonably practicable as of or after the Effective Time, Sub shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, the Merger Consideration.

        (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock (other than certificates held of record or beneficially by the Company or Sub and other than certificates held by a holder that has properly exercised, preserved and protected Dissenters' Rights) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificates to such Exchange Agent), and (ii) instructions for use in effecting the surrender of the certificates for the Merger Consideration. Upon proper surrender to the Exchange Agent of such certificates for cancellation, the holder of such certificates shall after the Effective Time be entitled only to the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of cash as hereinabove provided. If cash is to be remitted to a Person other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall establish to the satisfaction of the Surviving Corporation or its transfer agent that any transfer or other taxes required by reason of payment of Merger Consideration to a Person other than that of the registered holder of the certificate surrendered has been paid or is not applicable. Until surrendered as contemplated by this
    Section 2.5(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration.

        (c) LOST CERTIFICATES. In the event that a certificate for shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to have been lost, stolen or destroyed, the amount to which such holder would have been entitled under Section 2.5(b) but for failure to deliver such certificate to the Exchange Agent shall nevertheless be paid to such holder, provided that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payment, require such holder to give the Surviving Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Article 2 (including any cash paid pursuant to the valid exercise of Dissenters' Rights) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

        (e) TERMINATION OF EXCHANGE FUND. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.5 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash.

        (f) NO LIABILITY. To the fullest extent permitted by Law, none of Sub, the Company or the Exchange Agent shall be liable to any Person in respect of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

        (g) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest the cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

    3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Sub as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate all of its properties and assets. Except as set forth in Section 3.1(a) of the disclosure schedule (the "Company Disclosure Schedule") delivered to Sub by the Company at the time of execution of this Agreement, the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. Attached as Section 3.1(a) of the Company Disclosure Schedule are complete and correct copies of the Articles and Bylaws of the Company.

        (b) SUBSIDIARIES. The Company has no Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

        (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, par value $.10 per share. Subject to any Permitted Changes as of the date of this Agreement, there are (i) 4,082,226 shares of Company Common Stock issued and outstanding; (ii) 320,824 shares of Company Common Stock issuable upon exercise of outstanding Company Stock Options granted under the Option Plans but not yet exercisable; and (iii) 203,095 shares of Company Common Stock issuable upon exercise of outstanding Company Stock Options granted under the Option Plans and immediately exercisable. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other Debt instruments or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, preemptive rights, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, pre-emptive right, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule and other than the Company Stock Options, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the Company and (ii) to the Knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company. Other than as set forth in
    Section 3.1(c) of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

        (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval with respect to the consummation of the Merger, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the contemplated transactions, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.1(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, (i) the Articles or bylaws, as they may be amended and restated (the "Bylaws"), of the Company,
    (ii) any Contract or Permit applicable to the Company or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Order, Laws, or arbitration award applicable to the Company or its properties or assets; other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this

    Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the United States Securities and Exchange Commission (the "SEC") of (y) a proxy statement relating to the Company Shareholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Minnesota, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, Orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.1(d) of the Company Disclosure Schedule. The Board of Directors (at a meeting duly called and held at which a quorum was present), based upon the unanimous recommendation of a committee (the "Special Committee") comprised solely of all of the Company's disinterested directors (as such term is defined in Section 302A.673 of the MBCA), has unanimously determined that the Merger is advisable and in the best interests of the Company and has unanimously resolved to recommend approval of the Merger and adoption of this Agreement by the holders of the Company Common Stock.

        (e)  SEC DOCUMENTS; UNDISCLOSED LIABILITIES; FINANCIAL STATEMENTS.

           (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since February 1, 1995 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its former Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

           (ii) The Company has furnished Sub with the unaudited consolidated balance sheet of the Company as of November 30, 1998 (after giving effect to the consummation of the disposition of the Products Division of the Company) (the "Unaudited Financial Statement"). The Unaudited Financial Statement fairly presents the consolidated financial position of the Company as of November 30, 1998 (after giving effect to the consummation of the disposition of the Products Division), and has been prepared in conformity with GAAP, except as otherwise specifically noted in the notes thereto.

           (iii) Except for Liabilities which are accrued or reserved against in the SEC Financial Statements (or reflected in the notes thereto) or which were incurred after the date of the most recent SEC Financial Statements in the ordinary course of business and consistent with past practices or which are set forth in Section 3.1(e) of the Company Disclosure Schedule, the Company does not have any material Liabilities (whether absolute, accrued, contingent or otherwise).

        (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Sub for inclusion or incorporation by reference therein.

        (g)  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
    Section 3.1(g) of the Company Disclosure Schedule, since February 1, 1995, the Company has conducted its business only in the ordinary course consistent with past practice, and since December 31, 1997, there is not and has not been: (i) any Material Adverse Change with respect to the Company;
    (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1 without the prior consent of Sub; or (iv) any condition, event or occurrence which would prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

        (h)  LITIGATION; LABOR MATTERS; COMPLIANCE WITH LAWS.

           (i) Except as set forth in Section 3.1(h) of the Company Disclosure Schedule, there is no suit, action or proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company and no basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

           (ii) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, and it is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to the Company.

           (iii) The conduct of the Business substantially complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

        (i) EMPLOYEE MATTERS. The Company has delivered to Sub full and complete copies or descriptions of and Section 3.1(i) of the Company Disclosure Schedule sets forth a list of each material employment, severance, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its ERISA Affiliates, for the benefit or welfare of any director, officer, employee or former employee of the Company or any of its ERISA Affiliates (such plans and arrangements being collectively the "Company Benefit Plans"), whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each of the Company Benefit Plans is in material compliance with all applicable Laws including ERISA and the Code and all contributions have been made on a timely basis. The Liabilities accrued under each Company Benefit Plan are reflected on the latest balance sheet of the Company included in the SEC Documents in accordance with GAAP applied on a consistent basis. The Company has no Company Benefit Plan that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA (a "Multiemployer Plan"). The Company has no Company Benefit Plan that is subject to Title IV of ERISA. There are no pending, threatened, or anticipated claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto. Each Company Benefit Plan intended to qualify under
    Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been Tax-exempt under Section 501(a) of the Code. Neither the Company, any former Subsidiary nor any ERISA Affiliate has incurred any liability for any Tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA. No benefit under any Company Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement, other than as specifically set forth in
    Section 2.4 hereof or in the employment agreements with Donald J. Drapeau and M. Charles Reinhart. No Company Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State Laws requiring continuation of benefits coverage following termination of employment. "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, that together with such Person would be deemed a "single employer" within the meaning of Section 4001(a)(15) of ERISA.

        (j) TAX RETURNS AND TAX PAYMENTS. The Company and each of its former Subsidiaries has timely filed (or, as to former Subsidiaries, the Company has filed on its behalf) all Tax Returns required to be filed by it, has paid (or, as to former Subsidiaries, the Company has paid on its behalf) all Taxes shown thereon to be due and has provided (or, as to former Subsidiaries, the Company has made provision on its behalf of) specific reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as set forth in
    Section 3.1(j) of the Company Disclosure Schedule: (i) no claim for unpaid Taxes has been asserted by a Tax authority or has become a Lien (except for Liens for Taxes not yet due and payable) against the property of the Company or any of its former Subsidiaries or is being asserted against the Company or any of its former Subsidiaries; (ii) no audit, examination, investigation or other proceeding in respect of any Tax or of any Tax Return of the Company or any of its former Subsidiaries is being conducted, threatened or pending by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its former Subsidiaries and is currently in effect; (iv) all Tax Returns filed with respect to the Company or any of its former Subsidiaries are complete and accurate in all material respects; (v) none of the Company or any of its former Subsidiaries has made an election under Section 341(f) of the Code;
    (vi) none of the Company or its former Subsidiaries is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by the Company or a former Subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code or any amount that is subject to Section 162(m) of the Code; (vii) none of the Company or its former Subsidiaries has been a United States real property holding corporation within the meaning of
    Section 897(c)(2) of the Code during the applicable period specified in
    Section 897(c)(1)(A)(ii) of the Code; (viii) all Taxes required to be withheld, collected or deposited by or with respect to the Company and its former Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant Tax authority, except, in each case, to the extent that failing to so withhold, collect, deposit or pay would not have a Material Adverse Effect; (ix) none of the Company or its former Subsidiaries has issued or assumed (A) any obligations described in Section 279(b) of the Code, (B) any applicable high yield discount obligations, as defined in Section 163(i) of the Code, or (C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that are not in registered form; (x) there are no requests for information currently outstanding that could affect the Taxes of the Company and its former Subsidiaries; and (xi) there are no proposed reassessments of any property owned by the Company or any of its former Subsidiaries or other proposals that could increase the amount of any Tax to which the Company or any of its former Subsidiaries would be subject. Neither the Company nor any of its former Subsidiaries is or has been a member of any consolidated, combined, unitary or aggregate group for Tax purposes except such a group consisting only of the Company and its former Subsidiaries. As used herein: "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes; the "Code" shall mean the Internal Revenue Code of 1986, as amended; and "Tax" or "Taxes" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

        (k) STATE ANTI-TAKEOVER LAWS AND COMPANY ARTICLES OF INCORPORATION NOT APPLICABLE. The Board of Directors of the Company and the Special Committee (which Special Committee has been duly constituted pursuant to Section 302A.673 of the MBCA and consists only of, and includes all, disinterested directors as defined in such Section) have approved this Agreement and the transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company and the Special Committee under the provisions of
    Section 302A.673 of the MBCA and Article 12 of the Articles, such that
    Section 302A.673 of the MBCA and Article 12 of the Articles do not apply to this Agreement or the transactions contemplated hereby. The Merger does not constitute a "control share acquisition" subject to the provisions of
    Section 302A.671 of the MBCA, by virtue of Section 302A.011, Subd. 38(d) of the MBCA. No other state takeover statute or similar statute or regulation of the State of Minnesota applies or purports to apply to this Agreement or the transactions contemplated hereby and no other provision of the Articles, Bylaws or other governing instruments of the Company or the terms of any agreement of the Company would, directly or indirectly, restrict or impair the ability of ADI to vote, or otherwise to exercise the rights of a shareholder with respect to, securities of the Company that may be acquired or controlled by ADI by virtue of this Agreement or the transactions contemplated hereby or permit any shareholder of the Company to acquire securities of the Company on a basis not available to ADI in the event that ADI were to acquire securities of the Company. The Company is not a party to any rights or similar anti-takeover plan.

        (l) ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.1(l) of the Company Disclosure Schedule: (i) to the Knowledge of the Company, the Company has obtained and holds all necessary Environmental Permits and each of the same are fully transferable to Sub; (ii) to the Knowledge of the Company, the Company is in material compliance with all terms, conditions and provisions of all applicable Environmental Permits and Environmental Laws; (iii) there are no past, pending or, to the Knowledge of the Company, threatened Environmental Claims against the Company, and the Company is not aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company; (iv) to the Knowledge of the Company, no Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against the Company except in accordance with applicable Laws; (v) to the Knowledge of the Company, neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off Site location which could result in an Environmental Claim against the Company; (vi) to the Knowledge of the Company, no Site is a current, or, to the Knowledge of the Company, proposed, Environmental Clean-up Site; (vii) to the Knowledge of the Company, there are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site;
    (viii) to the Knowledge of the Company, there are no (A) underground storage tanks, active or abandoned, (B) polychlorinated biphenyl-containing equipment, or (C) asbestos-containing material at any Site; (ix) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company with respect to any Site which have not been delivered to Sub prior to execution of this Agreement; and (x) the Company is not subject to any Order by or with any Governmental Entity imposing any material Liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on the Company.

        (m)  PERSONAL PROPERTY; REAL PROPERTY.

           (i) Except as disclosed in Section 3.1(m)(i) of the Company Disclosure Schedule, the Company (A) has good, clear and marketable title to all of the personal properties reflected in the latest audited balance sheet included in the SEC Documents as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business or in connection with the sale of the Products Division), free and clear of (1) all Liens except (x) statutory liens securing payments not yet due and (y) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (2) all real property mortgages and deeds of trust and (B) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the SEC Documents or acquired after the date thereof which are material to the Business on a consolidated basis and is in possession of the properties purported to be leased thereunder (except leaseholds sold, assigned or otherwise disposed of in connection with the sale of the Products Division), and each such lease is valid without default thereunder by the lessee or, to the Company's Knowledge, the lessor.

           (ii) Section 3.1(m)(ii) of the Company Disclosure Schedule contains a true, correct and complete list (including, without limitation, legal descriptions) of all real property owned by the Company (together with all buildings, improvements and structures thereon and all easements, rights of way, and appurtenances relating thereto, the "Owned Real Property"). The Company owns the Owned Real Property in fee subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except as set forth in Section 3.1(m)(ii) of the Company Disclosure Schedule (the "Owned Real Property Permitted Liens").

           (iii) Section 3.1(m)(iii) of the Company Disclosure Schedule contains a true, correct and complete list of all leases and subleases (including, without limitation, all modifications, extensions or amendments thereto) under which the Company is tenant or subtenant (as so modified, extended or amended, the "Real Property Leases"), including the date of each Real Property Lease, the premises demised thereunder (the "Leased Real Property," together with the Owned

       Real Property, the "Real Property"). The Real Property Leases are subject to no Liens (including, without limitation, leases, occupancy agreements, possessory rights, options and rights of first refusal) except as set forth in Section 3.1(m) of the Company Disclosure Schedule (the "Leased Real Property Permitted Liens," together with the Owned Real Property Permitted Liens, the "Permitted Liens").

           (iv) Copies of the Real Property Leases and all mortgages, title insurance policies and other title related documents with respect to the Leased Real Property have been delivered to Sub by the Company. Subject to the terms of the respective Real Property Leases and the Leased Real Property Permitted Liens, to the Knowledge of the Company, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment to each parcel of Leased Real Property for the full term of the respective Real Property Lease. The Real Property Leases are in full force and effect and are enforceable in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar Laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally. The Company has not assigned, pledged, mortgaged, hypothecated or otherwise transferred any Real Property Lease. Except as set forth in
       Section 3.1(m)(iv) of the Company Disclosure Schedule, the Company has not sublet all or any portion of any Leased Real Property. To the Knowledge of the Company, there are no defaults by any tenant or landlord under any Real Property Lease, and no event has occurred or failed to occur which, with the giving of notice or the passage of time, or both, would constitute a default under any Real Property Lease. There are no disputes under any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease. As of the date of this Agreement, no landlord or tenant under any Real Property Lease has exercised any option or right to (A) cancel or terminate such Real Property Lease or shorten the term thereof, (B) lease additional premises, (C) reduce or relocate the premises demised by such Real Property Lease or (D) purchase any property. The Company does not owe nor will it owe any brokerage commissions or finder's fees with respect to any Real Property Lease or any renewal or extension thereof or the exercise of any right or option thereunder.

           (v) No assessments or special assessments have been levied, or, to the Knowledge of the Company, are contemplated or pending, against any parcel of Real Property.

           (vi) The Company is not in default under, nor has it breached any of the material terms of, any of the Permitted Liens.

           (vii) To the Knowledge of the Company, the Real Property, including, without limitation, all buildings, building systems, structural components, roofs, and building equipment, are in good condition and repair (reasonable wear and tear excepted), suitable for (A) their intended purposes, (B) the purposes which they are currently being used and (C) the operation of the Business.

           (viii) Except for the Real Property, the Company does not own or hold any interest in real property.

           (ix) To the Knowledge of the Company, no portion of any parcel of Real Property is located in an area designated as a flood zone by any Governmental Entity.

           (x) To the Knowledge of the Company, each parcel of Real Property is in compliance with all applicable Laws in all material respects, including, without limitation, the Americans with Disabilities Act and all building, zoning, environmental and health Laws. To the Knowledge of the Company, there are no notes or notices of violation of any Law affecting or against any parcel of Real Property.

           (xi) There are no condemnation or appropriation proceedings pending or, to the Knowledge of the Company, threatened against any parcel of Real Property.

        (n) BROKERS. No broker, investment banker, financial advisor or other Person, other than EVEREN Securities, Inc., (pursuant to fee agreements, copies of which have been provided to Sub), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        (o) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of EVEREN Securities, Inc., dated the date of this Agreement (which opinion shall be updated within five (5) days prior to the mailing of the Proxy Statement), to the effect that the Merger Consideration to be received in the Merger by the Company's shareholders is fair to the holders of the Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Sub.

        (p) BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

        (q) REQUIRED COMPANY VOTE. The Company Shareholder Approval, being the affirmative vote of a majority of the outstanding shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

        (r) INSURANCE. Since January 1, 1993, the Company has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company, and the Company has maintained in full force and effect liability insurance against claims for personal injury or death or property damage occurring in connection with the Business activities of the Company or any properties owned, occupied or controlled by the Company in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company failed to give any material notice or to present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in Section 3.1(r) of the Company Disclosure Schedule, (i) there are no outstanding claims in excess of normal retentions that are not covered under any such policy or binder and, to the Knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that is not covered against or relating to the Company that is not covered by any such policy and binder; (ii) no notice of cancellation or non-renewal of any such policy or binder has been received; and (iii) except as set forth in Section 3.1(r) of the Company Disclosure Schedule, there are no performance bonds outstanding with respect to the Company.

        (s) PERMITS. Except as set forth in Section 3.1(s) of the Company Disclosure Schedule and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Permits are valid and in full force and effect, (ii) the Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement. The Company has all Permits necessary to carry on its business as currently conducted or as proposed to be conducted, except where the failure to have any Permit would not have a Material Adverse Effect.

        (t) INTELLECTUAL PROPERTY RIGHTS. The Company has interests in or uses only the Intellectual Property disclosed in Section 3.1(t) of the Company Disclosure Schedule in connection with the conduct of the Business. Except as set forth in Section 3.1(t) of the Company Disclosure Schedule, the Company either owns or has a valid and binding license to use each item of Intellectual Property set forth in Section 3.1(t) of the Company Disclosure Schedule. No other Intellectual Property is used or necessary in the conduct of the Business. Except as disclosed in Section 3.1(t) of the Company Disclosure Schedule, (i) the Company has the exclusive right to use the Intellectual Property disclosed in Section 3.1(t) of the Company Disclosure Schedule, (ii) all registrations with and applications to any Governmental Entity in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company in respect of such Intellectual Property, (iv) the Company has delivered to Sub prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the Business, (vi) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) the Company does not have any Knowledge that such Intellectual Property is being infringed by any other Person. Except as set forth in Section 3.1(t) of the Company Disclosure Schedule, the Company has not received notice that the Company is infringing any Intellectual Property of any other Person in connection with the conduct of the Business; no claim is pending or, to the Knowledge of the Company, has been made to such effect that has not been resolved, and, to the Knowledge of the Company, the Company is not infringing any Intellectual Property rights of any other Person in connection with the conduct of the Business.

        (u) CONTRACTS. Section 3.1(u) of the Company Disclosure Schedule sets forth a list of all material Contracts to which the Company is a party or by or to which it or its assets are bound or subject, including, without limitation, (i) Contracts relating to the borrowing of money; (ii) Contracts with any current Affiliate or current or former officer or director of the Company; (iii) joint venture agreements between the Company and an unaffiliated third party; (iv) any Contracts providing for payments to or from the Company of $100,000 or more per year; (v) any license agreements, distribution agreements, franchise agreements or agreements in respect of similar rights granted to or held by the Company; (vi) any Contract that materially limits the freedom of the Company to compete in any line of business or with any Person or in any geographical area or which would so materially limit the freedom of the Company so to compete after the Effective Time; (vii) any other Contract not made in the ordinary course of business which Contract is material to the Company; (viii) any Tax sharing or Tax indemnity agreement or other similar arrangement or (ix) any lease (other than Real Property Leases). The Company has heretofore made available to Sub true and complete copies of each of the Contracts set forth in
    Section 3.1(u) of the Company Disclosure Schedule. Except for Contracts that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Contracts disclosed in Section 3.1(u) of the Company Disclosure Schedule are valid and binding Contracts of the Company, are in full force and effect (except for those that have terminated or will terminate by their own terms), and the Company is not, nor, to the Knowledge of the Company, is any other party thereto, in default in any material respect under the terms of any such Contract.

        (v) CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its directors, officers or employees or, to the Knowledge of the Company, agents or representatives (in their capacity as directors, officers, agents, representatives or employees) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other Person acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the Business, that was illegal under any Federal, state or local laws of the United States or any other country having jurisdiction; or (iii) made any payment to any customer or supplier of the Company or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Business.

        (w) YEAR 2000. Except as set forth in Section 3.1(w) of the Company Disclosure Schedule, the information systems (including all computer hardware and software) and technology (including, but not limited to, information technology, embedded systems, or any other electro-mechanical or processor-based system), owned, licensed or otherwise used by the Company are free of any "Year 2000 Problem" and any "9/9/99 Problem" such that such systems and technology do not and will not, without requiring any modifications, experience any malfunctions, premature cancellation or expiration of contractual rights or deletion of data, or any other problems in connection with (i) the year 2000 (and all subsequent years) as distinct from 1900's years, (ii) the date February 29, 2000, and all subsequent leap years, or (iii) the date September 9, 1999.

        (x) NO OTHER REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that it is not relying upon any representations and warranties of Sub that are not contained in this Agreement or in the documents and instruments delivered with this Agreement and agrees that there shall not be deemed to be any other express or implied representations or warranties made by or on behalf of Sub in connection with the Merger or the other transactions contemplated by this Agreement (including the documents and instruments delivered with this Agreement).

    3.2 REPRESENTATIONS AND WARRANTIES OF SUB. Sub represents and warrants to the Company as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Sub is a newly formed Minnesota corporation and, except for activities incident to the acquisition of the Company, has not engaged in any business activities. On the Closing Date, all the outstanding shares of capital stock of Sub will have been validly issued and are fully paid and nonassessable and will be owned (of record and beneficially) by ADI, free and clear of all Liens. ADI is an indirect, wholly owned subsidiary of ADT.

        (b) SUBSIDIARIES. Sub has no Subsidiaries and during the period commencing with the date hereof and ending at the Effective Time will have no Subsidiaries.

        (c) AUTHORITY; NONCONTRAVENTION. Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Sub and the consummation by Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Sub. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Sub, enforceable against Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this

    Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Sub under, (i) the Articles of Incorporation or bylaws of Sub, (ii) any Contract or Permit applicable to Sub or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Order, Laws or arbitration award applicable to Sub or its respective properties or assets; other than, in the case of clauses (ii) and
    (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Sub or could not prevent, hinder or materially delay the ability of Sub to consummate the transactions contemplated by this Agreement. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Sub in connection with the execution and delivery of this Agreement by Sub or the consummation by Sub of any of the transactions contemplated by this Agreement, except for
    (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Minnesota, and (iv) such other consents, approvals, Orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

        (d) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Sub has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been (i) any Material Adverse Change with respect to Sub; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Sub; or
    (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Sub to consummate the transactions contemplated by this Agreement.

        (f) BROKERS. No broker, investment banker, financial advisor or other Person is entitled to or may be paid any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sub.

        (g)  FINANCING.

            (i) Sub has provided to the Company true and complete copies of commitment letters (the "Bank Commitment Letters"), in each case dated December 1, 1998, from Fleet and CMP pursuant to which they have committed to provide, together with the equity financing referred to in clause (ii) below, all of the financing required in order to consummate the transactions contemplated by this Agreement and to fund what Sub reasonably believes to be the working capital needs of the Company following the Closing. The financing to be provided pursuant to the foregoing arrangements is hereinafter referred to as the "Financing." As of the date hereof, the Bank Commitment Letters relating to the Financing have not been withdrawn and are in full force and effect.

            (ii) Sub has delivered to the Company a true and complete copy of a commitment letter addressed to ADI ("399 Commitment Letter"), dated as of December 1, 1998, from 399 Venture Partners, Inc. ("399") pursuant to which 399 (together with its Affiliates) will have available up to $15 million, subject to the terms and conditions set forth therein, for purposes of consummating the transactions contemplated by this Agreement. As of the date hereof, the 399 Commitment Letter has not been withdrawn and is in full force and effect.

        (h) CERTAIN ANTI-TAKEOVER PROVISIONS NOT APPLICABLE. To the Knowledge of Sub, neither Sub nor any Affiliate or associate was an "interested shareholder" of the Company as defined in Section 302A.011, Subd. 49(a) of the MBCA immediately prior to Sub's execution and delivery of this Agreement.

        (i) NO OTHER REPRESENTATIONS AND WARRANTIES. Sub represents and warrants that it is not relying upon any representations and warranties of the Company that are not contained in this Agreement or in the documents and instruments delivered with this Agreement or in the Company Disclosure Schedule and agrees that there shall not be deemed to be any other express or implied representations or warranties made by or on behalf of the Company in connection with the Merger or the other transactions contemplated by this Agreement (which includes the documents and instruments delivered with this Agreement and the Company Disclosure Schedule).

                                   ARTICLE 4

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

    4.1 CONDUCT OF BUSINESS OF THE COMPANY. From the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (except as otherwise specifically required by the terms of this Agreement), the Company shall act and carry on the Business in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with it to the end that its goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall not directly or indirectly without the prior written consent of Sub:

        (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities or property in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (iii), for the acquisition of shares of Company Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder or tax liability arising in connection therewith, upon exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their present terms in the ordinary course of business;

        (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of the capital stock of the Company, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities or convertible securities or any other securities or equity equivalents (including, without limitation, stock appreciation rights), or contractual obligation valued or measured by the value or market price of Company Common Stock

    (other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms in the ordinary course of business, such issuance, together with the acquisitions of shares of Company Common Stock permitted under clause (a) above, being referred to herein as "Permitted Changes");

        (c) amend or otherwise modify its Articles, By-laws or other comparable charter or organizational documents;

        (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

        (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

        (f) (i) incur any Debt or issue or sell any Debt securities or warrants or other rights to acquire any Debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company;

        (g) acquire or agree to acquire any assets, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice;

        (h) pay, discharge or satisfy any claims (including claims of shareholders), Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) Liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, or (ii) Liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of the Company included in the SEC Documents, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, Contract or other document, other than in the ordinary course of business consistent with past practice;

        (i) adopt or amend in any material respect (except as may be required by Law or by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Benefit Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee, pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

        (j) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to GAAP or rules and regulations of the SEC promulgated following the date hereof;

        (k) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article 6 not being satisfied;

        (l) except in the ordinary course of business and consistent with past practice, make any Tax election, change any Tax accounting principle or practice or settle or compromise any federal, state, local or foreign income Tax Liability; and

        (m) authorize any of, or commit or agree to take any of, the foregoing actions.

    In addition, from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall deliver to Sub a copy of any material notice related to any Real Property or any Real Property Lease.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

    5.1  PREPARATION OF PROXY STATEMENT; SPECIAL MEETING.

        (a)  PROXY STATEMENT.   Promptly following the date of this Agreement,
    the Company shall prepare and file with the SEC the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after it has been filed with the SEC unless the SEC has elected to review and comment upon the Proxy Statement, in which case the Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the SEC has completed such review.

        (b) SPECIAL MEETING. The Company will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Special Meeting. The Company will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters, as set forth in Section 3.1(p). Such recommendation, together with a copy of the fairness opinion referred to in Section 3.1(o), shall be included in the Proxy Statement. The Company will use reasonable efforts to hold such meeting as soon as practicable after the date hereof.

        (c) STOCK RECORDS. The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

    5.2  ACCESS TO INFORMATION.

        (a) ACCESS. From the date hereof through the Effective Time, the Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Sub and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause its officers, employees and representatives to, furnish promptly to Sub (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as Sub may from time to time reasonably request. No investigation pursuant to this
    Section 5.2 shall affect any representations or warranties of the Company herein or the conditions to the obligations of the parties hereto. All information obtained by Sub pursuant to this Section 5.2(a) shall be kept confidential in accordance with the confidentiality agreement dated March 30, 1998 between Citicorp Venture Capital, Ltd. and EVEREN Securities, Inc. (the "Confidentiality Agreement").

        (b) REPORT OF DEVELOPMENTS. From the date hereof through the Effective Time, the Company shall report on operational matters and promptly advise Sub orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on the Company. Sub and the Company will give prompt written notice to the other of any event which could reasonably be expected to cause a breach of any of its own respective representations, warranties, covenants or other agreements contained in this Agreement.

        (c) COMMITMENT NOTICE. In the event that Fleet or CMP notifies ADI that any such Person is withdrawing its commitment contemplated by the applicable Bank Commitment Letter addressed to ADI and delivered by such Person, Sub shall promptly notify in writing the Company of such event.

    5.3 BEST EFFORTS. Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Sub and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, Permits or authorizations are required to be obtained under any applicable Law or from any Governmental Entity or other Person in connection with the transactions contemplated by this Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, Permits or authorizations.

    5.4  INDEMNIFICATION.

        (a) OBLIGATION. For a period of six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and its former Subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the maximum extent provided under the Articles and Bylaws, or any of its former Subsidiaries' certificate of incorporation or bylaws, in either case, as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

        (b) INSURANCE. For a period of six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's or any of its former Subsidiaries' officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof (or, if such insurance policy cannot be obtained, such insurance policy on terms with respect to coverage and amount as favorable as can be obtained, subject to the proviso at the conclusion of this sentence), provided that, in satisfying its obligation under this Section 5.4(b), the Surviving Corporation shall not be obligated to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Sub.

        (c) SCOPE. The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each Person set forth in this
    Section 5.4 and his or her heirs and representatives.

    5.5  EXPENSES.

        (a) OBLIGATION. Subject to Section 5.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        (b) OBLIGATION UPON CONSUMMATION OF MERGER. In the event the Merger is consummated, the Surviving Corporation shall be responsible for paying expenses incurred by or fees due to EVEREN Securities, Inc., the Company's financial advisor (excluding its fees for its fairness opinion); Gray, Plant, Mooty, Mooty & Bennett, P.A., the Company's legal counsel; and Ernst & Young LLP, the Company's independent auditors relating to the Merger and the transactions contemplated by this Agreement.

    5.6 PUBLIC ANNOUNCEMENTS. Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this

Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

    5.7 TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

    5.8  NO SOLICITATION.

        (a) From and after the date of this Agreement, until the earlier of the Effective Time or the termination of this Agreement, the Company shall not, and shall not authorize or permit any of its officers, directors, employees, agents, representatives or advisors to, (A) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate the submission of inquiries, proposals or offers from any Person relating to any acquisition or purchase of 5% or more of the consolidated assets of the Company (other than in the ordinary course of business) or of over 5% of any class of equity securities of the Company or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person beneficially owning 5% or more of any class of equity securities of the Company, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to ADI or Sub of the transactions contemplated hereby (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, or
    (B) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to the Business, its properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company from (i) furnishing information concerning the Company and the Business or its properties or assets pursuant to an appropriate and customary confidentiality agreement (which shall not be substantially less restrictive than any confidentiality agreement entered into by Sub in connection with the Merger) to a third party who has made an unsolicited Transaction Proposal, (ii) engaging in discussions or negotiations with a third party who has made an unsolicited Transaction Proposal, (iii) following receipt of an unsolicited Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2 under the Exchange Act (provided no such position shall constitute a recommendation of such transaction if it does not constitute a Superior Acquisition Proposal) or otherwise complying with its duties of disclosure under applicable state law, and/or (iv) following receipt of an unsolicited Transaction Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.1(p), but in each case referred to in the foregoing clauses (i) through (iv) only if and to the extent that the Board of Directors of the Company shall have concluded in good faith, after consulting with financial advisors and considering the advice of outside counsel, that (1) such action is required by the Board of Directors of the Company in the exercise of its fiduciary duties to the shareholders of the Company and (2) such action is reasonably likely to be subject to completion and would, if consummated, result in a Superior Acquisition Proposal; PROVIDED, FURTHER, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after giving at least one Business Day's advance written notice to Sub with respect to the actions specified in the foregoing clauses

    (i) through (iv) that it shall take. In addition, if the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Sub in writing of the material terms of such proposal and the identity of the Person making it. As of the date hereof, the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section by any director or executive officer of the Company or by any investment banker, financial adviser, attorney, accountant, or other representative of the Company shall be deemed to be a breach of this Section by the Company.

        (b) If (i) this Agreement shall be terminated pursuant to Section 7.1(e) or 7.1(f)(ii) or (ii) (1) a Person (other than Sub) shall have made a Transaction Proposal, (2) the Agreement shall be terminated pursuant to
    Section 7.1(g), 7.1(f)(i), or 7.1(f)(iii) and (3) any Transaction Proposal (whether or not proposed prior to the Special Meeting to approve the Merger and whether or not it involves the Person making the Transaction Proposal referred to in Section 5.8(b)(ii)(1) above) shall have been consummated within 12 months following the termination of this Agreement, the Company shall pay to Sub, within twenty (20) Business Days following such occurrence, a fee of $1.9 million together with reimbursement of all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of banks, investment banks, accountants or legal counsel and the expenses of any litigation incurred in connection with collecting the fees and other amounts provided for in this Section 5.8(b) up to a maximum amount of $900,000 in the aggregate for all such costs, fees and expenses; provided, however, such fee and reimbursed expenses shall be payable within sixty (60) days following the termination of this Agreement pursuant to Section 7.1(e) or 7.1(f)(ii) of this Agreement.

    5.9 CERTAIN AGREEMENTS. The Company will not waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Sub.

    5.10  EMPLOYEE BENEFITS.

        (a) The Surviving Corporation shall maintain the Vaughn Communications, Inc. Flexible Spending Account from the Closing Date through March 31, 1999, for the benefit of those individuals who were employees of the Company immediately prior to the Closing Date and who participated in such account as of such date, provided, however, that the Surviving Corporation may elect to continue to maintain such account after such date in its sole discretion.

        (b) The Surviving Corporation shall maintain the Vaughn Communications, Inc. Retirement Savings Plan ("Savings Plan") after the Closing Date until such time as it deems appropriate to terminate such plan, in its sole discretion. Promptly after the termination of the Savings Plan, if any, the Surviving Corporation shall cause coverage under a defined contribution plan that is qualified under Section 401(a) of the Code to be extended to the employees of the Surviving Corporation who were eligible to actively participate in the Savings Plan as of the date of its termination. Such employees shall be granted service credit (for eligibility and vesting purposes only) under such defined contribution plan for service with the Company prior to the Closing Date.

        (c) The Surviving Corporation shall maintain the group health and dental plans sponsored by the Company after the Closing Date for those individuals who were employees of the Company immediately prior to the Closing Date, and who participate in such plans as of such date; PROVIDED, HOWEVER, that the Surviving Corporation may terminate such plans at any time after the Closing Date, as it determines in its sole discretion. Promptly after the termination of such plans, if any, such employees and their dependents shall be enrolled in such medical, dental and vision, and other employee welfare benefit plans that the Surviving Corporation shall offer to such employees in its sole discretion.

        (d) Nothing in this Section 5.10, express or implied, shall be construed to prevent the Surviving Corporation from (i) terminating or modifying to any extent the employment or the employment relationship of any employee at any time for any reason, or (ii) terminating or modifying to any extent or in any respect any employee benefit plan, program or arrangement that the Surviving Corporation may contribute to, maintain, or establish for the benefit of employees, directors, consultants, contractors or otherwise, at any time for any reason.

        (e) The Company and the Board of Directors shall cause the plan administrator of (or under) each of the Option Plans, and/or shall take such other steps as may be necessary or appropriate, to amend the Option Plans and adjust the Company Stock Options so that the holders of such Company Stock Options (the "Optionees"), upon consummation of the Merger, shall only be entitled, with respect to each applicable Company Stock Option, to the difference between (x) $10.00 MINUS (y) the applicable exercise price. In addition, the Company and the Board of Directors shall cause each Optionee (other than the Optionee who is a party to the Willette Option Termination Agreement) to execute a written consent, which consent shall authorize the cancellation of each Company Stock Option in exchange for an amount in cash equal to the amount described herein, and shall waive all of such Optionee's rights under the Option Plans and any related agreements, including but not limited to the right to receive capital stock of the Company upon exercise of the Company Stock Option.

    5.11 CERTAIN ACTIONS. The Company shall use its best efforts to take, or cause to be taken, the actions set forth in Section 5.11 of the Company Disclosure Schedule prior to the Closing Date.

    5.12 DEBT. The Company shall cause total Debt of the Company determined in accordance with GAAP as of the Effective Time not to exceed $20.5 million.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

    6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.   The
respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) COMPANY SHAREHOLDER APPROVAL. The Company Shareholder Approval shall have been obtained.

        (b) HSR ACT AND OTHER AUTHORIZATIONS. All waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and the parties shall have received all other authorizations, consents and approvals of Governmental Entities required in connection with the execution, delivery and performance of this Agreement; and, further, all such authorizations, consents and approvals (i) shall not impose any limitations or restrictions on Sub and (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived. Sub may, in its sole discretion, waive the condition under
    Section 6.1(b)(i) on behalf of both itself and the Company.

        (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining Order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to have any such injunction, Order, restraint or prohibition vacated.

    6.2 CONDITIONS TO OBLIGATION OF SUB. The obligation of Sub to effect the Merger is further subject to the satisfaction or waiver by Sub of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects with respect to representations and warranties not qualified by materiality and in all respects with respect to representations and warranties qualified by materiality, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed the covenants required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (c) CONSENTS, ETC. Sub shall have received evidence, in form and substance reasonably satisfactory to it, that such Permits and Orders of Governmental Entities and other Persons as are necessary in connection with the transactions contemplated hereby have been obtained, except such Permits and Orders which are not, individually or in the aggregate, material to Sub or the Company or the failure of which to have been received would not materially dilute the aggregate benefits to ADI or Sub received in the Merger.

        (d) DISSENTERS' RIGHTS. Holders of not more than 10% of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time have exercised, preserved and protected their Dissenters' Rights.

        (e) OPINION OF COUNSEL TO THE COMPANY. Sub shall have received, on and as of the Closing Date, an opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel to the Company, substantially in the form of Exhibit B.

        (f) CONTRACT CONSENTS. The Company shall have delivered to Sub (i) written consents from the Persons who are parties to the Contracts set forth in Section 6.2(f)(i) of the Company Disclosure Schedule to (A) the transactions contemplated hereunder and (B) the reincorporation, subsequent to the Effective Time, of the Company in the State of Delaware pursuant to the merger of the Company with and into Vaughn Communications, Inc., to be formed as a Delaware corporation and wholly-owned Subsidiary of the Company and (ii) written evidence of the termination of the Contracts set forth in
    Section 6.2(f)(ii) of the Company Disclosure Schedule.

        (g) DEBT. Total Debt of the Company determined on a consolidated basis in accordance with GAAP as of the Effective Time shall not exceed $20.5 million.

        (h) RESIGNATIONS. The Company shall have received and accepted the resignations of the directors of the Company designated by Sub.

        (i) PENDING ACTION. There shall not be instituted or pending any Action or Proceeding by any Governmental Entity, or any Action or Proceeding by any other Person, that has a reasonable likelihood of success before any Governmental Entity, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by this Agreement, (ii) seeking to restrain or prohibit the ownership or operation by Sub of all or any material portion of the Business or the assets of the Company, (iii) seeking to impose or confirm material limitations on the ability of Sub to effectively control the Business or operations of the Company, or effectively to exercise full rights of ownership of shares of Company Common Stock or (iv) requiring divestiture by Sub of any shares of Company Common Stock, and no Governmental Entity shall have issued any judgment, Order, decree or injunction, and there shall not be any statute, rule or regulation, that in the reasonable judgment of Sub is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through
    (iv).

        (j) TAXES. The Company shall have paid all applicable transfer, real property transfer, documentary stamp and similar Taxes (and the Company shall have properly executed all forms and Tax Returns required in connection therewith) in connection with the transactions contemplated hereby.

        (k) GOOD STANDING CERTIFICATES. The Company shall have delivered to Sub (i) copies of the Articles certified by the Minnesota Secretary of State, (ii) certificates from the Minnesota Secretary of State to the effect that the Company is in good standing or subsisting in the State of Minnesota, listing all charter documents of the Company on file and attesting to its payment of all franchise or similar Taxes, and (iii) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company is qualified or admitted to do business to the effect that the Company is duly qualified or admitted and in good standing in such jurisdiction.

        (l) NO MATERIAL ADVERSE CHANGE. Other than the transactions contemplated by the Asset Purchase Agreement, dated November 9, 1998, between the Company and Gift Connections, Inc., there has been no Material Adverse Change with respect to the Company taken as a whole since December 31, 1997.

        (m) FINANCING. Sub shall have received the proceeds from the Financing on terms reasonably satisfactory to Sub to enable Sub to consummate the transactions contemplated hereby; such terms and conditions to be deemed reasonably satisfactory to Sub if they are substantially similar to the terms and conditions of the Bank Commitment Letters and 399 Commitment Letter.

        (n) CONSENT OF OPTION HOLDERS. The Company shall have received a written consent of each Optionee, in the form satisfactory to Sub, authorizing the cancellation of each Company Stock Option in exchange for a payment in an amount described in Section 2.4 hereof, and waiving all of such Optionee's rights under the Option Plans and any related agreements, including but not limited to the right to receive capital stock of the Company upon exercise of the Company Stock Option.

        (o) CERTAIN TRANSACTIONS. The transactions contemplated by the Willette Option Termination Agreement and the Willette Subscription Agreement shall have been consummated.

        (p) AGREEMENT. The Olzenak Employment Agreement, (ii) the Reinhart Employment Agreement (as amended by Amendment No. 1, dated the date hereof) and (iii) the Willette Employment Agreement (as amended by Amendment No. 1, dated the date hereof) shall be in full force and effect.

    6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subjected to the satisfaction or waiver of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sub set forth in this Agreement shall be true and correct in all material respects with respect to representations and warranties not qualified by materiality and in all respects with respect to representations and warranties qualified by materiality, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date). The Company shall have received a certificate signed on behalf of Sub by a duly authorized executive officer of Sub to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF SUB. Sub shall have performed the covenants required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to Sub or adversely affect the ability of Sub to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of Sub by a duly authorized executive officer of Sub to such effect.

        (c) OPINION OF COUNSEL TO SUB. The Company shall have received, on and as of the Closing Date, an opinion of Oppenheimer, Wolff and Donnelly LLP, special Minnesota counsel to Sub, substantially in the form of Exhibit C.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of the Company, applicable by written notice to the other party:

        (a) by mutual written consent of Sub and the Company; or

        (b) by either Sub or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable; or

        (c) by either Sub or the Company, if the Merger shall not have been consummated on or before March 31, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective
    Time); or

        (d) by either Sub or the Company, if any required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof; or

        (e) by the Company, if at any time prior to the Effective Time, in the event that a Person has made a Transaction Proposal that the Board of Directors of the Company determines, in good faith, and after consultation with and advice from its financial advisors, is reasonably likely to be subject to completion and would, if consummated, result in a transaction more favorable, from a financial point of view, to the Company's shareholders than the transactions contemplated by this Agreement and the Merger (a "Superior Acquisition Proposal"); or

        (f) by Sub, if (i) the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Sub, either its approval or recommendation of this Agreement and the Merger or its recommendation that the Company's shareholders adopt and approve the transactions contemplated by this Agreement and the Merger, (ii) the Board of Directors of the Company shall have approved, recommended or endorsed any Superior Acquisition Proposal, or (iii) the Company has failed to duly call the Special Meeting to approve the Merger; or

        (g) by Sub, if the Company fails to perform any of its material obligations under this Agreement or has breached any material representation, warranty, or covenant contained herein when made or at any time prior to the Closing in any material respect, and after having been notified of such breach, the breach continues for thirty (30) days without cure after such notice; or

        (h) by the Company, if Sub fails to perform any of its respective material obligations under this Agreement or has breached any material representation, warranty or covenant contained herein when made or at any time prior to the Closing in any material respect, and after having been notified of such breach, the breach continues for thirty (30) days without cure after such notice.

        (i) by the Company, if Sub delivers the written notice to the Company contemplated by Section 5.2(c) with respect to either or both of the Bank Commitment Letters and, within 5 Business Days following the delivery of such written notice, Sub has not delivered to the Company either (i) a substitute commitment letter or letters on substantially the same terms and conditions as the applicable Bank Commitment Letter or Bank Commitment Letters which are the subject of the written notice contemplated by Section 5.2(c) or (ii) a written notice setting forth a waiver by Sub of the condition set forth in Section 6.2(m) with respect to that portion of the Financing to be provided under the relevant Bank Commitment Letter or Bank Commitment Letters, as the case may be.

    7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Sub as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of Sub or the Company, other than pursuant to the provisions of Section
5.5 and this Section 7.2 and provided, further, that the Confidentiality Agreement shall survive any such termination. Nothing contained in this Section shall, however, relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to any such termination.

    7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after required approval of the Merger by the shareholders of the Company; provided, however, that after such approval, there shall be made no amendment that by Law requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE 8

                               GENERAL PROVISIONS

    8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Sub, to:
    Twin Acquisition Corp.
           c/o Allied Digital Technologies Corp.
           140 Fell Court
           Hauppauge, New York 11788
           Telecopy No.: (516) 232-5370
           with a copy to:
           399 Venture Partners, Inc.
           399 Park Avenue
           New York, New York 10043
           Attention: Michael Delaney
           Telecopy No.: (212) 888-2940
             and
           Morgan, Lewis & Bockius LLP
           101 Park Avenue
           New York, New York 10178
           Attention: Philip H. Werner, Esq.
           Telecopy No.: (212) 309-6273

        (b) if to the Company, to:
           Vaughn Communications, Inc.
           5050 West 78th Street
           Minneapolis, Minnesota 55435
           Attention: Chief Executive Officer
           Telecopy No.: (612) 832-3241
           with a copy to:
           Gray, Plant, Mooty, Mooty & Bennett, P.A.
           3400 City Center
           33 South Sixth Street
           Minneapolis, Minnesota 55402
           Attention: Nevin R. Harwood, Esq.
           Telecopy No.: (612) 333-0066

    8.3  DEFINITIONS. For purposes of this Agreement:

        (a) "399" has the meaning ascribed to it in Section 3.2(g)(ii).

        (b) "399 Commitment Letter" has the meaning ascribed to it in Section 3.2(g)(ii).

        (c) "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

        (d) "ADI" has the meaning ascribed to it in the Introduction.

        (e) "ADT" means Allied Digital Technologies Corp., a Delaware corporation

        (f) an "Affiliate" with respect to any Person, means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

        (g) "Agreement" has the meaning ascribed to it in the Introduction.

        (h) "Articles" has the meaning ascribed to it in Section 1.5(a).

        (i) "Bank Commitment Letters" has the meaning ascribed to it in Section 3.2(g)(i).

        (j) "Business" means the business of the Company as presently conducted or proposed to be conducted.

        (k) "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a day on which banks in New York, New York are required or authorized to be closed.

        (l) "Bylaws" has the meaning ascribed to it in Section 3.1(d).

        (m) "Capital Lease Obligation" means, with respect to any Person and a capital lease, the amount of the obligation of such Person as the lessee under such capital lease which would, in accordance with GAAP, appear as a Liability on a balance sheet of such Person.

        (n) "Certificate of Merger" has the meaning ascribed to it in Section
    1.3.

        (o) "Closing" has the meaning ascribed to it in Section 1.2.

        (p) "Closing Date" has the meaning ascribed to it in Section 1.2.

        (q) "CMP" means Citicorp Mezzanine Partners, L.P.

        (r) "Code" has the meaning ascribed to it in Section 3.1(j).

        (s) "Company" has the meaning ascribed to it in the Introduction.

        (t) "Company Benefit Plans" has the meaning ascribed to it in Section 3.1(i).

        (u) "Company Common Stock" has the meaning ascribed to it in the Recitals.

        (v) "Company Disclosure Schedule" has the meaning ascribed to it in
    Section 3.1(a).

        (w) "Company Shareholder Approval" has the meaning ascribed to it in the Recitals.

        (x) "Company Stock Options" has the meaning ascribed to it in Section 2.4(a).

        (y) "Confidentiality Agreement" has the meaning ascribed to it in
    Section 5.2(a).

        (z) "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, license, security agreement or other contract (whether written or oral).

        (aa) "Debt" with respect to any Person means, at any time, without duplication, (i) Liabilities for borrowed money and redemption obligations in respect of mandatorily redeemable preferred stock; (ii) Liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all Liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (iii) Capital Lease Obligations of such Person; (iv) Liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become liable for such Liabilities);
    (v) Liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (vi) Swap Obligations of such Person; (vii) any Tax Liability, whether or not accrued or owing, arising from a taxable event occurring before the Closing Date; and (viii) any Guaranty of such Person with respect to Liabilities of a type described in any of clauses (i) through (viii) hereof.

        (bb) "Dissenters' Rights" has the meaning ascribed to it in the Recitals.

        (cc)  "Effective Time" has the meaning ascribed to it in Section 1.3.

        (dd) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

        (ee) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, Liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any Person (including but not limited to any Governmental Entity, private person and citizens' group) based upon, alleging, asserting or claiming any actual or potential (i) violation of or Liability under any Environmental Law, (ii) violation of an Environmental Permit, or (iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment or disposal.

        (ff) "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of Environmental Law, or at which there has been a Release, or a threatened or suspected Release of a Hazardous Material.

        (gg) "Environmental Law" means any and all federal, state, local, provincial and foreign, civil and criminal Laws, statutes, ordinances, Orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Entity, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, U.S.C. Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Resource and Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damages related to or arising out of the presence, Release, or exposure to a Hazardous Material.

        (hh) "Environmental Permit" means any federal, state, local, provincial or foreign Permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law and includes any and all Orders, consent orders or binding agreements issued or entered into by a Governmental Entity under any applicable Environmental Law.

        (ii)  "ERISA" has the meaning ascribed to it in Section 3.1(i).

        (jj)  "ERISA Affiliate" has the meaning ascribed to it in Section
    3.1(i).

        (kk)  "Exchange Act" has the meaning ascribed to it in Section 3.1(d).

        (ll)  "Exchange Agent" has the meaning ascribed to it in Section 2.2.

        (mm)  "Exchange Fund" has the meaning ascribed to it in Section 2.5(e).

        (nn)  "Financing" has the meaning ascribed to it in Section 3.2(g)(i).

        (oo)  "Fleet" means Fleet National Bank, N.A.

        (pp) "GAAP" shall mean U.S. generally accepted accounting principles applied on a consistent basis throughout all applicable periods.

        (qq) "Governmental Entity" means any government or political subdivision thereof, whether foreign or domestic, federal, state, provincial, county, local, municipal or regional, or any other governmental entity, any agency, authority, department, division or instrumentality of any such government, political subdivision, or other governmental entity or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any court, arbitral tribunal or arbitrator, and any nongovernmental regulating body, to the extent that the rules, regulations or Orders of such body have the force of Law.

        (rr) "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Debt, cash dividend or other monetary obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Debt or obligation or any property or assets constituting security therefor;
    (ii) to advance or supply funds for the purchase or payment of such Debt or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation; or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or Liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, Liability or dividend unless such Guaranty is limited.

        (ss) "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing material, polychlorinated biphenyls, and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

        (tt)  "HSR Act" has the meaning ascribed to it in Section 3.1(d).

        (uu) "Intellectual Property" shall mean all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights, patents and patent rights, brand names, trade dress, business and product names, logos, slogans, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), confidential and proprietary information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past payment, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

        (vv) "Knowledge" means actual or constructive knowledge without independent investigation of any current officer.

        (ww) "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

        (xx) "Leased Real Property" has the meaning ascribed to it in Section 3.1(m)(iii).

        (yy) "Leased Real Property Permitted Liens" has the meaning ascribed to it in Section 3.1(m)(iii).

        (zz) "Liability" means all indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), fixed or otherwise, or whether due or to become due).

        (aaa) "Liens" means all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

        (bbb) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Sub, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise), prospects or results of operations of such party; PROVIDED, HOWEVER, that, a decline in general economic conditions affecting the Company or Sub shall not be deemed to be a "Material Adverse Change" or to have a "Material Adverse Effect" with respect to either such party or its Subsidiaries.

        (ccc)  "MBCA" has the meaning ascribed to it in the Recitals.

        (ddd)  "Merger" has the meaning ascribed to it in the Recitals.

        (eee) "Merger Consideration" has the meaning ascribed to it in Section 2.1(c).

        (fff) "Multiemployer Plan" has the meaning ascribed to it in Section 3.1(i).

        (ggg) "Olzenak Employment Agreement" means the Employment Agreement, dated the date hereof, between ADI and Douglas Olzenak.

        (hhh)  "Option Plans" has the meaning ascribed to it in Section 2.4(a).

        (iii)  "Optionees" has the meaning ascribed to it in Section 5.10(e).

        (jjj) "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Entity (in each such case whether preliminary or final).

        (kkk) "Owned Real Property" has the meaning ascribed to it in Section 3.1(m)(ii).

        (lll) "Owned Real Property Permitted Liens" has the meaning ascribed to it in Section 3.1(m)(ii).

        (mmm) "Permit" means any license, franchise, permit, certificate, approval, consent or other similar authorization affecting, or relating in any way to, the assets or Business of the Company.

        (nnn) "Permitted Changes" has the meaning ascribed to it in Section 4.1(b).

        (ooo) "Permitted Liens" has the meaning ascribed to it in Section 3.1(m)(iii).

        (ppp) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

        (qqq) "Products Division" means the Company's division that manufactures and sells gift products and collectibles to retailers in various niche markets which has been sold to Gift Connections, Inc.

        (rrr)  "Proxy Statement" has the meaning ascribed to it in Section
    3.1(d).

        (sss)  "RCRA" has the meaning ascribed to it in Section 8.3(ff).

        (ttt)  "Real Property" has the meaning ascribed to it in Section 3.1(m).

        (uuu) "Real Property Leases" has the meaning ascribed to it in Section 3.1(m)(iii).

        (vvv) "Reinhart Employment Agreement" means the Employment Agreement, dated March 13, 1998, between Charles Reinhart and the Company.

        (www) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

        (xxx)  "Savings Plan" has the meaning ascribed to it in Section 5.10(b).

        (yyy)  "SEC" has the meaning ascribed to it in Section 3.1(d).

        (zzz)  "SEC Documents" has the meaning ascribed to it in Section
    3.1(e)(i).

        (aaaa)  "SEC Financial Statements" has the meaning ascribed to it in
    Section 3.1(e)(i).

        (bbbb) "Section 302A.473" has the meaning ascribed to it in Section 2.1(d).

        (cccc)  "Securities Act" has the meaning ascribed to it in Section
    3.1(c).

        (dddd) "Site" means any of the real properties currently or previously owned, leased or operated by the Company, its former Subsidiaries, any predecessors of the Company or its former Subsidiaries or any entities previously owned by the Company or its former Subsidiaries, including all soil, subsoil, surface waters and groundwater thereat.

        (eeee) "Special Committee" has the meaning ascribed to it in Section 3.1(d).

        (ffff) "Special Meeting" has the meaning ascribed to it in the Recitals.

        (gggg)  "Stock Plans" has the meaning ascribed to it in Section 2.4(b).

        (hhhh)  "Sub" has the meaning ascribed to it in the Introduction.

        (iiii) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first Person.

        (jjjj) "Superior Acquisition Proposal" has the meaning ascribed to it in Section 7.1(e).

        (kkkk) "Surviving Corporation" has the meaning ascribed to it in the Recitals.

        (llll) "Swap Obligations" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of any Swap Obligation shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap Obligation had terminated at the end of such fiscal quarter, and, in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount so determined.

        (mmmm)  "Tax Return" has the meaning ascribed to it in Section 3.l(j).

        (nnnn)  "Tax(es)" has the meaning ascribed to it in Section 3.1(j).

        (oooo)  "Transaction Proposals" has the meaning ascribed to it in
    Section 5.8(a).

        (pppp) "Unaudited Financial Statement" has the meaning ascribed to it in Section 3.1(e)(ii).

        (qqqq) "Willette Employment Agreement" means the Employment Agreement, dated March 13, 1998, between Willette and the Company.

        (rrrr) "Willette Option Termination Agreement" means the Option Termination and Grant Agreement, dated the date hereof, between ADT and E. David Willette, in the form of Exhibit D attached hereto.

        (ssss) "Willette Subscription Agreement" means the Subscription Agreement dated the date hereof between ADT and E. David Willette, in the form of Exhibit E attached hereto.

    8.4 INTERPRETATION. A reference made in this Agreement to a Section, Exhibit or Schedule, shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as provided in Section 5.4, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

    8.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to any conflict of laws provisions that might indicate the applicability of the laws of any jurisdiction other than the State of New York), except to the extent that the MBCA applies as a result of the Company and Sub being incorporated in the State of Minnesota, in which case the MBCA shall apply to the extent required under applicable choice of law doctrines.

    8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    8.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or of the United States located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any such court.

    8.10 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

    8.11 GUARANTY. ADI shall fully, completely and unconditionally guarantee the performance of the obligations of Sub under this Agreement.

    IN WITNESS WHEREOF, Sub, ADI and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                VAUGHN COMMUNICATIONS, INC.

                                By:            /s/ E. DAVID WILLETTE
                                     -----------------------------------------
                                                 E. David Willette
                                            ITS CHIEF EXECUTIVE OFFICER

                                TWIN ACQUISITION CORP.

                                By:              /s/ EMILY M. HILL
                                     -----------------------------------------
                                                   Emily M. Hill
                                                 ITS VICE PRESIDENT

                                FOR PURPOSES OF SECTION 8.11 ONLY:

                                ALLIED DIGITAL, INC.

                                By:              /s/ EMILY M. HILL
                                     -----------------------------------------
                                                   Emily M. Hill
                                             ITS SENIOR VICE PRESIDENT

                                                                       EXHIBIT A

                                    BY-LAWS
                                       OF
                          VAUGHN COMMUNICATIONS, INC.

                                   ARTICLE I
                                  STOCKHOLDERS

    SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

    SECTION 2. SPECIAL MEETINGS. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Minnesota as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

    SECTION 3. NOTICE OF MEETINGS. Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

    SECTION 4. QUORUM. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws.

    SECTION 5. ADJOURNED MEETINGS. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; PROVIDED, HOWEVER, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting.

If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

    SECTION 6. ORGANIZATION. The Chief Executive Officer, or, in the absence of the Chief Executive Officer, the President, or, in the absence of the Chief Executive Officer and the President, a Vice President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chief Executive Officer, the President and all of the Vice Presidents, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

    The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

    SECTION 7. VOTING. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

    Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

    SECTION 8. INSPECTORS. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by one or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

    SECTION 9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Minnesota, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

    Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date on which the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

                                   ARTICLE II
                               BOARD OF DIRECTORS

    SECTION 1. NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be stockholders of the Corporation. The number of Directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

    SECTION 2. REMOVAL, VACANCIES AND ADDITIONAL DIRECTORS. The stockholders may, at any special meeting, the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

    When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

    SECTION 3. PLACE OF MEETING. The Board of Directors may hold its meetings in such place or places in the State of Minnesota or outside the State of Minnesota as the Board from time to time shall determine.

    SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No further notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

    SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by direction of any two of the Directors then in office.

    Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be transmitted by facsimile, telegram or telephone at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.

    SECTION 6. QUORUM. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

    SECTION 7. ORGANIZATION. A Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman shall be elected from the Directors present at such meeting of the Board of Directors. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

    SECTION 8. COMMITTEES. The Board of Directors may designate one or more committees including, without limitation, compensation and audit committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing these By-laws.

    SECTION 9. CONFERENCE TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

    SECTION 10. CONSENT OF DIRECTORS OR COMMITTEE IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

                                  ARTICLE III
                                    OFFICERS

    SECTION 1. OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 8 of this Article III. The President, the Chief Executive Officer, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

    All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

    Any vacancy caused by the death, resignation or removal of any officer, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

    In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

    SECTION 2. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation's business and affairs and, subject to the control of the Board of Directors, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

    SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of President. In the absence of the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation's business and affairs and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

    SECTION 4. POWERS AND DUTIES OF THE VICE PRESIDENTS. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

    SECTION 5. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chief Executive Officer or the President shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chief Executive Officer or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary, and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

    SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of, and when proper, shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation. The Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; shall sign all receipts and vouchers for payments made to the Corporation, shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of and, whenever required by the Board of Directors, the Chief Executive Officer or the President, shall render statements of such accounts. The Treasurer shall, at all reasonable times, exhibit the books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and shall have all powers and shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chief Executive Officer or the President.

    SECTION 7. ADDITIONAL OFFICERS. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.

    The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

    SECTION 8. GIVING OF BOND BY OFFICERS. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

    SECTION 9. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

    SECTION 10. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

                                   ARTICLE IV
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in
Section 3 of this Article IV with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

    SECTION 2. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this Article IV shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an "Advancement of Expenses"); PROVIDED, HOWEVER, that, if the Minnesota Business Corporation Act requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

    SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. The rights to indemnification and to the advancement of expenses conferred in Sections 1 or 2 of this Article IV shall be contract rights. If a claim under Sections 1 or 2 of this Article IV is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and
(ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Minnesota Business Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Minnesota Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section or otherwise shall be on the Corporation.

    SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

    SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Minnesota Business Corporation Act.

    SECTION 6. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

                                   ARTICLE V
                             STOCK-SEAL-FISCAL YEAR

    SECTION 1. CERTIFICATES FOR SHARES OF STOCK. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

    In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

    All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

    Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

    SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon, the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

    SECTION 3. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article IV.

    SECTION 4. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

    SECTION 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; PROVIDED, HOWEVER, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

    A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Minnesota Business Corporation Act, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by
Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Minnesota Business Corporation Act with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

    SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

    Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

    SECTION 7. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chief Executive Officer or the President.

    SECTION 8. FISCAL YEAR. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

    SECTION 1. CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

    Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

    SECTION 2. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

    SECTION 3. CONTRACTS. Except as otherwise provided in these By-Laws or by law or as otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chief Executive Officer, the President or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

    SECTION 4. WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

    SECTION 5. OFFICES OUTSIDE OF MINNESOTA. Except as otherwise required by the laws of the State of Minnesota, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Minnesota at such place or places as from time to time may be determined by the Board of Directors, the Chief Executive Officer or the President.

                                  ARTICLE VII
                                   AMENDMENTS

    These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting; but these By-Laws and any amendment thereof may be altered, amended or repealed or new By-Laws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

                                                                       EXHIBIT B

FORM OF OPINION OF GP

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Minnesota.

2. The Company has taken, or caused to be taken, all necessary corporate and shareholder action to authorize the execution, delivery and performance by it of the Merger Agreement and the transactions contemplated thereby to which it is a party.

3. The Merger Agreement has been duly executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally or, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

4. Neither the execution and the delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity or court to which the Company is subject or any provision of the Articles of Incorporation or Bylaws of the Company or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party to the Merger Agreement the right to accelerate, terminate, modify, or cancel or require any notice under any Contract to which the Company is a party or by which it is bound or to which any of its assets or properties is subject.

5.  The Company has no Subsidiaries.

                                                                       EXHIBIT C

FORM OF OPINION OF OWD

1. TAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota.

2. The execution and delivery of this Agreement by TAC and the consummation by TAC of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

3. The Merger Agreement has been duly executed and delivered by TAC and constitutes a legally valid and binding obligation of TAC, enforceable against TAC in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights and remedies generally, (b) general principles of equity including principles of commercial reasonableness, good faith and fair dealing, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

4. The execution and delivery of this Agreement does not, and the consummation by TAC of the transactions contemplated hereby will not, violate the Articles of Incorporation or By-laws of TAC.

                                                                         ANNEX B

December 11, 1998

Board of Directors
Vaughn Communications, Inc.
5050 West 78(th) Street
Minneapolis, MN 55435

Gentlemen:

    We understand that Vaughn Communications, Inc. ("Vaughn") has agreed to sell all of its issued and outstanding shares of Common Stock, par value $0.10 per share (the "Common Stock"), to Allied Digital, Inc. ("Allied"). Pursuant to the Agreement and Plan of Merger dated December 11, 1998 (the "Merger Agreement"), among Vaughn, Allied and Allied's wholly owned subsidiary, Twin Acquisition Corp. ("Merger Sub"), Allied proposes to acquire all of Vaughn's issued and outstanding shares of Common Stock for $10.00 per share in cash (the "Consideration") through a merger of Merger Sub with and into Vaughn, with Vaughn as the surviving corporation (the "Merger"), subject to the rights of Dissenting Stockholders (as such term is defined in the Merger Agreement).

    We also understand that following the Merger, Vaughn will be reincorporated in Delaware by merging with and into a Delaware corporation of the same name (Vaughn Communications, Inc.) The Merger is defined herein as the Transaction.

    You have requested our opinion as to whether the Consideration to be received by the stockholders of Vaughn in the Transaction is fair, from a financial point of view, to the stockholders of Vaughn as of the date hereof.

    For the purposes of the opinion set forth herein, we have, among other things,

    - Reviewed the agreement and plan of merger (the "Merger Agreement") by and between Vaughn, Allied and Twin Acquisition Corp. in substantially final form;

    - Reviewed a draft of Vaughn's merger proxy statement dated December 9, 1998, in substantially final form;

    - Reviewed Vaughn's annual report on Forms 10-K for the years ended January 31, 1997, and 1998;

    - Reviewed Vaughn's quarterly reports on Forms 10-Q for the three months ended July 30, 1998 and October 31, 1998;

    - Reviewed Vaughn's current report on Form 8-K with a Date of Report of November 16, 1998;

    - Reviewed certain non-public operating and financial information, including financial projections, relating to Vaughn's business prepared by management of Vaughn;

    - Interviewed certain members of Vaughn's management to discuss its operations, financial statements and future prospects;

    - Reviewed the historical share prices and trading volumes of Vaughn's Common Stock;

    - Reviewed premiums paid in recent merger transactions of comparable size;

    - Reviewed publicly available financial data and stock market performance data of other publicly traded multi-media companies, which we deemed comparable to Vaughn;

    - Reviewed the terms of selected recent acquisitions of companies which we deemed comparable to Vaughn;

    - Reviewed termination fees agreed to on recent transactions of comparable size; and

    - Conducted such other studies, analyses, inquiries and investigations, as we deemed appropriate.

    In arriving at our opinion, we have considered such factors as we have deemed relevant including, but not limited to: (i) the historical market prices and trading volume of the Common Stock of Vaughn, (ii) premiums in recent merger transactions of comparable size, (iii) the transaction values on business combinations which we believe comparable to Vaughn relative to sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"), (iv) the market value of publicly held companies we deemed comparable to Vaughn relative to sales, EBITDA, EBIT, and net income, (v) a valuation for Vaughn (on a per share basis) based on a discounted cash flow analysis, and (vi) other items we deemed to be relevant.

    During our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided, and have further relied upon the assurances of management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this opinion. As our opinion encompasses forward looking valuation techniques such as the discounted cash flow analysis, we have assumed that the financial projections which we reviewed to have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of each company. Our opinion is necessarily based on the economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. In arriving at our opinion, we have not performed any independent appraisal of the assets of Vaughn. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion which may come or be brought to our attention after the date of this opinion.

    We have acted as financial advisor to the Special Committee of the Board of Directors of Vaughn in connection with the sale of the Company and will receive a fee for such services. This opinion is for the use and benefit of the Board of Directors of Vaughn in its consideration of the Merger.

    It is understood that this opinion will be included in its entirety in a proxy statement or other document distributed to the stockholders of Vaughn in connection with the Transaction and this constitutes our express written approval for that purpose. It is understood that this opinion shall be used by you solely in connection with your consideration of the fairness of the Transaction to the stockholders of Vaughn and for no other purpose, and Vaughn will not furnish this opinion or any other material prepared by us to any other person or use or refer to this opinion for any other purpose without our prior written approval. However, no summary of, or excerpt from, this opinion may be used, and no published public reference (other than as provided in the preceding sentence) to this opinion may be made except with our prior express approval.

    This opinion does not constitute a recommendation to any stockholder of Vaughn as to whether such stockholder should vote to approve the Merger, or as to any other actions which such stockholder should take in conjunction with the Transaction. This opinion relates solely to the question of fairness to the Vaughn stockholders, from a financial point of view, of the Transaction as currently proposed. Further, we express no opinion herein as to the structure, terms or effect of any other aspect of the Transaction, including, without limitation, any effects resulting from the application of any bankruptcy, fraudulent conveyance or other federal or state insolvency law or of any pending or threatened litigation affecting Vaughn.

    Based on the foregoing, we are of the opinion that the Consideration to be received by the stockholders of Vaughn in the Transaction is fair, from a financial point of view, to the stockholders of Vaughn as of the date hereof.

Very truly yours,

EVEREN Securities, Inc.

/s/ EVEREN Securities Inc.

                                                                         ANNEX C

    SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

    SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

           (1) alters or abolishes a preferential right of the shares;

           (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

           (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

           (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

        (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

        (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

        (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

        (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    SUBD. 2. BENEFICIAL OWNERS.

        (a) A shareholder shall not assert dissenters rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

        (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    SUBD. 3. RIGHTS NOT TO APPLY.

        (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

        (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

    SUBDIVISION 1. DEFINITIONS.

        (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

        (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

        (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

        (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

        (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

           (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

           (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

           (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

           (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

        (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    SUBD. 5. PAYMENT; RETURN OF SHARES.

        (a) After the corporate action takes effect, after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

           (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

           (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

           (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

        (b) The corporation may withhold the remittance described in paragraph
    (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

        (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    SUBD. 8. COSTS; FEES; EXPENSES.

        (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

        (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

        (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                         ANNEX D

                     OPTION TERMINATION AND GRANT AGREEMENT

    OPTION TERMINATION AND GRANT AGREEMENT, dated as of December 11, 1998 (this "AGREEMENT"), by and among Allied Digital Technologies Corp., a Delaware corporation ("ALLIED"), Vaughn Communications, Inc., a Minnesota corporation ("VCI") and E. David Willette (the "OPTIONHOLDER"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof, by and between Twin Acquisition Corp. ("TAC") and VCI (as such agreement may be amended from time to time, the "MERGER AGREEMENT").

    WHEREAS, concurrently herewith, TAC and VCI are entering into the Merger Agreement, pursuant to which TAC will be merged with and into VCI (the "MERGER"), whereby (i) each share of common stock, par value $.10 per share, of VCI ("VCI COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than certain shares as set forth in Section 2.1 of the Merger Agreement, will be converted into the right to receive cash and (ii) other than as set forth in this Agreement, each option to purchase VCI Common Stock (a "VCI STOCK OPTION") outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will be cancelled and converted into the right to receive cash;

    WHEREAS, the Optionholder Beneficially Owns VCI Stock Options; and

    WHEREAS, the Optionholder desires to cancel, immediately prior to the Effective Time, all of his VCI Stock Options and, in consideration for such cancellation, acquire a non-qualified option to purchase shares of Series C Preferred Stock of Allied, par value $.01 per share ("SERIES C PREFERRED"), upon the terms and conditions set forth in the Stock Option Agreement and Letter of Grant attached hereto as Exhibit A ("OPTION GRANT AGREEMENT");

    NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

    Section 1. CERTAIN DEFINITIONS. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

    "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person, provided that no security holder of any Person shall be deemed an Affiliate of any other security holder solely by reason of any investment in such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, as a trustee or executor, by Contract or credit arrangement or otherwise.

    "AGREEMENT" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

    "ALLIED" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

    "ALLIED OPTION" has the meaning ascribed thereto in Section 2(a) of this Agreement.

    "ALLIED OPTION SHARES" means, collectively, the shares of Series C Preferred that are issuable upon exercise of the Allied Option.

    "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

    "BUSINESS DAY" means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a day on which banks in New York, New York are required or authorized to be closed.

    "CLOSING" has the meaning ascribed thereto in Section 2(b) of this Agreement.

    "CLOSING DATE" has the meaning ascribed thereto in Section 2(b) of this Agreement.

    "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by Contract or credit arrangement or otherwise.

    "DGCL" has the meaning ascribed thereto in Section 11(k) of this Agreement.

    "INVESTORS' AGREEMENT" has the meaning ascribed thereto in Section 5 of this Agreement.

    "MERGER" has the meaning ascribed thereto in the introduction paragraph of this Agreement.

    "MERGER AGREEMENT" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

    "OPTION GRANT AGREEMENT" has the meaning ascribed thereto in the recitals of this Agreement.

    "OPTIONHOLDER" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

    "PERMITTED TRANSFEREE" means in the case of the Optionholder, (i) a spouse or lineal descendant (including by adoption and stepchildren), heir, executor, testamentary trustee or legatee of the Optionholder or (ii) any trust or estate the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the Persons described in clause (i) above.

    "PERSON" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

    "REGISTRATION RIGHTS AGREEMENT" has the meaning ascribed thereto in Section 5 of this Agreement.

    "SERIES C PREFERRED" has the meaning ascribed thereto in the recitals of this Agreement.

    "TAC" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

    "TRUSTEE" has the meaning ascribed thereto in Section 3(c) of this Agreement.

    "VCI" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

    "VCI COMMON STOCK" has the meaning ascribed thereto in the recitals of this Agreement.

    "VCI STOCK OPTIONS" has the meaning ascribed thereto in the recitals of this Agreement.

    "WILLETTE OPTIONS" has the meaning ascribed thereto in Section 2(a) of this Agreement.

    Section 2. TERMINATION AND GRANT OF OPTIONS; CLOSING.

        i. Subject to the terms and conditions of this Agreement, immediately prior to the Effective Time, the Optionholder shall cancel VCI Stock Options to purchase 128,500 shares of VCI Common Stock, representing (i) VCI Stock Options to purchase 20,500 shares of VCI Common Stock at an exercise price of $3.1250 per share, (ii) VCI Stock Options to purchase 22,000 shares of VCI Common Stock at an exercise price of $5.1000 per share, (iii) VCI Stock Options to purchase 34,000 shares of VCI Common Stock at an exercise price of $5.8438 per share,
    (iv) VCI Stock Options to purchase 27,000 shares of VCI Common Stock at an exercise price of $7.5438 per share, and (v) VCI Stock Options to purchase 25,000 shares of VCI Common Stock at an exercise price of $11.05 per share (the "WILLETTE OPTIONS") and, in consideration for such cancellation, acquire a non-qualified option (the "ALLIED OPTION") consisting of the right to purchase 10,000 shares of Series C Preferred at an exercise price of $543,634.30, subject to the terms and conditions set forth in the Option Grant Agreement.

        ii. The cancellation of the Willette Options and grant of the Allied Option shall take place immediately prior to the Effective Time on the date ("CLOSING DATE") of closing ("CLOSING") of the transactions contemplated by the Merger Agreement at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178.

        iii. At the Closing, immediately prior to the Effective Time, (i) Allied will deliver to the Optionholder the Option Grant Agreement, duly executed by Allied, evidencing the grant of the Allied Option and (ii) upon such delivery, the Willette Options shall be duly cancelled with no further action on the part of any Person and shall have no further force and effect, and thereafter neither VCI nor any other Person shall have any further Liability with respect to any such Willette Options.

        iv. VCI shall take the necessary steps to cause the Willette Options to be duly cancelled in accordance with Section 2(c) above.

    Section 3. REPRESENTATIONS AND WARRANTIES OF THE OPTIONHOLDER. The Optionholder hereby represents and warrants to Allied as of the date hereof and as of the Closing Date as follows:

        i. The Optionholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Optionholder, and (assuming due authorization, execution and delivery by the Optionholder) constitutes a valid and binding obligation of the Optionholder, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity.

        ii. The execution and delivery by the Optionholder of this Agreement, the performance by the Optionholder of its obligations hereunder and the consummation of the transactions contemplated by this Agreement do not (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require the Optionholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of or under the terms of any Contract or other agreement to which the Optionholder is a party or by which any of his assets and/or properties is bound.

        iii. The Optionholder is either (i) the record holder or Beneficial Owner of, or (ii) trustee (such trustee, a "TRUSTEE") of a trust that is the record holder or Beneficial Owner of, and whose beneficiaries are the Beneficial Owners of, each of the VCI Stock Options set forth opposite the Optionholder's name on Schedule I hereto setting forth the exercise price thereof.

        iv. The Willette Options constitute all of the VCI Stock Options either
    (i) Beneficially Owned or held of record by the Optionholder or (ii) held in a trust to which the Optionholder is Trustee that is the record holder or Beneficial Owner of, and whose beneficiaries are the Beneficial Owners of, such VCI Stock Options.

        v. Each Willette Option is free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

        vi. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Optionholder in his or her capacity as such.

        vii. The Optionholder understands and acknowledges that Allied is directing TAC to enter into the Merger Agreement in reliance upon the Optionholder's execution and delivery of this Agreement with Allied.

    Section 4. REPRESENTATIONS AND WARRANTIES OF ALLIED. Allied hereby represents and warrants to the Optionholder, as of the date hereof and as of the Closing Date, as follows:

        i. Allied is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

        ii. Allied has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Allied of this Agreement and the consummation by Allied of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action. This Agreement has been duly executed and delivered by Allied, and (assuming due authorization, execution and delivery by the Optionholder) constitutes a valid and binding obligation of Allied, enforceable against it in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (iii) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

        iii. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Allied.

    Section 5. CERTAIN AGREEMENTS. Immediately prior to the Effective Time, the Optionholder shall (i) become a party to that certain Investors' Agreement, dated September 24, 1998, as such agreement may have been or may be modified or amended from time to time (the "INVESTORS' AGREEMENT"), by and among Allied and the Persons named therein, by executing a joinder agreement and shall be deemed an Additional Management Stockholder (as defined in the Investors' Agreement) for purposes thereof and shall be fully bound by, and subject to, the provisions of the Investors' Agreement that are applicable to such Person, and (ii) become a party to the Allied Digital Technologies Corp. Registration Rights Agreement, dated as of September 24, 1998, as such agreement may have been or may be modified or amended from time to time (the "REGISTRATION RIGHTS AGREEMENT"), by and among Allied and the Persons named therein, by executing a joinder agreement and shall be deemed an Additional Management Stockholder (as defined in the Investors' Agreement) for purposes thereof and fully bound by, and subject to, the covenants, terms and conditions of the Registration Rights Agreement that are applicable to such Person.

    Section 6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

    Section 7. CERTAIN EVENTS. The Optionholder agrees that this Agreement and the obligations hereunder shall attach to the Willette Options and shall be binding upon any Person to which legal or Beneficial Ownership of any such VCI Stock Option shall pass, whether by operation of Law or otherwise, including without limitation the Optionholder's heirs, guardians, administrators or successors or as a result of any divorce.

    Section 8. STOP TRANSFER. The Optionholder agrees with, and covenants to, Allied that the Optionholder shall not request that VCI register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Willette Options, unless such transfer is made in compliance with this Agreement.

    Section 9. RULE 145 AFFILIATE. The Optionholder, if deemed by Allied in its sole discretion to be an "affiliate" for purposes of Rule 145 under the Securities Act of 1933, as amended, hereby agrees to deliver to Allied, on or prior to the Effective Time, a written agreement in form and substance acceptable to Allied, restricting the disposition of the Allied Option and the Allied Option Shares.

    Section 10. TERMINATION. In the event the Merger Agreement is terminated at any time prior to the Effective Time and the transactions contemplated thereby are abandoned, this Agreement shall terminate and be of no further force and effect.

    Section 11. MISCELLANEOUS.

        (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
    (i) on the day of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, provided that a copy shall be sent via certified mail, return receipt requested, simultaneously with any such facsimile; (iii) on the Business Day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

    If to the Optionholder or  E. David Willette
      to VCI:                  c/o Vaughn Communications, Inc.
                               5050 West 78th Street
                               Minneapolis, MN 55435
                               Facsimile No.: (612) 832-3241

    If to Allied:              Allied Digital Technologies Corp.
                               140 Fell Court
                               Hauppauge, NY 11788
                               Facsimile No.: (516) 232-5370
                               Attn: Chief Executive Officer

                               with a copy to:

                               399 Venture Partners, Inc.
                               399 Park Avenue--14th Floor
                               New York, NY 10043
                               Facsimile No.: (212) 888-2940
                               Attn: Michael A. Delaney

                               and:

                               Morgan, Lewis & Bockius LLP
                               101 Park Avenue
                               New York, NY 10178
                               Attn: Philip H. Werner, Esq.
                               Facsimile No.: 212-309-6273

    or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (b) At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        (c) The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

        (e) This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and except as otherwise expressly provided herein.

        (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

        (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.

        (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        (i) Notwithstanding anything herein to the contrary, the Optionholder does not make any agreement or understanding herein in his capacity as director of VCI and the agreements set forth herein shall in no way restrict him in the exercise of his fiduciary duties as a director of VCI. The Optionholder has executed this Agreement solely in his capacity as the record or beneficial holder of the Willette Options or as the Trustee of a trust whose beneficiaries are the Beneficial Owners of the Willette Options.

        (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

        (k) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to any conflict of laws provisions that might indicate the applicability of the laws of any jurisdiction other than the State of New York), except to the extent that the Delaware General Corporation Law ("DGCL") applies as a result of Allied being incorporated in the State of Delaware in which case the DGCL shall apply to the extent required under applicable choice of law doctrines.

        (l) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATIVE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER, IF ANY, IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT HE OR IT HAS REVIEWED THIS PROVISION WITH HIS OR ITS LEGAL COUNSEL, AND THAT HE OR IT KNOWINGLY AND VOLUNTARILY WAIVES HIS OR ITS JURY TRIAL RIGHTS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        (m) Notwithstanding anything in this Agreement or any other document, agreement or instrument contemplated hereby or entered into in connection with the transactions contemplated hereby to the contrary, (i) the obligations and liabilities of Allied hereunder shall be without recourse to any shareholder of Allied or any of such shareholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of Allied and (ii) none of the shareholders of Allied or any of such shareholder's Affiliates, directors, employees, officers or agents has made any (or shall be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement.

        (n) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                ALLIED DIGITAL TECHNOLOGIES CORP.

                                By:              /s/ EMILY M. HILL
                                     -----------------------------------------
                                                Name: Emily M. Hill
                                        TITLE: SENIOR VICE PRESIDENT-FINANCE

                                VAUGHN COMMUNICATIONS, INC.

                                By:            /s/ E. DAVID WILLETTE
                                     -----------------------------------------
                                              Name: E. David Willette
                                           TITLE: CHIEF EXECUTIVE OFFICER

                                               /S/ E. DAVID WILLETTE
                                     -----------------------------------------
                                                 E. David Willette

                                   SCHEDULE I
                                    OPTIONS

                                                                                   NO. OF SHARES OF
                                                       NO. OF VCI STOCK            VCI COMMON STOCK
                                                      OPTIONS TO PURCHASE      PURCHASABLE UPON EXERCISE     EXERCISE
                                                         SHARES OF VCI                    OF                   PRICE
OPTIONHOLDER                                             COMMON STOCK         EACH SUCH VCI STOCK OPTION     PER SHARE
-------------------------------------------------  -------------------------  ---------------------------  -------------
E. David Willette................................                  1                      20,500            $    3.1250
E. David Willette................................                  1                      22,000            $    5.1000
E. David Willette................................                  1                      34,000            $    5.8438
E. David Willette................................                  1                      27,000            $    7.5438
E. David Willette................................                  1                      25,000            $   11.0500

                                                                       EXHIBIT A

                   STOCK OPTION AGREEMENT AND LETTER OF GRANT
                           PERSONAL AND CONFIDENTIAL

            , 1998

E. David Willette
[address]

RE: STOCK OPTION GRANT

Dear Mr. Willette:

    In order to provide incentive to you to contribute to the successful operations of Allied Digital Technologies Corp. (the "COMPANY") and its Affiliates, and in accordance with the terms of the Option Termination and Grant Agreement between you and the Company dated the date hereof (the "OPTION TERMINATION AGREEMENT") and subject to the terms and conditions hereof, the Company is offering you by means of this Stock Option Agreement (this "AGREEMENT") a non-qualified option ("OPTION") to purchase 10,000 authorized but unissued or reacquired shares ("SHARES") of Series C Preferred Stock, par value $.01 per share, of the Company ("SERIES C PREFERRED"). Terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger by and between Twin Acquisition Corp. and Vaughn Communications, Inc. (the "MERGER AGREEMENT"). This offer is subject to the following terms and conditions:

    1 NUMBER OF OPTIONS. Subject to the terms and conditions hereof, the Company hereby grants to you, as of the Effective Time, one Option to purchase 10,000 shares of Series C Preferred.

    2. EXERCISE PRICE. The price (the "EXERCISE PRICE") at which the Series C Preferred may be acquired upon the exercise of the Option shall be $543,634.30 to be paid by you in cash or in surrender to the Company of shares of Series B Preferred Stock of the Company, par value $.01 per share ("SERIES B PREFERRED") or a combination of both cash and shares of Series B Preferred.

    3. VESTING/EXERCISE PERIOD. The Option shall be fully vested and exercisable on the date of grant. The Option shall expire on the tenth anniversary of the date of grant unless sooner terminated pursuant to Section 5 thereof.

    4. TRANSFERABILITY. Neither the Option nor any portion thereof shall be transferable by you other than by will or the laws of descent and distribution, and the Option may not be exercised by anyone other than you during your lifetime.

    5.  SHARE REPURCHASE OR REDEMPTION.

        (a) SALE EVENT. If you undergo a cessation of employment during the term of this Option, you must exercise the Option within twenty calendar days of the date of such cessation or the Option shall be forfeited at the end of such twenty day period without any further rights therein, and the Shares you purchase (if any) will be subject to repurchase pursuant to the terms of Article IV of the Investors' Agreement, dated as of September 24, 1998, as such agreement may have been or may be modified or amended from time to time (the "INVESTORS' AGREEMENT")

        (b) SALE OF THE COMPANY. Immediately upon the occurrence of a Sale of the Company (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION")), you must either exercise the Option concurrently with the Sale of the Company or the Option shall be forfeited without any further rights therein, and the Shares you purchase (if any) will be subject to redemption pursuant to the terms of the Certificate of Incorporation.

    6. MANNER OF EXERCISE. You must exercise the Option in whole (not in part). You may exercise the Option only by giving the Chief Financial Officer of the Company written notice by personal hand delivery to the Chief Financial Officer or by registered or certified mail, postage prepaid, at the following address of your intent to exercise the Option: Allied Digital Technologies Corp., 140 Fell Court, Hauppauge, New York 11788, Attn.: Chief Financial Officer.

    7. PAYMENT OF EXERCISE PRICE. If you exercise the Option, you must pay the purchase price in U.S. dollars (by check). In no event will any Shares be transferred to you on the exercise of the Option until the Company has received the full payment pursuant to Section 2 and until the provisions of Section 8 are satisfied.

    8.  DELIVERY OF SHARES AND COMPLIANCE WITH LAWS.

        (a) GENERAL. The Company shall, upon payment of the Exercise Price for the number of Shares purchased and paid for, make prompt delivery of such Shares to you; PROVIDED that, if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.

        (b) LISTING, QUALIFICATIONS, ETC. The Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, the Option may not be exercised unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

    9. REPRESENTATIONS AND WARRANTIES. You represent and warrant to the Company as follows:

        (a) AUTHORITY. You have the requisite power, authority and capacity to execute and deliver this Agreement, to perform your obligations hereunder and to consummate the transactions contemplated hereby.

        (b) INVESTMENT INTENTION; NO RESALES. You are acquiring the Option being purchased by you hereunder for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, and not with any present intention of distributing such Option. The Option was offered and sold to the undersigned directly and not by any form of general solicitation or general advertising.

        (c) ACCREDITED INVESTOR. You are an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

    10. STATUS UPON ISSUANCE. Upon exercising the Option and prior to the issuance of the Shares by the Company, you shall execute and deliver to the Company (i) written documentation satisfactory to the Company that, as of such date, the representations and warranties set forth in Sections 9(b) and (c) hereof are true and correct in all respects and (ii) such other representations, warranties and other provisions as the Company may reasonably request.

    11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and you with respect to the matters contained herein.

    12. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Company and you and your and its respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer on any person other than the Company and you, or your or its respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities.

    13. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument in writing signed by the Company and you. The Company and you may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

    14. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

    15. RIGHTS AS A SHAREHOLDER OR EMPLOYEE. You shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of the issuance of a certificate or certificates for the Shares for which the Option has been exercised. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate or certificates are issued. Nothing in this Agreement shall confer upon you any right to be in the employ of the Company or any Affiliate thereof, or, if you are employed by the Company or any Affiliate thereof, interfere in any way with any right of the Company to terminate your employment at any time.

    16. FURTHER ASSURANCES. The Company and you shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as either party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

    17. ACKNOWLEDGMENT. You accept the Option subject to all the terms and provisions of this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company (the "BOARD") or any committee appointed by the Board upon any questions arising under this Agreement. You agree to consult your independent tax advisors with respect to the income tax consequences to you, if any, of the Option and you authorize the Company to withhold in accordance with applicable law from any compensation otherwise payable to you any taxes required to be withheld by federal, state or local law as a result of the Option.

    18. CERTAIN RESTRICTIONS. THE SECURITIES REPRESENTED BY THIS OPTION GRANT ARE SUBJECT TO THE RESTRICTIONS, RIGHTS TO REPURCHASE AND TO REQUIRE TRANSFERS CONTAINED IN AN INVESTORS' AGREEMENT, DATED AS OF SEPTEMBER 24, 1998, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF).

    THE SECURITIES REPRESENTED BY THIS OPTION GRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

    You should execute the enclosed copy of this Agreement and return the executed copy to Emily Hill at the Company as soon as possible. The additional copy is for your records.

Sincerely yours,

ALLIED DIGITAL TECHNOLOGIES CORP.

By:
   -----------------------------------

ACCEPTED AND AGREED TO:

 -------------------------------------
 E. David Willette

PROXY                     VAUGHN COMMUNICATIONS, INC.                      PROXY
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 23, 1999


     The undersigned, revoking all prior proxies, appoints E. David Willette and Donald J. Drapeau, or either of them, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Vaughn Communications, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on February 23, 1999, at the offices of Vaughn Communications, Inc. located at 7951 Computer Avenue, Minneapolis, Minnesota 55435, commencing at 10:00 a.m. and any adjournment thereof, upon the following matters:








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

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
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE          Please mark    /X/
APPROVAL OF THE MERGER AND IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS.                          your votes as
                                                                                                                indicated in
                                                                                                                this example

1. Proposal to approve the merger of Twin Acquisition Corp. with and into the Company in accordance with the agreement and plan of merger dated December 11, 1998.

                                                     FOR   AGAINST   ABSTAIN
                                                     / /     / /       / /

                                                                              (To execute your proxy, please date and sign below,
                                                                              and return to ChaseMellon Shareholder Services in the
                                                                              envelope provided.)

                                                                              DATE                                           , 1999
                                                                                   ------------------------------------------


                                                                              SIGNATURE
                                                                                       --------------------------------------------


                                                                              SIGNATURE
                                                                                       --------------------------------------------
                                                                                                     (if held jointly)

                                                                              Please sign this Proxy exactly as your name appears
                                                                              on your certificate. Joint owners should each sign
                                                                              personally. Trustees and executors and others signing
                                                                              in a representative capacity should indicate the
                                                                              capacity in which they sign.

                                                                              Receipt of Notice of Meeting and Proxy Statement is
                                                                              hereby acknowledged.


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